Attachments to the Proposal of the Board of Directors to the Ordinary and Extraordinary

General Meeting to be held on 04.08.2015

 (In accordance with CVM Instructions 480 and 481 and with the Circular Letter/CVM/SEP/nº01/ 2014)

TABLE OF CONTENTS

Annex I - Directors' comments	Page.03
(Items 10 to 10.11, pursuant to CVM Instruction 480, of December 07, 2009)

Annex II - Allocation of Net Income	Page.59
(As Annex 9-1-II of CVM Instruction 481 of December 17, 2009)

Annex III - Information candidates to the positions of Council members
of Directors and Audit Committee	Page.65
(Items 12.6 to 12.10, pursuant to CVM Instruction 480, of December 07, 2009)

Annex IV - Remuneration of Directors	Page. 128
(Items 13.1 to 13.16, pursuant to CVM Instruction 480, of December0 7, 2009)

Annex V - Stock Option Grant Plan	Page. 142

Annex VI – Restricted Stocks Plan	Page. 158

Annex I - Directors' comments

 (Items 10 to 10:11, pursuant to CVM Instruction 480, of December 07, 2009)

10. Management Comments

10.1. a. Comments of Directors on financial conditions and asset status

BRF S.A. ("BRF" or "Company"), 7th largest publicly traded food company in the world in market value 1 , operates in the segments meat (poultry and pork), meat processed foods, margarine, pasta, pizzas and frozen vegetables. The Company has an integrated business model consisting of strategically located production facilities associated with a wide range of distribution network with access to the main channels and consumer markets, which gives a significant capacity for growth. The Board believes that the Company, through its diversification strategy combined with its growth and a global platform of production and distribution, BRF has sufficient financial and equity conditions to continue its business plan and meet its short and long term deadlines, including third party loans, as well as financing its activities and cover its need for resources, at least for the next 12 months.

The results presented below refer to the continued operations of the Company, excluding the results in discontinued operations (Dairy sector) which, as reported by the Fact of September 3, 2014 and the Notice to the Market December 5, 2014, is in sale process to Lactalis Brazil - Trade, Import and Export Ltd. Dairy. ("Lactalis").

The table below shows the evolution of the main financial indicators of the Company, considering its consolidated financial statements:

Ratio	2014 [2]	2013	2012
Current Liquidity	1.71	1.57	1.55
Overall Liquidity	0.97	0.94	0.99
Leverage (Net Debt 3 / EBITDA4)	1.04³	2.17	2.62

1 Considers the market value of the Company (the Company's share price on 12.31.2014, multiplied by the number of shares outstanding), compared to the market value of the main competitors in the segment.

2  For the year 2014, we considered only the continued operations for calculation of current liquidity ratios and overall liquidity. The discontinued operations were considered as assets held for sale.

3 The Company calculates net debt as the balance of loans and financing, debentures and derivative financial instruments net of cash and cash equivalents and marketable securities]. Net debt is not a measure in accordance with GAAP in Brazil, according to IFRS or US GAAP.

In 4Q14, it was considered for the multiple calculation only the result from continuing operations (without Dairy sector), other quarters consider continued and discontinued operations.

4 EBITDA is defined as earnings before interest income (expense), net, income tax and social contribution, depreciation and amortization is used as a performance measure by our management.

2014

2014 was a remarcable year for the BRF, which significantly advanced in its, ambitions and the consolidation of a new culture: solidify the operational and strategic basis that enabled the company to structure itself as a global company, bigger and better, conducted with hard for each of the over 104,000 people who make up our direct workforce. Promoted during numerous structural changes as the new model of Gogo-to-market (GTM), zero-based budgeting (ZBB) and improvements in the level of services that generated good operating results.

We optimized our investments and further improved our working capital resulting in a historical cash flow of R$4.1 billion in 2014.

We produced a total of 4.3 million tons of food, with a reduction of 7.4% in the slaughter of poultry and 1.3% in the slaughter of pork / beef, in line with the company's strategy.

We recorded R$29 billion in net revenue (4.4% over 2013) and ended the year with operating income of R$3.5 billion and net income of R$2.1 billion in continuing operations.

The Company's net debt stood at R$5.0 billion, 25.8% below that registered on 12.31.13, resulting in a net debt to EBITDA (LTM) of 1,04x.

These indicators show us that we chose a bold strategy, but solid, to improve our performance and meet future risks, converting them into opportunities. We have a robust production structure and increasingly efficient, invest in win-win relationships with customers and suppliers and we are ready to meet the demands of different markets with standard BRF quality.

In the year of 2014 the line of the income statement related to net financial income and expenses represented an expense of R$ 990.7 million, corresponding to an increase of 32.5% compared to 2013. The main drivers of this impact were the premium paid for Bonds repurchase execution in the second half of 2014 and the present value adjustments during the year.

The use of non derivative financial instruments and derivatives used by the Company for exchange coverage enables significant reductions in net exposure balance in foreign currency.

Non-derivative financial instruments designated as hedge accounting for hedging cash flow totaled US$600 million. In addition, derivative financial instruments designated for hedge accounting, the concept cash flow hedge for coverage of highly probable exposures have reached in their respective currencies, the amounts of US$716 million, EUR82 million, GBP42 million and ¥16,993 million. In both cases, the result of unrealized exchange rate was recorded in the line of other comprehensive income.

In 12.31.2014 Equity totaled the amount of R$15.7 billion due to the improvement of the Company's results.

2013

We experience a period full of achievements, with a very favorable operating performance compared to the previous year, demonstrating the company's resilience to a still challenging environment. Net income from continuing operations reached R$27.8 billion, a 6.9% increase over 2012. Operating income was R$1.9 billion and net income totaled R$1.1 billion, an increase over the previous year but below we set ourselves.

The Company's net debt stood at R$6.8 billion, 3.4% below that registered in 12.31.12, resulting in a net debt to adjusted EBITDA (LTM) of 2,17x, considering the continuing operations and discontinued.

Net financial expenses totaled R$747.5 million in the year, 31.0% above the same period last year. This increase was mainly due to the increase in gross debt, rising interest rates and the impact of currency fluctuations.

Given the high level of exports, the Company conducts operations in the derivatives market with the specific purpose of protection (hedge) Exchange. The use of non derivative financial instruments and derivatives for currency hedging enables significant reductions in net exposure balance in foreign currency.

On 12.31.13, the non derivative financial instruments designated as hedge accounting for hedging cash flow totaled US$600 million. In addition, derivative financial instruments designated for hedge accounting, the concept cash flow hedge for coverage of highly probable exports have reached, in their respective currencies, the value of US$793 million, EUR107 million and GBP33 million. These instruments also contributed directly to the reduction of foreign exchange exposure. In both cases, the result of unrealized exchange rate was recorded in other comprehensive income.

In 12.31.2013 Equity totaled the amount of R$14.7 billion, with the main transactions in the period generating net income of R$1.1 billion and payment of interest on capital (JCP) of R$359 million, 32.6% of the generated profit.

2012

Whitin the business field, we face a global economic crisis and an increase of unprecedented costs, with high volatility and rising grain prices, which featured one of the most difficult years for the global segment of proteins. But even with the transfer of assets and the suspension of brands representing about a third of our sales volume in Brazil, we were able to increase consolidated net revenues from continuing operations by 12.1% to R $ 25.9 billion. EBITDA reached R $ 2.3 billion, 21.6% below 2011, with net income of R$ 770 million, negative growth of 43.7% over the previous year.

This result reflects a very vigorous and consistent work of a process that involved all the Company in the execution of two agendas: the company's daily operations  and the commitments of the merger. The result has reaffirmed our capacity planning as an important asset and a differential of BRF.

The Company's net debt stood at R$7.0 billion, 29.7% higher than in 12.31.11, resulting in a net debt to adjusted EBITDA (LTM) of 2,62x at book exchange exposure of US $ 411.6 million, 12.5% lower, considering the continuing and discontinued operations.

Net financial expenses totaled R$570.6 million in the year, an increase of 19.0%, especially by the increase in debt due to currency effects and the need for cash direction to promote support for investments in CAPEX and working capital, due to lower cash generation in the period.

Given the high level of exports, the company carries out operations with the specific purpose of protection (hedge) Exchange. According to the accounting hedge accounting standards (CPC 38 and IAS 39), the Company uses derivative financial instruments (eg NDF) and non derivative financial instruments (eg foreign currency debt) to engage in hedging operations and concomitantly eliminate their unrealized exchange variations in the statement of income (in the Financial Expenses line).

The use of non-derivative financial instruments for currency hedging still allowing significant reductions in net exposure balance in foreign currency, generating substantial benefits from the timing of the flows of liabilities in foreign currency and export shipments, contributing to the reduction in the volatility of financial results.

On 12.31.12, the non derivative financial instruments designated as hedge accounting for currency hedging totaling US$ 614 million and led to a lower exchange equity exposure of equal value. In addition, derivative financial instruments designated for hedge accounting, the concept cash flow hedge for coverage of highly probable exports have reached, in their respective currencies, the value of US$ 1,007 million, EUR 197 million and GBP 53.4 million. These instruments also contributed directly to the reduction of foreign exchange exposure. In both cases, the result of unrealized exchange rate was recorded in other comprehensive income, thus avoiding the impact on financial expenses.

In 12.31.2012 Equity totaled the amount of R$14.6 against to R$14.1 billion in 2011, 3.3% higher and reflecting the 5.7% annualized return on investment.

10.1.b. Capital Structure and possibility of redemption of shares or quotas, indicating: (i) redemption assumptions; (ii) the redemption value calculation formula

On 12.31.14, BRF's capital structure was composed of 58% equity and 42% of debt.

   On 12.31.13, BRF's capital structure was composed of 59% equity and 41% of debt.

   On 12.31.12, BRF's capital structure was composed of 61% equity and 39% of debt.

The Company's financing model is based on the use of own resources and of debt, the latter being related to funding from financial institutions or the issuance of the debt market. More information about the use of capital from third by the Company can be found in item 10.1.f below.

There is no statutory provision for the redemption of BRF's shares beyond those provided in the Brazilian legislation, which he may therefore occur under Article 44 of Law nº 6,404/76.

10.1.c. Payment capacity in relation to financial commitments

Whereas 76% of gross debt is long term, the Company has cash of R$6,007 million (cash and cash equivalents) compared to their short-term financial commitments to R$2,739 million and we expect positive cash flow for the year 2015 due to operational improvement initiatives for the period, greater efficiency in working capital and maintenance CAPEX, the Company considers its comfortable payment capacity.

10.1.d. sources of financing for working capital and investments in non-current assets

We raise funds through loans and financing from the financial and capital market operations, which were used to finance our working capital needs and short and long term investments (see item 10.1.f for details on contracts relevant loans and financing).

10.1.e. sources of financing for working capital and investments in non-current assets to be used to cover liquidity shortfalls

During 2015, the Company will hire new loans and financing from the financial and capital markets when identifying the need for additional resources to finance long-term investment plan or in order to continue improving the debt profile.

Keep low cost funding and long-term financings made with the funding agencies as BNDES (Economic and Social Development Bank), BNB (Bank NE) and FINEP (Research and Projects Financing), where resources are used to fund essentially fixed capital, and renewals of Rural Credit operations, which are operations with interest subsidized by the Federal Government, such as EGF and NPR to finance working capital of the Company.

Item 10.1.f. Debt levels and characteristics of such debts, including:
 i. Loan agreements and relevant financing
 ii. Other long-term relationships with financial institutions
 iii. Degree of debt subordination
 iv. Any restrictions imposed on the issuer, in particular in relation to debt limits and contracting new debt, distribution of dividends, sale of assets, issuance of new securities and the sale of corporate control.

Loans and Financing Current and Noncurrent 2014, 2013 and 2012

(In R$/ thousand)

	Consolidated
	Charges (% p.a.)	Weighted average interest rate (% p.a.)	WAMT (1)	Current	Non-current	12.31.14	12.31.13
Local currency

Working capital	6.26% (5.50% on 12.31.13)	6.26% (5.50% on 12.31.13)	0.6	1,239,834	-	1,239,834	1,210,328

Export credit facility	9.63% (98.50% CDI / TJLP + 3.75% / Fixed rate on 12.31.13)	9.63% (8.21% on 12.31.13)	0.5	967,748	-	967,748	914,119

Development bank credit lines	Fixed rate / TJLP + 2.50% (Fixed rate / TJLP + 2.56% on 12.31.13)	3.89% (4.68% on 12.31.13)	1.6	277,909	485,839	763,748	866,060

Bonds	7.75% (7.75% on 12.31.13)	7.75% (7.75% on 12.31.13)	3.4	4,140	497,052	501,192	500,322

Other secured debts and financial lease	8.14% (8.37% on 12.31.13)	8.14% (8.37% on 12.31.13)	3.6	45,951	248,675	294,626	362,879

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.13)	8.54% (10.37% on 12.31.13)	5.2	3,887	209,564	213,451	206,073

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.13)	1.52% (1.70% on 12.31.13)	7.5	1,892	10,653	12,545	12,682

				2,541,361	1,451,783	3,993,144	4,072,463

Foreign currency

Bonds	5.87% (6.13% on 12.31.13) + e.r. US$ and ARS	5.87% (6.13% on 12.31.13) + e.r. US$ and ARS	7.6	89,902	6,324,090	6,413,992	4,910,991

Export credit facility	LIBOR + 2.71% (LIBOR + 2.71% on 12.31.13) + e.r. US$	3.01% (3.06% on 12.31.13) + e.r. US$	3.4	6,948	1,052,485	1,059,433	929,620

Working capital	Fixed rate + LIBOR + 2.71% (Fixed rate + LIBOR + 4.75% on 12.31.13) + e.r. US$ and ARS	22.97% (27.12% on 12.31.13) + e.r. US$ and ARS	0.1	65,474	3,343	68,817	173,216

Development bank credit lines	UMBNDES + 2.22% (UMBNDES + 2.20% on 12.31.13) + e.r. US$ and other currencies	6.34% (5.85% on 12.31.13) + e.r. US$ and other currencies	1.1	27,253	15,142	42,395	73,472

Other secured debts and financial lease	15.08% (15.08% on 12.31.13) + e.r. ARS	15.08% (15.08% on 12.31.13) + e.r. ARS	0.9	7,965	3,589	11,554	21,428

				197,542	7,398,649	7,596,191	6,108,727
				2,738,903	8,850,432	11,589,335	10,181,190

						BR GAAP and IFRS
							Consolidated
		Weighted average			Non-
	Charges (% p.a.)	interest rate (% p.a.)	WAMT (1)	Current	current	12.31.13	12.31.12
Local currency
Working capital	5.50% (5.67% on 12.31.12)	5.50% (5.67% on 12.31.12)	0.5	1,210,328	-	1,210,328	1,243,442
Export credit facility	98.50% CDI / TJLP + 3.75% / Fixed rate (102.21% CDI / TJLP + 3.80% on 12.31.12)	8.21% (7.91% on 12.31.12)	0.5	914,119	-	914,119	1,048,128
Development bank credit lines	Fixed rate / TJLP + 2.56% (Fixed rate / TJLP+ 2.56% on 12.31.12)	4.68% (6.20% on 12.31.12)	2.0	212,451	653,609	866,060	935,654
Bonds	7.75%	7.75%	4.5	4,140	496,182	500,322	-
Other secured debts and financial lease	8.37% (9.52% on 12.31.12)	8.37% (9.52% on 12.31.12)	3.8	71,245	291,634	362,879	454,963
	Fixed rate / IGPM + 4.90%	10.37%
Special program asset restructuring	(Fixed rate / IGPM + 4.90% on 12.31.12)	(12.39% on 12.31.12)	6.3	2,922	203,151	206,073	195,332
	Fixed rate / 10.00% IGPM + 1.00%	1.70%
Fiscal incentives	(Fixed rate / 10.00% IGPM + 1.00% on 12.31.12)	(1.89% on 12.31.12)	10.3	2	12,680	12,682	12,401
				2,415,207	1,657,256	4,072,463	3,889,920
Foreign currency
	6.13%	6.13%
Bonds	(7.20% on 12.31.12) + e.r. US$ and ARS	(7.20% on 12.31.12) + e.r. US$ and ARS	7.4	63,835	4,847,156	4,910,991	3,607,416
	LIBOR + 2.71%
	(LIBOR / Fixed rate / CDI + 2.36% on 12.31.12)	3.06%
Export credit facility	+ e.r. US$	(3.28% on 12.31.12) + e.r. US$	4.4	4,741	924,879	929,620	1,691,553
	Fixed rate + LIBOR + 4.75%	27.12%
Working capital	(21.25% on 12.31.12) + e.r. US$ and ARS	(21.25% on 12.31.12) + e.r. US$ and ARS	0.1	168,220	4,996	173,216	117,808
	UMBNDES + 2.20%	5.85%
	(UMBNDES + 2.22% on 12.31.12)	(5.78% on 12.31.12)
Development bank credit lines	+ e.r. US$ and other currencies	+ e.r. US$ and other currencies	1.3	36,149	37,323	73,472	105,577
	15.08%	15.08%
	(UMBNDES + 2.15% on 12.31.12)	(14.22% on 12.31.12)
Other secured debts and financial lease	+ e.r. ARS	+ e.r. ARS	1.4	8,442	12,986	21,428	3,835
Advances for foreign exchange rate contracts	-	-	-	-	-	-	102,212
				281,387	5,827,340	6,108,727	5,628,401
				2,696,594	7,484,596	10,181,190	9,518,321

10.1.f.i. Contract relevant loans and financing

Our main source of debt is to raise funds to finance our capital expenditures and working capital. In 2014, our loans and financing totaled R$11.6 billion, of which R$4.0 billion was denominated in local currency and R$7.6 billion in foreign currencies, primarily US dollars. In 2013, our loans and financing totaled R$10.2 billion, of which R$4.1 billion was denominated in local currency and R$6.1 billion in foreign currencies, primarily US dollars. In 2012, our loans and financing totaled R$9.5 billion, of which R$3.9 billion was denominated in local currency and R$5.6 billion in foreign currencies, primarily US dollars.

Our loans and financing include the instruments described below. Management believes that businesses listed were concluded on market terms.

Senior Notes BRF 2024: On 05.15.14, BRF completed Senior Notes offering ten (10) years, totaling US$750,000, with principal due at 05.22.24 ("Senior Notes BRF 2024"), issued on coupon (interest) of 4.75% y.y. (Yield to maturity of 4.952%), payable semiannually, from 11.22.14.

Of the total funding of the Senior Notes BRF in 2024, US$470,593 was used to settle operation called Tender Offer held in order to buy back part of the debts of Sadia Overseas Bonds 2017 and BFF Notes 2020 ("existing bonds").

In implementing the Tender Offer, BRF made a premium payment of US$86,427 (equivalent to R$198,514) to the holders of existing bonds, which was recorded as interest expense.

Senior Notes BRF 2023: On 15.05.13 In the BRF offer made in bonds outside of (i) ten (10) years, totaling US$500,000 ("bonds in dollars"), with principal due in 05.22.23 ("Senior Notes BRF 2023"), issued with a coupon (interest) of 3.95% y.y. (Yield to maturity of 4.135%), payable semiannually, from 11.22.13 and (ii) five (5) years in the amount of R$500,000 ("bonds in reais"), with principal due in 05.22.18, issued at an interest rate of 7.75% y.y. (Yield to maturity of 7.75%), payable semiannually from 11.22.13.

Of the total capture of bonds in dollars ("Senior Notes BRF 2023"), US$150,000 was used in an operation called Exchange Offer to exchange part of the debt of Sadia Overseas Bonds 2017 of US$250,000 and part of the BFF Notes 2020 US$750,000 (“Existing Bonds") by BRF 2023 Senior Notes.

BRF Notes: On 01.28.10, the BFF International Limited issued senior notes totaling US$750,000, whose bonds are guaranteed by BRF, with nominal interest rate of 7.25% y.y. and effective rate of 7.54% pa and maturing on 28.01.20. On 06.20.13 in the amount of US$120,718 of these senior notes was replaced by Senior Notes BRF 2023, so that the remaining balance totaled US$629.282. On 15.05.14, there was a tender offer, it was repurchased part of BRF Notes 2020 ("Existing Bonds") in the amount of US$409,640, so that the remaining balance amounted to US$219,642.

Sadia Bonds: A total value of US$250,000, whose bonds are guaranteed by BRF, with interest rate of 6.88% y.y. and expires on 05.24.17. On 06.20.13 in the amount of US$29,282 of these bonds was replaced by Senior Notes BRF 2023, so that the remaining balance amounted to US$220,718. On 05.15.14, there was a Tender Offer, it was repurchased part of Sadia Overseas Bonds 2017 ("existing bonds") in the amount of US$60,953, so that the remaining balance amounted to US$159,765.

BRF Notes: On 06.06.12, BRF issued senior notes in the total nomional value of US$500,000, with nominal interest rate of 5.88% y.y. and effective rate of 6.00% y.y. maturing in 06.06.22. On 06.26.12 the Company made an additional funding of US$250,000, with nominal interest rate of 5.88% y.y. and effective rate of 5.50% y.y. The Company is guaranteer of the transaction.

Operations with BNDES: On 12.31.14, the Company and its subsidiaries have various outstanding obligations with BNDES. The loans were used to finance purchases of machinery, equipment and expansion of production facilities, and special lines for export financing, as shown in item 10.1.f. above.

10.1.f.ii. Other long-term relationships with financial institutions:

The company has agreements with various banks where the main objective is to facilitate access to credit for the company's partners producers for the construction of poultry houses, farms and fitness standards.

 It also includes agreements with banks to facilitate access to credit from suppliers who wish to advance their receivables with the Company.

Finally, the Company has operations with derivatives whose purpose is to hedge against exchange rate fluctuations and changes in interest rates, non-speculative purposes. These transactions are recorded at market value, according to the hedge accounting methodology.

10.1.f.iii. Degree of debt subordination:

There is no degree of contractual subordination between the unsecured financial debt of the Company. Financial debts with real guarantee have preferences and privileges provided by law.

The degree of subordination stands in operations that have collateral, mostly plants, contracted with BNDES. In addition to the BNDES, there are collateral in the amount of R $ 294 MM, referring to financing from Banco do Nordeste. The table below shows the detailed amounts of collateral.

 Values below expressed in R$/thousand.

	12.31.14	12.31.13	12.31.12
Total of loans and financing	10.030.622	7.675.301	6.704.949
Mortgage guarantees:	1.102.742	1.278.353	1.405.735
Related to FINEM-BNDES	594.915	817.340	900.226
Related to FNE-BNB	293.529	335.395	361.144
Related to tax incentives and other	214.298	125.618	144.365
Statutory lien on assets acquired with
financing:	1.045	26.755	91.079
Related to FINEM-BNDES	648	1.203	5.209
Related to financial lease	397	25.552	85.870

	12.31.14	12.31.13	12.31.12
Total of loans and financing	11.589.336	10.181.190	9.518.321
Mortgage guarantees:	1.102.742	1.278.353	1.405.735
Related to FINEM-BNDES	594.915	817.340	900.226
Related to FNE-BNB	293.529	335.395	361.144
Related to tax incentives and other	214.298	125.618	144.365
Statutory lien on assets acquired with
financing:	1.045	26.783	91.079
Related to FINEM-BNDES	648	1.203	5.209
Related to financial lease	397	25.580	85.870

10.1.f.iv. Any restrictions imposed on the issuer, in particular in relation to debt limits and contracting new debt, distribution of dividends, sale of assets, issuance of new securities and the sale of corporate control:

In 2014, the Company had no financing agreement with restrictive clauses (financial covenants).

Item 10.1.g Operating limits of current funding arrangements

Revolving Credit Facility. In order to improve liquidity management, on April 27, 2012, we contracted US$500 million in a revolving operating three years in two tranches (dollar and euro) with a syndicate of 19 banks. If the appeal is withdrawn, interest would range between 1.6% and 2.5% depending on our credit risk. No drawing was held and June 2, 2014 this line was replaced by a new one revolving credit facility ("Revolver Credit Facility") for the BRF and its wholly owned subsidiary BRF Global GmbH in the amount equivalent to US$1,000,000 with maturing in May 2019 (5 years), with a syndicate consisting of 28 banks and better rates than previous (between 1.40% and 2.05%) for withdrawal.

Item 10.1.h. significant variations in each item of financial statements

Main variations in the consolidated balance sheet, comparing December 31, 2014 to December 31, 2013.

BRF S.A.

BALANCE SHEETS
Amounts in Millions of Reais (1)
		2014		2013	Variation %
ASSETS	2014 (1)	AV - %	2013 (1)	AV - %	2014 x 2013
CURRENT
Cash and cash equivalents	6,006.9	16.6%	3,127.7	9.7%	92.1%
Marketable securities	587.5	1.6%	459.6	1.4%	27.8%
Trade accounts receivable, net	3,046.9	8.4%	3,338.4	10.3%	-8.7%
Notes receivable	215.1	0.6%	149.0	0.5%	44.3%
Interest on shareholders' equity receivable	10.2	0.0%	0.0	0.0%	63950.0%
Inventories	2,941.4	8.1%	3,111.6	9.6%	-5.5%
Biological assets	1,130.6	3.1%	1,205.9	3.7%	-6.2%
Recoverable taxes	1,009.1	2.8%	1,302.9	4.0%	-22.6%
Other financial assets	43.1	0.1%	11.6	0.0%	272.5%
Other current assets	539.5	1.5%	386.9	1.2%	39.4%
	15,530.2	43.0%	13,093.6	40.4%	18.6%

Assets of discontinued operations and held for sale	1,958.0	5.4%	148.9	0.5%	1214.6%
Total current assets	17,488.2	48.4%	13,242.5	40.9%	32.1%

NON-CURRENT ASSETS
Marketable securities	62.1	0.2%	56.0	0.2%	10.9%
Trade accounts receivable, net	7.7	0.0%	7.8	0.0%	-1.3%
Notes receivable	361.7	1.0%	353.7	1.1%	2.3%
Recoverable taxes	912.1	2.5%	800.8	2.5%	13.9%
Deferred income and social contribution taxes	714.0	2.0%	665.7	2.1%	7.3%
Judicial deposits	615.7	1.7%	478.7	1.5%	28.6%
Biological assets	683.2	1.9%	569.0	1.8%	20.1%
Receivables from related parties	-	0.0%	-	0.0%	0.0%
Restricted cash	115.2	0.3%	99.2	0.3%	16.1%
Other non-current assets	317.4	0.9%	413.7	1.3%	-23.3%
Investments inassociates and join ventures	438.4	1.2%	108.0	0.3%	306.0%
Property, plan and equipment, net	10,059.3	27.9%	10,821.6	33.4%	-7.0%
Intangible	4,328.6	12.0%	4,757.9	14.7%	-9.0%
Total non-current assets	18,615.5	51.6%	19,132.0	59.1%	-2.7%
TOTAL ASSETS	36,103.7	100.0%	32,374.6	100.0%	11.5%

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

Current assets

Current assets amounted to R$17,488.2 billions on December 31, 2014 and R$13,242.5,0 billions on December 31, 2013, representing an increase of R$4,245.7 billions or 32.1%, mainly due to the Cash and cash equivalents. On December 31, 2014, current assets were 48.4% of total assets compared to 40.9% in the preceding year

Cash and Cash Equivalents

Cash and cash equivalents reported an increase of R$ 2,879.2 billions or 92.1% from R$3,127.7 billions on December 31, 2013 to R$6,006.9 billions on December 31, 2014. This increase was largely a reflection of the operating improvement in the period and more efficient employment of working capital.

Trade Accounts receivable from clients, net

Trade accounts receivable from clients, net

Trade accounts receivable from clients amounted to R$3,046.9 billion of Reais on December 31, 2014, decreasing by R$291.5 million of Reais or 8.7% in relation to December 31, 2013, when this item stood at R$3,338.4 billion of Reais. The reduction occurred in function, that from 2014, in addition to measuring the adjustment to present value of non-current trade accounts receivable, also has measured the adjustment to present value for current trade accounts receivable, which is recorded in accounts reducing their lines in counterpart to the financial result in the amount of R$10.2 million of Reais. This improvement in the accounting policy was due to the efforts made to reduce working capital and capital employed, which resulted mainly in increasing the average payment to the Company's suppliers. The reduction was also occasioned by the reclassification of trade accounts receivable balance R$233.0 million of Reais related to the dairy segment for Assets of discontinued operations and held for sale.

Inventory

Inventory decreased R$170.3 million of Reais or 5.5% to R$2,941.4 billions as at December 31, 2014 compared to R$3,111.6 billions on December 31, 2013. The decrease in inventory was caused by adjustment to present value in the amount of R$23.5 million of Reais held in contrast to the  balance of trade accounts payable of short-term and by the reduction in the amount of R$213.0 million of Reais in finished products caused by the reclassification of that amount related to the dairy products for Assets of discontinued operations and held for sale.

Non-current assets

Non-current assets amounted to R$18,615.5 billions on December 31, 2014 and R$19,132.0 billions on December 31, 2013, reducing R$516.6 million of Reais or 2.7%. This reduction is principally due to the property, plant and equipment (a reduction of 762.2 million of Reais or 7.0% in relation to 2013) and Intangible (a reduction of R$429.3 million of Reais or 9.0% in relation to 2013), due to reclassification of dairy products assets for the Assets of discontinued operations and held for sale.

Property, plan and equipment

Property, plan and equipment decreased R$762.2 million of Reais or 7.0%, amounting to R$10,059.3 billions on December 31, 2014 and R$10,821.6 billions on December 31, 2013. The reduction mainly due to the reclassification of dairy products assets for Assets of discontinued operations and held for sale.

BRF S.A.

BALANCE SHEETS
Amounts in Millions of Reais (1)
		2014		2013	Variation %
LIABILITIES	2014 (1)	AV - %	2013 (1)	AV - %	2014 x 2013
CURRENT
Short-term debt	2,738.9	7.6%	2,696.6	8.3%	1.6%
Trade accounts payable	3,977.3	11.0%	3,674.7	11.4%	8.2%
Payroll and related charges	427.1	1.2%	433.5	1.3%	-1.5%
Tax payable	300.0	0.8%	253.7	0.8%	18.2%
Interest on shareholders' equity	430.9	1.2%	336.7	1.0%	28.0%
Employee and management profit saring	395.8	1.1%	177.1	0.5%	123.5%
Other financial liabilities	257.4	0.7%	357.2	1.1%	-27.9%
Provision for tax, civil and labor risks	243.0	0.7%	243.9	0.8%	-0.4%
Pension and other post-employment plans	56.1	0.2%	49.0	0.2%	14.4%
Advances from related parties	-	0.0%	-	0.0%	0.0%
Other current liabilities	234.4	0.6%	213.7	0.7%	9.7%
	9,060.9	25.1%	8,436.0	26.1%	7.4%

Liabilities of discontinued operations	508.3	1.4%	-	0.0%	0.0%
Total current liabilities	9,569.1	26.5%	8,436.0	26.1%	13.4%

NON-CURRENT LIABILITIES
Long-term debt	8,850.4	24.5%	7,484.6	23.1%	18.2%
Tax payable	25.9	0.1%	19.5	0.1%	32.9%
Provision for tax, civil and labor risks	942.8	2.6%	775.4	2.4%	21.6%
Deferred income and social contribution taxes	90.2	0.2%	20.6	0.1%	338.5%
Liabilities with related parties	-	0.0%	-	0.0%	0.0%
Advances from related parties	-	0.0%	-	0.0%	0.0%
Pension and other post-employment plans	258.0	0.7%	242.2	0.7%	6.5%
Other non-current liabilities	677.4	1.9%	700.1	2.2%	-3.2%
Total non-current liabilities	10,844.7	30.0%	9,242.4	28.5%	17.3%
SHAREHOLDERS' EQUITY
Capital	12,460.5	34.5%	12,460.5	38.5%	0.0%
Capital reserves	109.4	0.3%	113.8	0.4%	-3.8%
Income reserves	3,945.8	10.9%	2,511.9	7.8%	57.1%
Treasury shares	(304.9)	-0.8%	(77.4)	-0.2%	294.0%
Other comprehensive loss	(620.4)	-1.7%	(353.7)	-1.1%	75.4%
Equity attributable to interest of controlling shareholders	15,590.5	43.2%	14,655.1	45.3%	6.4%
Equity attributable to non-controlling interest	99.5	0.3%	41.1	0.1%	142.1%
Total shareholders' equity	15,689.9	43.5%	14,696.2	45.4%	6.8%
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	36,103.7	100.0%	32,374.6	100.0%	37.5%

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

Current liabilities

Current liabilities amounted R$9,569.1 billions on December 31, 2014 and R$8,436.0 billions on December 31, 2013, an increase of R$1,133.1 billions or 13.4%. The increase is related mainly the participation of managements and employee that presented a grew of R$218.7 million of Reais or 123.5% in relation to December 31, 2013 and to increase of R$302.6 million of Reais or 8.2% suppliers account, where in December 31, 2014, the value was of R$3,977.3 billions and in December 31, 2013 the value was of R$3,674.7 billions, due to the transactions in the external market. The current liabilities’s share over the total liabilities was of 26.5% in December 31, 2014, and 26.1% in the previous period.

Loans and Financing (current)

Short-term debt, including the current portion of the long-term debt with financial institutions summed R$2,738.9 billions on December 31, 2014 and R$2,696.6 billions on December 31, 2013, and increase of R$42.3 million or 1.6%. The increase in debt is related to the credit lines from exports and development banks to finance the Company’s working capital.

Non-current liabilities

Non-current liabilities totaled R$10,844.7 billions on December 31, 2014 and R$9,242.4 billions on December 31, 2013, with an increase of R$1,602.3 billions or 17.3%, mainly due to the raise in loans and financings, as detailed in the following item.

Loans and Financing (non-current)

Our long-term debt with financial institutions totaled R$8,850.4 billions on December 31, 2014 and R$7,484.6 billions on December 31, 2013, an increase of R$1,365.8 billions or 18.2%, mainly due to the offer of Senior Notes of ten years, in the value of US$750.0 million due to 05.22.24 (“Senior Notes BRF 2024”), to be paid semestrally, since 11.22.14.

Shareholders’ equity

Shareholder’s equity on December 31, 2014 was of R$15,689.9 billions, whereas by the end of the previous period it was R$14,696.2 billions. There was an increase of R$993.8 million or 6.8% due to the increse in the profits reserve by R$1,433.9 billions, made up by the variation in R$111.3 million of the legal reserve, R$451.6 million of reserve for increase in capital, R$730.7 million of reserve for expansão and R$140.4 million of reserve for fiscal incentives. The increment in the profit reserve is due to the increase in R$1,162.6 billions or 52.3% of the net profit of the exercise, if compared to December 31, 2014, where the net profit of the exercise was of R$2,225.0 billions and December 31, 2014, when the net profit of the xercise was of R$1,062.4 billions.

Main variations in the consolidated balance sheet, comparing December 31, 2013 to December 31, 2012.

BRF S.A.
BALANCE SHEETS
Amounts in Millions of Reais (1)

					Variation (%)
ASSETS	2013 (1)	AV (%)	2012(1)	AV (%)	(2013 x 2012)
CURRENT
Cash and cash equivalents	3,127.7	9.7	1,930.7	6.3	62.0
Marketable securities	459.6	1.4	621.9	2.0	(26.1)
Trade accounts receivable, net	3,338.4	10.3	3,131.2	10.2	6.6
Interest on shareholders' equity receivable	0.0	0.0	-	-	-
Inventories	3,111.6	9.6	3,018.6	9.8	3.1
Biological assets	1,205.9	3.7	1,371.0	4.5	(12.0)
Recoverable taxes	1,302.9	4.0	964.8	3.1	35.1
Assets held for sale	148.9	0.5	22.5	0.1	561.4
Other financial assets	11.6	0.0	33.2	0.1	(65.1)
Other current assets	535.9	1.7	496.1	1.6	8.0
Total current assets	13,242.5	40.9	11,590.0	37.7	14.3
NON-CURRENT ASSETS
Marketable securities	56.0	0.2	74.5	0.2	(24.8)
Trade accounts receivable, net	7.8	0.0	11.1	0.0	(29.8)
Notes receivable	353.7	1.1	152.3	0.5	132.2
Recoverable taxes	800.8	2.5	1,141.8	3.7	(29.9)
Deferred income and social contribution taxes	665.7	2.1	718.2	2.3	(7.3)
Judicial deposits	478.7	1.5	365.3	1.2	31.0
Biological assets	569.0	1.8	428.2	1.4	32.9
Restricted cash	99.2	0.3	93.0	0.3	6.7
Other non-current assets	413.7	1.3	732.1	2.4	(43.5)
Investments inassociates and join ventures	108.0	0.3	36.7	0.1	194.6
Property, plan and equipment, net	10,821.6	33.4	10,670.7	34.7	1.4
Intangible	4,757.9	14.7	4,751.7	15.4	0.1
Total non-current assets	19,132.0	59.1	19,175.5	62.3	(0.2)
TOTAL ASSETS	32,374.6	100.0	30,765.5	100.0	5.2

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

Current assets

Current assets amounted to R$13,243.0 billions on December 31, 2013 and R$11.590,0 billions on December 31, 2012, representing an increase of R$1,652.5 billions or 14.3%. On December 31, 2013, current assets were 40.9% of total assets compared to 37.7% in the preceding year.

Cash and Cash Equivalents

Cash and cash equivalents reported an increase of 62.0% from R$1,930.7 billions on December 31, 2012 to R$3,127.7 billions on December 31, 2013. This increase was largely a reflection of the operating improvement in the period and more efficient employment of working capital.

Trade Accounts receivable from clients, net

Accounts receivable from clients amounted to R$3,338.4 billions on December 31, 2013, increasing by 6.6% in relation to December 31, 2012, when this item stood at R$3,131.2 billions. This increase is due to the lengthening of the term of the receivables relating to Year-End Festive Product billings and an increase in sales volume.

Inventory

Inventory increased 3.1% to R$3,111.6 billions as at December 31, 2013 compared to R$3,018.6 billions on December 31, 2012, that is a difference of R$93.0 million. The increase in inventory was in the overseas market, 17.5%, principally due to the decline in demand in this segment.

Non-current assets

Non-current assets amounted to R$19,132.0 billions on December 31, 2013 and R$19,175.5 billions on December 31, 2012, a reduction of R$43.5 million. This reduction is principally due to the doubtful accounts lines (a reduction of 26.9% in relation to 2012) and recoverable taxes (a reduction of 29.9% in relation to 2012).

Property, plant and equipment

Property, plant and equipment assets increased 1.4%, amounting to R$10,821.6 billions on December 31, 2013 and R$10,670.7 billions on December 31, 2012. Improvement and productivity projects amounted to R$304.7 million distributed in various units and regions. Depreciation totaled R$635.3 million and there were also write-offs of R$171.2 million involving sales and obsolescence.

BRF S.A.
BALANCE SHEETS
Amounts in Millions of Reais (1)

					Variation (%)
LIABILITIES	2013 (1)	AV (%)	2012(1)	AV (%)	(2013 x 2012)
CURRENT
Short-term debt	2,696.6	8.3	2,440.8	7.9	10.5
Trade accounts payable	3,674.7	11.4	3,381.2	11.0	8.7
Payroll and related charges	433.5	1.3	426.2	1.4	1.7
Tax payable	253.7	0.8	228.0	0.7	11.3
Interest on shareholders' equity	336.7	1.0	160.0	0.5	110.4
Employee and management profit saring	177.1	0.5	76.9	0.3	130.1
Other financial liabilities	357.2	1.1	253.4	0.8	40.9
Provision for tax, civil and labor risks	243.9	0.8	173.9	0.6	40.3
Pension and other post-employment plans	49.0	0.2	17.4	0.1	181.5
Advances from related parties	-	-	-	-	-
Other current liabilities	213.7	0.7	323.7	1.1	(34.0)
Total current liabilities	8,436.0	26.1	7,481.6	24.3	12.8

NON-CURRENT LIABILITIES
Long-term debt	7,484.6	23.1	7,077.5	23.0	5.8
Tax payable	19.5	0.1	13.5	0.0	44.9
Provision for tax, civil and labor risks	775.4	2.4	760.9	2.5	1.9
Deferred income and social contribution taxes	20.6	0.1	27.8	0.1	(26.0)
Pension and other post-employment plans	242.2	0.7	266.5	0.9	(9.1)
Other non-current liabilities	700.1	2.2	548.4	1.8	27.7
Total non-current liabilities	9,242.4	28.5	8,694.7	28.3	6.3

SHAREHOLDERS' EQUITY
Capital	12,460.5	38.5	12,460.5	40.5	-
Capital reserves	113.8	0.4	69.9	0.2	62.8
Income reserves	2,511.9	7.8	2,274.2	7.4	10.5
Treasury shares	(77.4)	(0.2)	(51.9)	(0.2)	49.1
Other comprehensive loss	(353.7)	(1.1)	(201.0)	(0.7)	76.0
Equity attributable to interest of controlling shareholders	14,655.1	45.3	14,551.7	47.3	0.7
Equity attributable to non-controlling interest	41.1	0.1	37.5	0.1	9.5
Total shareholders' equity	14,696.2	45.4	14,589.2	47.4	0.7

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	32,374.6	100.0	30,765.5	100.0	5.2

(1)       Information extracted from the financial statements of December 31, 2013 and 2012.

Current liabilities

Current liabilities were R$8,436.0 billions on December 31, 2013 and R$7,481.6 billions on December 31, 2012, a growth of 12.8%. Growth reflects export credit lines which increased by about 99.3% or R$457.9 million. The ratio of current liabilities to total liabilities was 26.1% on December 31, 2013 and 24.3% in the preceding period.

Loans and Financing (current)

Short term debt, including the current portion of long term debt with financial institutions amounted to R$ 2,696.6 billions on December 31, 2013, and R$2,440.8 billions on December 31, 2012, an increase of 10.5%. Increased leverage reflects export credit lines for funding the Company’s working capital.

Suppliers

Accounts payable to suppliers of raw materials, materials and services necessary for operating activities totaled R$3,674.7 billions on December 31, 2013 and R$3,381.3 billions on December 31, 2012, an 8.7% increase.

Long term liabilities

Amounted to R$9,242.4 billions on December 31, 2013 and R$8,694.7 billions on December 31, 2012, an increase of R$547.7 million for the year, principally due to the increase in long term debt.

Loans and Financing (non-current)

Our long term debt with financial institutions amounted to R$7,484.6 billions on December 31, 2013 and R$7,077.5 billions on December 31, 2012, representing an increase of R$407.0 million.

Shareholders’ equity

Shareholders’ equity as of 2013 was R$14,696.2 billions, while at the end of 2012, this figure stood at R$14,589.2 billions. This represents a year-on-year rise of 0.7% due to a higher reserve for capital increase of R$121.8 million; a legal reserve of R$ 53.1 million and a reserve for tax credits of R$121.2 million.

Main variations in the consolidated balance sheet, comparing December 31, 2012 to December 31, 2011.

BRF S.A.
BALANCE SHEETS
Amounts in Millions of Reais (1)

					Variation (%)
ASSETS	2012(1)	AV (%)	2011(1)	AV (%)	(2012 x 2011)
CURRENT
Cash and cash equivalents	1,930.7	6.3	1,366.8	4.6	41.3
Marketable securities	621.9	2.0	1,372.7	4.6	(54.7)
Trade accounts receivable, net	3,131.2	10.2	3,207.8	10.7	(2.4)
Interest on shareholders' equity receivable	-	-	-	-	-
Inventories	3,018.6	9.8	2,679.2	8.9	12.7
Biological assets	1,371.0	4.5	1,156.1	3.9	18.6
Recoverable taxes	964.8	3.1	907.9	3.0	6.3
Assets held for sale	22.5	0.1	19.0	0.1	18.5
Other financial assets	33.2	0.1	23.5	0.1	41.5
Other current assets	496.1	1.6	390.7	1.3	27.0
Total current assets	11,590.0	37.7	11,123.8	37.1	4.2
NON-CURRENT ASSETS
Marketable securities	74.5	0.2	83.4	0.3	(10.7)
Trade accounts receivable, net	11.1	0.0	2.4	0.0	360.0
Notes receivable	152.3	0.5	147.3	0.5	3.4
Recoverable taxes	1,141.8	3.7	744.6	2.5	53.3
Deferred income and social contribution taxes	718.2	2.3	2,628.8	8.8	(72.7)
Judicial deposits	365.3	1.2	228.3	0.8	60.0
Biological assets	428.2	1.4	387.4	1.3	10.5
Restricted cash	93.0	0.3	70.0	0.2	32.8
Other non-current assets	732.1	2.4	362.7	1.2	101.9
Investments inassociates and join ventures	36.7	0.1	20.4	0.1	79.7
Property, plan and equipment, net	10,670.7	34.7	9,798.4	32.7	8.9
Intangible	4,751.7	15.4	4,386.1	14.6	8.3
Total non-current assets	19,175.5	62.3	18,859.7	62.9	1.7
TOTAL ASSETS	30,765.5	100.0	29,983.5	100.0	2.6

(1)       Information extracted from the financial statements of December 31, 2012 and 2011.

Current assets

The current asset totalized R$11,590.0 billions on December 31, 2012 and R$11,123.7 billions on December 31, 2011, representing an increase of R$466.3 million or 4.2%. On December 31, 2012, the current assets represented 37.7% of total assets, compared to 37.1% in the previous year.

Cash and cash equivalents

Cash and cash equivalents presented a increase of 41.3%, from R$1,366.8 billions as of December 31, 2011 to R$1,930.7 billions as of December 31, 2012. Such increase is mainly due to the Company’s financing activities.

Trade Accounts receivable, net

Accounts receivable totaled R$3,131.2 billions as of December 31, 2012, decreasing 2.4% when compared to December 31, 2011, which totaled R$3,207.8 billions. This reduction is due to the better management of receivables in receipts.

Inventories

On December 31, 2012, inventories totaled R$3,018.6 billions compared with R$2,679.2 billions as of December 31, 2012, increasing 12.7% or R$339.4 million. There was a significant variation on the inventory, mainly due to the decrease on the external market demand.

Non-current assets

As of December 31, 2012, non-current assets totaled R$19,175,5 billions (R$18,859.7 billions as of December 31, 2011). This variation is a consequence from the net increase in property, plant and equipment.

Property, plant and equipment, net

On December 31, 2012 property, plant and equipment increased 8.9%, totaling R$10,670.7 billions (R$9,798.3 billions as of December 31, 2011). Improvement and productivity projects amounted to R$893.0 million and were allocated in several plants and regions. Depreciation and amortization amounted to R$488.3 million and there were also disposals in the total amount of R$723.4 million mainly due to implementation of TCD, sales or obsolescence.

BRF S.A.
BALANCE SHEETS
Amounts in Millions of Reais (1)

					Variation (%)
LIABILITIES	2012(1)	AV (%)	2011(1)	AV (%)	(2012 x 2011)
CURRENT
Short-term debt	2,440.8	7.9	3,452.5	11.2	(29.3)
Trade accounts payable	3,381.2	11.0	2,681.3	8.7	26.1
Payroll and related charges	426.2	1.4	434.2	1.4	(1.8)
Tax payable	228.0	0.7	224.8	0.7	1.4
Interest on shareholders' equity	160.0	0.5	312.6	1.0	(48.8)
Employee and management profit saring	76.9	0.3	224.5	0.7	(65.7)
Other financial liabilities	253.4	0.8	270.7	0.9	(6.4)
Provision for tax, civil and labor risks	173.9	0.6	118.5	0.4	46.8
Pension and other post-employment plans	17.4	0.1	-	-	-
Advances from related parties	-	-	-	-	-
Other current liabilities	323.7	1.1	268.7	0.9	20.4
Total current liabilities	7,481.6	24.3	7,987.8	26.0	(6.3)

NON-CURRENT LIABILITIES
Long-term debt	7,077.5	23.0	4,601.1	15.0	53.8
Tax payable	13.5	0.0	29.5	0.1	(54.3)
Provision for tax, civil and labor risks	760.9	2.5	835.2	2.7	(8.9)
Deferred income and social contribution taxes	27.8	0.1	1,791.9	5.8	(98.4)
Pension and other post-employment plans	266.5	0.9	266.0	0.9	0.2
Other non-current liabilities	548.4	1.8	362.0	1.2	51.5
Total non-current liabilities	8,694.7	28.3	7,885.7	25.6	10.3

SHAREHOLDERS' EQUITY
Capital	12,460.5	40.5	12,460.5	40.5	-
Capital reserves	69.9	0.2	76.3	0.2	(8.3)
Income reserves	2,274.2	7.4	1,760.4	5.7	29.2
Treasury shares	(51.9)	(0.2)	(65.3)	(0.2)	(20.5)
Other comprehensive loss	(201.0)	(0.7)	(161.5)	(0.5)	24.5
Equity attributable to interest of controlling shareholders	14,551.7	47.3	14,070.3	45.7	3.4
Equity attributable to non-controlling interest	37.5	0.1	39.6	0.1	(5.2)
Total shareholders' equity	14,589.2	47.4	14,109.9	45.9	3.4
					-
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	30,765.5	100.0	29,983.5	97.5	2.6

(1)       Information extracted from the financial statements of December 31, 2012 and 2011.

Current liabilities

Current liabilities totaled R$7,481.6 billions as of December 31, 2012 (R$7,987.8 billions as of December 31, 2011) presenting an decrease of 6.3%. Such decrease is related to the export credit lines, which decreased approximately 67.6%, meaning R$929.4 million aiming to finance the Company’s working capital. Current liabilities represented 24.3% of total liabilities, compared to 26.6% from the previous year.

Short-term loans and financing

Short-term debts, including the current portion of long-term debt with financial institutions totaled R$2,440.8 billions as of December 31, 2012 (R$3,452.4 billions as of December 31, 2011), presenting a reduction of 29.3%. The decrease of the debts is related for the export credit lines to finance the Company’s working capital.

Suppliers

Debts to suppliers of raw materials, materials and services that are necessary to the operational activities of the Company amounted to R$3,381.3 billions as of December 31, 2012 and R$2,681.3 billions as of December 31, 2011, increasing 26.1%. This decrease is related to the growth of the production and the costs of the main raw materials

Non-current liabilities

As of December 31, 2012 non-current liabilities totaled R$8,694.7 billions (R$7,885.7 billions as of December 31, 2011), representing a increase of R$809.0 million during the year, mainly due to increase of long-term debts.

Long-term loans and financing

Long-term debts with financial institutions totaled R$7,077.5 billions, as of December 31, 2012 and R$4,601.0 billions as of December 31, 2011, representing an increase of R$2,476.5 billions.

Shareholder´s Equity

The shareholders’ equity of 2012 corresponded to R$14,589.2 billions (R$14,110.0 billions as of December 31, 2011). There was an increase of 3.4% derived from the variation of the following groups: reserve for expansion in the amount of R$237.5 million; reserve for capital increase in the amount of R$155.1 million; legal reserve in the amount of R$40.7 million and reserve for government grants in the amount of R$67.4 million.

Item 10.2. Directors should comment:

a. Results of the issuer's operations, in particular:

i. Description of any important components of revenue

ii. Factors that materially affect operating results

b. Changes in revenues due to changes in prices, exchange rates, inflation, changes in volumes and introduction of new products and services

c. Impact of inflation, changes in prices of key inputs and products, exchange and interest rates on operating results and financial results of the issuer key Indicators:

In R$million	2014	2013	2012
Net sales	29,007	27,787	25,975
Brazil	13,367	14,371	13,979
International markets	13,640	13,416	11,996
Gross profit	8,509	6,910	5,902
Gross margin (%)	29.3%	24.9%	22.7%
Operating income	3,478	1,896	1,360
Operating margin (%)	12.0%	6.8%	5.2%
EBITDA - CONTINUED OPERATIONS	4,709	3,009	2,295
Ebitda margin - continued operations (%)	16.2%	10.8%	8.8%
EBITDA	4,897	3,131	2,283
Ebitda margin (%)	15.4%	10.3%	8.0%
Net Continuied Operations	2,135	1,015	797
Net margin - continued operations (%)	7.4%	3.7%	3.1%
Net Income (loss) - discontinued operations	90	47	(27)
Net Income	2,225	1,062	770
Net Margin (%)	7.7%	3.8%	3.0%
Market Value	55,350	42,969	36,810
Total Assets	36,030	32,375	30,765
Net Worth	15,655	14,696	14,589
Net Debt	5,032	6,784	7,018
Net Debt/EBITDA*	1.04	2.17	3.07
Results per share R$	2.46	1.17	0.92
Nº of Shares	872,473,246	872,473,246	872,473,246
Nº of Treasury shares	5,188,897	1,785,507	2,399,335

*In 4Q14, it was considered for the multiple calculation only the result from continuing operations (without Dairy sector), other quarters consider continued and discontinued operations.

The results presented below refer to the Company´s continued operations, excluding the results obtained from the discontinued operations (dairy sector), that as reported by the Relevant Fact of September 3, 2014 and the Announcement to the Market of December 5, 2014 are in a sale process for Lactalis.

a.i) Description of any important components of revenue

BRF S.A. owns estabilished brands such as Sadia, Perdigão, Batavo, Elegê, Qualy, Chester, Perdix and Paty, with portfolio of over 2,000 items..

BRF was created from the merger of Perdigão and Sadia, whose consolidation was announced in 2009 and completed in 2012. The Company generates its revenues primarily from the sale of meat (poultry and pork), meat processed foods, margarine, pasta, pizza and frozen vegetables.

A breakdown of our products is as follows:

•    Meat products:

✓ frozen whole and cut chickens

✓ frozen pork cuts a nd beef cuts, which we refer to in this Form 20-F, together with frozen whole and cut chickens, as in natura meat

•    Processed food products, such as the following:

✓ marinated frozen whole and cut chickens, roosters (sold under the Chester® brand) and turkeys

✓ specialty meats, such as sausages, ham products, bologna, frankfurters, salami, bacon and other smoked products

✓ frozen processed meats, such as hamburgers, steaks, breaded meat products, kibes and meatballs and frozen processed vegetarian foods

•    Other processed products:

✓ frozen prepared entrees, such as lasagna and pizzas, as well as other frozen foods, including vegetables, cheese breads and pies

✓ juices, soy milk and soy juices

✓ margarine

✓ mayonnaise, mustard and ketchup

•      Other:

✓ soy meal and refined soy flour, as well as animal feed

•      Dairy products - discontinued operation as announced in December 2014

✓ milk (UHT and pasteurized)

✓ dairy products, such as cheeses, powdered milk and yogurts

   BRF whose operational strategy using the capillarity of its assets so as to reach a greater number of regions with the highest efficiency in its production and distribution network, prioritizing the sale of higher value-added products such as breaded, pasta, pizza, among others, markets and more profitable segments, whether in Brazil or internationally.

 a.ii) factors that materially affect operating results

Seasonal factors and volatility affecting both the prices of raw material as our sales prices could materially affect the Company's results.

Our business is largely dependent on the cost and supply of corn, the average price in Brazil in 2014 was 0.5% higher compared to the year 2013, which was 11.2% higher than in 2012. We depend also soybean meal, which in 2014 had an average price 5.3% higher than in 2013, which compared to the year 2012 was 3.7% higher. Among other raw materials are soybeans, pork, beef and milk, for example. The sales prices of our products are determined by constant changes in supply and demand can fluctuate significantly, and other external factors we can not control how fluctuations in global domestic production levels of poultry, pork, beef and milk (impact 2014), changes in environmental regulations, changes in economic conditions, weather, animal diseases and crop and costs linked to exchange rates.

The effect of variations in the price of raw materials in our gross margin and higher for products with similar nature and commodities, lower, on products with higher added value.

The economic sector in which we operate, is also characterized by cyclical periods of prices and profitability, which vary according to the occurrence of overproduction or lack of product. We can not, in most part, mitigate materially from those risks with long-term procurement with our customers and with many of our suppliers, since these contracts are not customary in our industry.

Our financial performance is also affected by domestic and international freight costs, which are vulnerable to fluctuations in oil prices. May not be successful in addressing the effects of cyclicality and volatility on costs and expenses or the pricing of our products and in this case, our financial performance may be adversely affected.

Natural disasters, pandemics or climate change, including floods, extreme heat or cold, hurricanes or other storms, as well as fire and water shortages, may adversely affect the health and even the growth of our livestock, damage the production and processing, suspension of transport channels, information systems and damage other issues.

b) Changes in revenues attributable to changes in prices, exchange rates, inflation, changes in volumes and introduction of new products and services

The financial data below derive from consolidated financial statements.

2014

Recorded R$29.0 billion in net revenue (4.4% over 2013) and ended the year with operating income of R$3.5 billion and net income of R$2.1 billion. The performance was better than expected, due to the results in international markets, the growth in sales outlets in Brazil, the improvements obtained with other structural changes that resulted, for example, improving service level.

For the year ended December 31, 2014, 35.01% of our net revenue was generated by sales of in natura poultry, 9.2% for meat pork and beef in natura, 46.4% for processed and other products processed, 6.0% for food services and 3.4% for other sales. Moreover 48.0% of net revenue was generated in Brazil and 46% in international markets and 6.0% in the food services segment and the foreign market with the other 47.0% in 2014.

The average price (ROL) grew by 9.8% compared to 2013, and in Brazil, average prices were 4.8% higher, and in the International market, there was increase of average prices in both real (+ 15.7%), benefited by the devaluation of the exchange rate in the period (-9.1%) and the increase in prices in dollars (+ 6.2%) compared to 2013) with reduction. In the food services segment, the average price for the year was stable, with a slight decrease of 0.7% compared to the previous year ..

Volumes were 4.9% lower compared to the previous year, following the search of Company's strategy for greater profitability. In International, we had a reduction of 12.3% in volume in the year. On the other hand, in Brazil, volumes were 1.9% higher compared to the previous year and 9.7% above the same comparison in the food services segment.

*Food Services: includes sales generated in Brazil and International markets for customers that category such as bars, restaurants, industrial kitchens, among others.

2013

Recorded R$27.8 billion in net sales (6.9% above 2012) and ended the year with operating income of R$1.9 billion and net income of R$ 1.0 billion.

Net operating income benefited mainly by good sales performance in the first half of the year in Brazil and the recovery of revenues in international markets (with the benefit of devaluation of the real against the dollar of 10.4%).

The average price (ROL) grew by 13.6% compared to 2012, a decrease of 5.8% in sales volumes.

Looking at the composition of our net operating revenue, it is noticed that the processed products had a higher share, accounting for 45.3% of the total net sales, followed by birds with participation of 35.1%, pork / beef with 10.2% , food services with 5.8% and other sales with 3.6%. (as the chart below)

Participation in Net Operating Revenue (NOR) - Continuing operations

2012

Recorded R$25.9 billion in net sales (12.1% over 2011) and ended the year with operating income of R$1.4 billion and net income of R$770 million. The year was marked by strong international crisis and increased costs, with high volatility and rising grain prices, getting marked as one of the most difficult years for the global segment of proteins.

The average price (ROL) grew by 8.0% compared to 2011, an increase of 3.8% in sales volumes.

Looking at the composition of our net operating revenue, it is noticed that the processed products had a higher share, accounting for 45.5% of the total net sales, followed by poultry with participation of 34.3%, pork / beef with 10.7% , food services with 6.0% and other sales 3.5%. (as the chart below)

Participation in Net Operating Revenue (NOR) - Continuing operations

Below are tables with revenue, volume and average price from leading BRF business units:

2014 X 2013

Brazil	R$ Million			Thousand Tons			Average Price - R$
	2014	2013	Δ%	2014	2013	Δ%	2014	2013	Δ%
In Natura	2,653	2,439	8.8%	446	407	9.6%	5.95	6.00	(0.8%)
Poultry	1,826	1,492	22.3%	339	275	23.2%	5.39	5.43	(0.7%)
Pork/Beef	827	947	(12.6%)	107	132	(18.8%)	7.74	7.20	7.6%
Processed Foods	10,361	9,670	7.2%	1,509	1,502	0.5%	6.87	6.44	6.7%
Others Sales	921	941	(2.1%)	320	324	(1.2%)	2.87	2.90	(1.0%)
Total without Other Sales	13,014	12,109	7.5%	1,955	1,909	2.4%	6.66	6.34	4.9%
Total	13,935	13,050	6.8%	2,275	2,233	1.9%	6.12	5.84	4.8%

International	R$ Million			Thousand Tons			Average Price - R$
	2014	2013	Δ%	2014	2013	Δ%	2014	2013	Δ%
In Natura	10,190	10,159	0.3%	1,788	2,019	(11.4%)	5.70	5.03	13.3%
Poultry	8,339	8,262	0.9%	1,579	1,750	(9.8%)	5.28	4.72	11.9%
Pork/Beef	1,851	1,897	(2.4%)	208	268	(22.3%)	8.89	7.08	25.6%
Processed Foods	3,085	2,917	5.8%	424	447	(5.2%)	7.28	6.53	11.6%
Others Sales	51	56	(9.9%)	0	55	-	-	1.03	-
Total	13,325	13,132	1.5%	2,211	2,520	(12.3%)	6.03	5.21	15.7%

	R$ Million			Thousand Tons			Average Price - R$
Food Services	2014	2013	Δ%	2014	2013	Δ%	2014	2013	Δ%
Total	1,747	1,606	8.8%	238	217	9.7%	7.35	7.41	(0.8%)

c) Impact of inflation, changes in prices of key inputs and products, exchange and interest rates on operating results and financial results of the issuer.

Year ended December 31, 2014 Compared to the Year Ended December 31, 2013.

Among the main items that impact our operating results we mention the cost of goods sold (COGS). The cost of sales totaled R$20.5 billion, 1.8% lower compared to 2013. We had in the period a fall in the price of corn, which was partially offset by higher soybean meal. In 2014 COGS represented 70.7% of net sales against 75.1% recorded in 2013.

The 2014 average dollar was 9.01% up to 2013, at R$2.3536. This increase contributes to the improvement of results in the international market, however, BRF also has costs linked to the dollar, for example, grain, packaging and freight, which ultimately minimize the possible positive impacts.

Grains are one of the main inputs of our production. In 2014, the average price of corn in Brazil was 0.5% higher than the average price in 2013Já the average price of soybean meal in Brazil was 5.3% higher than the average price in 2013, the devaluation of real as this input is tied to the dollar.

For the year, gross profit reached R$8.5 billion from R$6.9 billion in 2013, representing, therefore, an increase of 23.1%. Gross margin reached 29.3% in 2014 compared to 24.9% in 2013.

With regard to operating expenses, in the year had a slight increase of 1.1%, mainly due to higher spending on marketing and trade marketing, in line with our strategy to give greater focus to the consumed and strengthen the Company's brands . In percentage terms, given the growth of BRF Expenses fell, totaling 15.9% of net sales compared to 16.4% in 2013.

Considering the year, had a negative net profit in line with other operating results equivalent to R $ 438.1 million, a decrease of 4.4% compared to 2013. The main revenue impacting this result were net gains in exchange of shares with Minerva on the disposition of cattle slaughter plants in the amount of R $ 179.3 million, as well as net gains on disposal of fixed assets, totaling R $ 111.4 million in 2014.

On the other hand, the main expenses for the period included the participation of employees in the Company's results, which totaled R$ 356.5 million, from R$ 214.7 million spending on restructuring and increased provisions for tax and civil risks and labor equivalent to R$ 91.2 and R$ 72.4 million, respectively.

In addition, in the year, the caption net financial income and expenses showed a net financial expense of R$990.7 million, corresponding to an increase of 32.5% compared to 2013. The main items that impacted this result was the premium paid for the bond repurchase execution in the second quarter and the adjustment to present value in the year.

The use of non derivative financial instruments and derivatives for currency hedging enables the Company, significant reductions in net exposure balance in foreign currency. We emphasize that we move from a currency exposure impacting income of US$36.0 million "bought" in 3T14 to US$ 567.0 million "bought" in 4Q14.

This long-term foreign exchange exposure, came as a result of signing the contract with Lactalis for sale of our Dairy business in December 2014. Since the transaction amount agreed upon in the amount of R$1.8 billion, was fixed in dollars upon signing the contract (approximately US$700.0 million), without hedging constitution, being therefore subject to exchange rate adjustments to the closing of this transaction.

Year ended December 31, 2013 Compared to the Year Ended December 31, 2012.

Among the main items that impact our operating results we mention the cost of goods sold (COGS). The cost of sales totaled R$20.8 billion, 4.0% lower compared to 2012, impacted primarily due to: (1) labor costs, (2) soybean meal costs, (3) increases in items indexed to the dollar, such as packaging and vitamins, and (4) freight costs.

The 2013 average dollar was 10.39% higher than in 2012, at R$2.1576. This increase contributes to the improvement of results in the international market, however, BRF also has costs linked to the dollar, for example, grain, packaging and freight, which ultimately minimize the possible positive impacts.

With respect to grains, for example, which is one of our main inputs, have faced significant volatility in recent years. In 2013, the average price of corn in Brazil was 11.2% lower than the average price in 2012 and prices were considerably lower throughout the year. For example, maize prices in grains of one of the main inputs of our production. In 2014, the average price of corn in Brazil was 11.2% lower than the average price in 2012 and prices were considerably lower throughout the year. For example, maize prices in December 2013 were 23.8% lower than in December 2012. In 2013, the average price of soybean meal in Brazil was 3.7% higher than the average price in 2012 and, comparing December 2012 with December 2013, soybean meal prices in Brazil rose by about 10.6%, influenced by the depreciation of the real since this input is tied to the dollar.

For the year, gross profit reached R$6.9 billion from R$5.9 billion in 2012, an increase of 17.1%, with gross margin of 24.9% versus 22.7%.

Regarding the Operating Expenses for the year were 9.0% higher than 2012. We had an increase in selling expenses due to investments in development of new product lines and marketing campaigns, increase in operation in the logistics chain and port strikes and transport during the year.

In the financial result, net financial expenses totaled R$747.5 million in the year increase of 31.0% compared to 2012, especially explained by the increase in debt due to currency effects and the need for cash direction to promote support investments in CAPEX and working capital, due to the lower cash generation in the period.

10.3. Events with significant effects occurred and expected, in the financial statements

a)    addition or elimination of segment information

As disclosed in explanatory note 13.2 Discontinued operations in DFP 2014, on December 05, 2014, BRF entered into a sales contract with Lactalis (“buyer”), establishing terms and conditions for the disposal of its manufacturing facilities in the dairy operating segment, which includes (i) manufacturing facilities located in the cities of Bom Conselho (PE), Carambeí (PR), Ravena (MG), Concórdia (SC), Teutônia (RS), Itumbiara (GO), Terenos (MS), Ijuí (RS), Três de Maio I (RS), Três de Maio II (RS) and Santa Rosa (RS and (ii) related assets and trademarks  dedicated to such segment Batavo, Elegê, Cotochés, Santa Rosa e DoBon) deste segmento (“Transaction”).

On this date, the value of such Transaction was set forth at US$697,756 million of dollars (equivalent to R$1,800,000 billion reais), to be received on the conclusion date of  the transaction, subject to usual adjustments for working capital and net debt, as the terms of the contract.

The Transaction was fixed in U.S. Dollars and, considering that the functional currency of BRF and of buyer is different of U.S. Dollars, was recognized an embedded derivative in the terms of CPC 38, approved by CVM Deliberation No.604/09. The fair market value of the embedded derivative totaled R$27,955 million reais on December 31, 2014 and was recognized in other financial assets in counterpart of financial results.

The conclusion of the Transaction is also subject to compliance with precedent conditions, such as necessary investments to adapt the assets to transfer to the buyer and regulatory approval (including the Administrative Council for Economic Defense (“CADE”)). The Company does not expect significant impact on the conclusion of the transaction, planned for the 2nd quarter 2015.

The statement of income and cash flow from discontinued operations that represent the dairy segment performance are disclosed as follows:

STATEMENTS OF INCOME
Amounts in millions of Reais (1)

	Parent company and Consolidated
	12.31.14	12.31.13
Net Sales	2,720.4	2,733.8
Cost of sales	(2,111.5)	(2,075.5)
Gross Profit	608.9	658.2
Operating Income (Expenses)
Selling	(424.9)	(483.3)
General and administrative	(30.0)	(34.8)
Other operating expenses, net	(30.6)	(77.3)
Equity in income of associates	(2.8)	0.4
Income Before Taxes	120.6	63.3
Current income tax	(30.8)	(16.2)
Net income from discontined operations	89.8	47.2

(2)       Information extracted from the financial statements of December 31, 2014 and 2013.

STATEMENTS OF CASH FLOWS
Amounts in millions of Reais (1)

	Parent company and Consolidated
	12.31.14	12.31.13

Net profit from discontinued operations	89.8	47.2
Adjustments to reconcile net income to net cash provided by discontinued
operations
Depreciation, amortization and exhaustion	67.5	58.7
Equity in income of affiliates	2.8	(0.4)
Net cash provided by discontinued operating activities	160.2	105.5
Investing activities from discontinued operations
Additions to property, plant and equipment	(51.2)	(87.7)
Net cash used investing activities from continued operations	(51.2)	(87.7)

Net cash provided from discontinued operations	109.0	17.8

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

b)   constitution, acquisition or disposal of equity interest

As disclosed in explanatory note 1.1 Equity Interest in DFP 2014, the following changes were made:

•      Federal Foods LLC: On January, 16, 2013 BRF acquired 49% of the equity interest with the rights to 60% of dividends as permitted by Federal Law Nº 8/1984, in force in the United Arab Emirates and according to the shareholders’ agreement. On April 09, 2014, the Company announced the conclusion of purchase of 100% of the economic rights.

Main activity: Import and commercialization of products.

•      BRF Foods GmbH: On February 21, 2014, establishment of wholly-owned subsidiary.

Main activity: Industrialization, import and commercialization of products.

•      PR-SAD Administração de bem próprio S.A.: On March 14, 2014, acquisition of equity interest. Main activity: Management of assets.

•      Sadia U.K. Ltd.: On April 12, 2014, settlement of wholly-owned subsidiary.

Main activity: Import and commercialization of products.

•      Rising Star Food Company Ltd.: On April 30, 2014, disposal of 50% of equity interest held by BRF GmbH to Pah Chong Hong Limited.

Main activity: Industrialization, import and commercialization of products.

•      Avex S.A.: On June 26, 2014, Sadia Alimentos S.A. disposed of 50% of the shares of Avex S.A. to Sadia Uruguay S.A. Main activity: Industrialization and commercialization of products.

•      Sino dos Alpes Alimentos Ltda.: On June 27, 2014, PSA Laboratório Veterinário Ltda, disposed of 1 (one) share to VIP S.A. Empreendimentos e Participações Imobiliárias.

Main activity: Industrialization and commercialization of products.

•      Al Khan Foodstuff LLC: On July 03, 2014, acquisition of 40% of equity interest of Al Khan Foodtuff LLC.

Main activity: Importação e comercialização/distribuição de produtos.

•      Mato Grosso Bovinos S.A.: On October 1, 2014, disposal of equity interest to Minerva S.A. Main activity: Participações em outras empresas.

•      Minerva S.A.: On October 1, 2014, acquisition of equity interest.

Main activity: Industrialization and commercialization of products.

•      Elebat Alimentos S.A.: On October 15, 2014, establishment of equity interest.

Main activity: Industrialization and commercialization of products.

•      BRF Al Yasra Food K.S.C.C.: On November 21, 2014, acquisition of equity interest.

Main activity: Importação e comercialização/distribuição de produtos.

•      PSA Laboratório Veterinário Ltda.. On December 1, 2014, corporate restructuring due to dissolution of the wholly-owned subsidiary Perdigão Trading S.A.

Main activity: Atividades veterinárias

•      Perdigão Trading S.A. On December 1, 2014, dissolution of the wholly-owned subsidiary.

Main activity: Holding.

•      Avipal S.A. Construtora e Incorporadora: On December 31, 2014, dissolution of the wholly-owned subsidiary.

Main activity: Construction and real estate marketing.

Additionally, detailed relevant operations below, executed aiming at the participation of BRF through its products in the International Market, in accordance with the Company’s growing strategy in this market:

i.                    Step acquisition – Federal Foods LLC (“FF”)

On January 16, 2013, BRF acquired 49% equity interest of FF, becoming the holder of 60% of economic rights of such company, with no control, pursuant to the terms of shareholders agreement entered into with Al Nowais Investments Company LLC ("ANI"), former parent company of FF.

On April 09, 2014, the Company concluded the acquisition of the remaining economic rights for a consideration of R$61,5 million reais, becoming the controlling shareholder of FF. Such transaction, in compliance with CVM Deliberation No. 665/11, which approved the technical pronouncement CPC 15 (R1), in their paragraphs 41 and 42, was accounted for as step acquisition. Thus, the carrying amount of the investment prior to this acquisition was measured at fair value and generated a gain of R$25,0 million reais recorded as other operating results.

The fair value of assets acquired and liabilities assumed in determining the purchase price allocation, as follows:

Amounts in millions of Reais (1)

Fair value recognized on
acquisition date

Cash and cash equivalents	10.9
Trade accounts receivable, net	109.9
Inventories	131.5
Property, plan and equipament	2.4
Relationship with costumers	29.3
Other assets	15.7
299.8

Loans and financing	75.3
Trade accounts receivable	78.7
Payroll and related charges	3.0
Deferred taxes	7.3
Other liabilities	27.8
192.1
Net assets acquired	107.7

Fair value of consideration paid	151.7

Goodwill from acquisition	44.1

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

The fair value of consideration paid was determined as follows:

Amounts in millions of Reais (1)

Cash - consideration paid for acquisition of controlling	61.5
Carrying amount of former equity interest	65.3
Gain generated by the remeasurement of the former equity interest at fair value	25.0
Fair value of consideration paid at the acquisition date	151.7

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

ii.                  Acquisition of entity interest of Al Khan Foods LLC (“AKF”)

On July 03, 14, BRF acquired 40% of equity interest of AKF for R$45.5 million of reais.

The Company prepared an appraisal report to support the fair value of assets acquired and liabilities assumed in determining the purchase price allocation, as follows:

Amounts in millions of Reais (1)

Cash - consideration paid for acquisition of 40% of equity interest	45.5
Fair value of equity interest in AKF immediately before acquisition of 40% of equity interest (2)	5.2
Preliminary goodwill generated in transaction	40.2
Allocation of relationship with customers (note 19)	(17.3)
Deferred income tax	4.3
Goodwill in the acquisition of equity interest	27.2

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

(2)       Corresponding to assets (current and non-current) of R$29.112 and liabilities (current and non-current) of R$23.9 million of reais.

Additionally, BRF has a commitment to acquire the remaining equity interest of AKF within 36 to 90 months from the acquisition closing date. The purchase price of the remaining equity interest will be determined based on multiples of EBITDA of AKF.

AKF is a leader in the distribution of frozen food in the Sultanate of Oman, covering a broad sector of retail, food service and wholesale clients. The company has been distributing Sadia’s products for 25 years, in addition to several of frozen products of other brands and suppliers.

The AKF’s investment is measured based on the equity method and classified as joint venture.

iii.                Business combination – BRF Alyasra Food Company K.S.C.C (“BRF AFC”)

On January 16, 2013, BRF acquired 75% equity interest of BRF AFC for R$324.730. The acquisition was realized in compliance to the local laws and regulation of Kuwait.

The fair value of assets acquired and liabilities assumed in determining the purchase price allocation, as follows:

Amounts in millions of Reais (1)

Fair value recognized on
acquisition date

Cash and cash equivalents	12.5
Trade accounts receivable, net	55.2
Inventories	50.3
Property, plan and equipment	1.5
Relationship with costumers	184.7
304.3

Trade accounts payable	5.9
Deferred taxes	46.2
52.1

Net assets	252.2

Non-controlling interest (25%)	63.1

Net assets acquired	189.2

Fair value of consideration paid	324.7

Goodwill on the expected future profitability	135.5

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

Whereas the BRF AFC was acquired in 11.21.14, the Company's Management believes that the net profit and revenues by the closing date (12.31.14) are not relevant for further disclosures. BRF AFC was originated from the transfer of assets and liabilities arising from the distribution activity of frozen products of Alyasra Food Company WLL, Kuwait. The Company did not have access to revenues and net profit prior at the acquisition date.

iv.                Acquisition of equity interest of Minerva Minerva S.A.

On October 01, 2014, the Extraordinary Shareholders Meetings of Minerva S.A. and Mato Grosso Bovinos S.A. (a wholly-owned subsidiary of BRF S.A) approved the merger of all shares issued by Mato Grosso Bovinos S.A. by Minerva S.A. BRF transferred to Mato Grosso Bovinos S.A. its beef slaughtering and deboning activities carried out on the manufacturing facilities of Várzea Grand and Mirassol D’Oeste, both located in Mato Grosso State.

As a consideration for the share exchange transaction, BRF received 29,000,000 shares issued by Minerva S.A. which currently correspond to 15.2% of the total and voting capital stock of Minerva. In such transaction, the Company measured a gain of R$179.3 million of reais, related to the difference between the carrying amount of net assets of Mato Grosso Bovinos S.A. and the fair value of 29,000,00 shares received by BRF.

A preliminary appraisal report to support the fair value of assets acquired and liabilities assumed in determining the purchase price allocation in the financial statements was prepared to record the Company´s investment, since the measurement of fair value was still in progress on the date of approval of the financial statements by the Board of Directors.

The preliminary fair value of assets acquired and liabilities assumed of Minerva on acquisition date as follows:

Amounts in millions of Reais (1)

Fair value recognized on
acquisition date
01.10.14

Current assets	632.6
Non-current assets	464.5
Current liabilities	228.8
Non-current liabilities	746.3
Preliminary fair value of equity interest in the net assets acquired	122.1
Estimated purchase price	372.7
Goodwill on the expected future profitability	250.6

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

The Minerva´s investment is measured based on the equity method and classified as associate. The Company has utilized the financial statements of October 31, 2014 of Minerva to adjust the investment and measure the result from the associate up to December 31, 2014.

c)    unusual events or transactions

The Company did not participate in events or operations unusual.

10.4. Executive boards comments on:

a. significant changes in accounting practices

The Company’s consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), implemented in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations  (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”).

The Parent Company’s individual financial statements have been prepared in accordance with the accounting practices adopted in Brazil, which comprises the provisions of Corporate Law, required by Law No. 6,404/76 amended by Law No. 11,638/07 and No. 11,941/09 and accounting pronouncements, interpretations and guidelines issued by CPC, approved by CVM. Up to December 31, 2013, such accounting practices differs from IFRS, applicable to separate financial statements, in relation to the evaluation of investments in subsidiaries, affiliates and joint ventures, which were measured and recorded based on the equity pick-up accounting method rather than at cost or fair value, as required by IFRS.

With the issuance of the Standard IAS 27 (Separate Financial Statements) reviewed by the IASB in 2014, the separate financial statements in accordance with IFRS began to allow the use of the equity pick-up accounting method for evaluation of investments in subsidiaries, associates and joint ventures. In December 2014, CVM issued CVM Deliberation No. 733/2014, approved the Document of Technical Pronouncement Review No. 07 related to the pronouncements CPC 18, CPC 35 and CPC 37 issued by CPC, due to amendments introduced by IAS 27, allowing its adoption from year ended December 31, 2014. Thus, Parent Company’s individual financial statements are in compliance with IFRS from year ended December 31, 2014.

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the quarterly financial statements, when applicable, were also expressed in thousands. The result information is prepared by their accumulated over the same period last year.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date of these financial statements. However, the uncertainty inherent to these judgments, assumptions and estimates could lead to results requiring a material to carrying amount of the affected asset or liability in future periods.

The Company reviews its judgments, estimates and assumptions quarterly.

b. significant impacts due to changes in accounting practices

During the year ended December 31, 2014, there were no significant changes in accounting practices issued by the Brazilian Securities Commission (“CVM”) and the pronouncements and interpretations of the Brazilian Accounting Pronouncements Committee (“CPC”), which are in conformity with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

c. qualification and emphasis in the  auditor´s opinion

In the last three fiscal years the auditors issued unqualified opinion over the Company’s financial statements.

The independent auditor’s report regarding to BRF’s individual financial statements, prepared according to new Brazilian accounting practices (“BR GAAP”) and the consolidated financial statements prepared according to international financial reporting standards (“IFRS”), related to year ended December 31, 2013, comparatives for years ended as of December 31, 2012 were not unqualified, however, the independent auditor’s report has tow emphasis of matter paragraph, namely, as follows:

“As described in Note 2, the individual financial statements were prepared in accordance with the accounting practices adopted in Brazil. In the case of BRF S.A. these practices differ from IFRS, applicable to separate financial statements, only in relation to the valuation of investments in subsidiaries, associates and joint ventures under the equity method, while for IFRS purposes it would be cost of fair value. Our opinion is not modified due to this matter.”

“As described on footnote 3.34, due to changes in accounting principles adopted by the Company on 2013, the corresponding figures related to the financial statements for the year ended December 31, 2012, presented for comparison purposes, were restated and are presented according to CPC23 - Práticas Contábeis, Mudanças de Estimativa e Retificação de Erro. Our opinion is not modified due to this matter.”

The independent auditor’s report regarding to BRF’s individual financial statements, prepared according to new Brazilian accounting practices (“BR GAAP”) and the consolidated financial statements prepared according to international financial reporting standards (“IFRS”), related to year ended December 31, 2012, comparatives for years ended as of December 31, 2011 were not unqualified, however, the independent auditor’s report has tow emphasis of matter paragraph, namely, as follows:

“As described in Note 2, the individual financial statements were prepared in accordance with the accounting practices adopted in Brazil. In the case of BRF-Brasil Foods S.A. these practices differ from IFRS, applicable to separate financial statements, only in relation to the valuation of investments in subsidiaries, associates and joint ventures under the equity method, while for IFRS purposes it would be cost of fair value. Our opinion is not modified due to this matter”.

10.5. Critical accounting practices

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt critical accounting assumptions, as explanatory note 2 In the financial statement. The Management evaluates those estimates and judgments periodically, based on the historical experience and innumerable other factors regarded reasonable under such conditions.  Changes in facts and circumstances could conduct to a revision of estimates, the actual future results may differ materially from those estimated.

In the Company’s Management opinion the critical accounting policies adopted, summarized below, adequately reflect the conditions of their business:

a)      Revenue Recognition and Sales Returns: We recognize revenue when we deliver our products to customers, the selling price is fixed and determinable, evidence of arrangements with our customers exists, collectability is reasonably assured and title and risks of ownership have passed to the customer. Our revenue recognition policy therefore requires judgments regarding, among other things, the likelihood of collectability from our customers.

During the holiday season, when volumes of some of our products increase, we offer certain large customers the ability to return products they are unable to sell. We monitor these product returns and record a provision for the estimated amount of such future returns, based on historical experience and any notification received of pending returns. While we believe that we make reliable estimates for these matters, fluctuations in demand could cause our estimates and actual amounts to differ and could have a negative effect on our net sales in future periods.

b)     Allowances for Doubtful Accounts: We maintain allowances for doubtful accounts for estimated losses from the inability of our customers to make required payments. Our management records an allowance for doubtful accounts for domestic customers who are more than 60 days past due and for foreign customers who are more than 90 days past due. We record the expense of estimated losses due from doubtful accounts under selling expenses. When we are unsuccessful in our effort to recover an account receivable, the amount credited to the estimated loss on doubtful accounts is generally reversed against a permanent write-off of the account receivable. If the financial condition of our customers were to deteriorate, we could be required to increase our allowances for doubtful accounts, which would be charged to our statements of income.

c)      Business Combination: were accounted for using the acquisition method. The cost of an acquisition is the sum of the consideration transferred, valued based on the fair value at the acquisition date, and the amount of any non-controlling interests in the acquiree. For each business combination, we recognize any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets. Costs directly attributable to the acquisition must be accounted for as an expense when incurred.

When acquiring a business, our management evaluates the assets acquired and the liabilities assumed in order to classify and allocate them pursuant to the terms of the agreement, economic circumstances and the conditions at the acquisition date.

Goodwill is measured as the excess of the consideration transferred over the fair value of the net assets acquired (net assets identified and liabilities assumed). If the consideration is lower than the fair value of the net assets acquired, the difference should be recognized as a gain in the statement of income.

After initial recognition, goodwill is measured at cost, net of any accumulated impairment losses. For purposes of impairment testing, the goodwill acquired in a business combination, as from the acquisition date, is allocated to each of the Company’s cash generating units expected to benefit from the synergies of the business combination, regardless of whether other assets or liabilities of the acquire are attributed to these units.

Goodwill is not amortized and is subject to a yearly impairment test. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows. We identify our reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets. We then determine the fair value of each reporting unit by expected discounted operating cash flows generated by the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized first to goodwill until it is reduced to zero and then proportionally to other long-lived assets.

The use of different assumptions for valuation purposes, including estimates of future cash flows and discount rates, could have resulted in different estimates.

d)     Depreciation, Depletion, Amortization and Impairment: We recognize expenses related to the depreciation of our property, plant and equipment, the depletion of our forests and the amortization of software, patents, our relationships with suppliers and loyalty among our outgrowers loyalty. The rates of depreciation, depletion and amortization are based on our estimates of the useful lives of the assets over the periods during which these assets can be expected to provide benefits to us. In addition, we monitor the use of our property, plant and equipment and intangibles to determine whether any impairment of those assets should be recorded. The determination of such impairment involves judgments and estimates as to whether the asset is providing an adequate return in relation to its book value. While we believe that we make reliable estimates for these matters, the uncertainty inherent to this estimate could lead to results requiring a material adjustment to the carrying amount of the assets in future periods.

e)     Biological Assets: The consumables and production biological assets (living animals and plants) are measured at their cost and the forest at their fair value.

f)       Contingencies: are established when the Company has a present obligation, formalized or not, as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and its amount can be reliably estimated.

The Company is part of various lawsuits, including, tax, labor and civil claims. The assessment of the likelihood of an unfavorable outcome in these lawsuits includes the analysis of the available evidence, the hierarchy of the laws, available former court decisions, as well as the most recent court decisions and their importance to the Brazilian legal system, as well as the opinion of external legal counsel. The provisions are reviewed and adjusted to reflect changes in the circumstances, such as the applicable statute of limitation, conclusions of tax inspections or additional exposures identified based on new claims or court decisions.

A contingent liability recognized in a business combination is initially measured at fair value and subsequently measured at the higher of:

•        the amount that would be recognized in accordance with the accounting policy for the provisions above that comply with CVM Deliberation Nº 594/09; or

•        the amount initially recognized less, if appropriate, cumulative amortization recognized in accordance with CVM Deliberation Nº 692/12.

g)      Inventory: We record inventories at average acquisition or formation cost, not exceeding market value or net realizable value.  The cost of finished products includes raw materials, labor, cost of production, transport and storage, which are related to all process needed to make the products ready for sale. Provisions for obsolescence, adjustments to net realizable value, impaired items and slow-moving inventories are recorded when necessary. Usual production losses are recorded and are an integral part of the production cost of the respective month, whereas unusual losses, if any, are recorded as other operating expense.

h)     Income Tax and Social Contribution: Deferred taxes represent credits and debits on IRPJ and CSLL tax losses, as well as temporary differences between the tax basis and the carrying amount. Deferred income tax and social contribution assets and liabilities are classified as non-current, as required by CVM Deliberation Nº 676/11. When the Company’s analysis indicates that the realization of these credits, within 10 years, is not probable, a provision for losses is recorded.

Deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and they relate to income taxes levied by the same tax authority on the same taxable entity. In the consolidated financial statements, the Company’s tax assets and liabilities can be offset against the tax assets and liabilities of the subsidiaries if, and only if, these entities have a legally enforceable right to make or receive a single net payment and intend to make or receive this net payment, or recover the assets and settle the liabilities simultaneously. Therefore, for presentation purposes, the balances of tax assets and tax liabilities are being disclosed separately.

Deferred tax assets and liabilities must be measured by rates that are expected to be applicable for the period when the assets are realized and liabilities settled, based on the rates (and tax regulation) that are in force at the balance sheet date.

i)       Financial Instruments: financial assets and liabilities are recorded when the Company becomes party to the contractual provisions of the instruments and classified into the following categories: marketable securities, loans and receivables, derivatives and other.

•       Marketable Securities: Financial investments are financial assets that consist of public and private fixed-income securities, classified and recorded based on the purpose for which they were acquired, as follows:

✓ Trading securities — if the financial assets were purchased for the purpose of sale or repurchase in the short term, they are initially recorded at fair value and their variations are recorded directly in the statement of  income within the year as financial income or expenses;

✓ Held to maturity — if we have the intent and financial ability to hold the financial assets to maturity, the investments are recorded at amortized cost. Interest, monetary and exchange rate variation are recognized in the statement of income, when incurred, as financial income or expenses; and

✓ Available for sale — includes all financial assets that do not qualify in the other two categories above. They are initially measured at fair value and changes in fair value are recorded to shareholders’ equity, within other comprehensive income while the asset is not realized, net of tax. Interest, inflation adjustments and exchange rate variations, when applicable, are recognized in the statement of income, when incurred, as financial income or expenses.

j)       Derivative Financial Instruments measured at fair value: are those actively traded on organized markets and fair value is determined based on the amounts quoted on an active market at the balance sheet date. These financial instruments are designated at initial recognition, classified as other financial assets and/or liabilities, with a corresponding entry in the statement of income within financial income or expenses or cash flow hedge, a component of other comprehensive income, net of taxes.

k)      Hedge Transactions: the Company utilizes derivative and non-derivative financial instruments, as disclosed in note 4, to hedge the exposure to exchange rate and interest variations or to modify the characteristics of financial assets and liabilities and highly probable transactions, which are: (i) highly correlated to changes in the market value of the item being hedged, both at inception and throughout the term of the contract (effectiveness between 80% and 125%); (ii) supported by documents that identify the transaction, the hedged risk, the risk management process and the methodology used to assess effectiveness; and (iii) considered  effective in the mitigation of the risk associated with the hedged exposure. These transactions are accounted for in accordance with CVM Deliberation Nº 604/09, that permits the protection accounting methodology (“hedge accounting”) with measurement of effect of fair value in equity and its realization in income for the relevant heading.

Hedges that meet the criteria of hedge accounting are recorded as cash flow hedge.

In a cash flow hedge, the effective portion of the gain or loss on the hedging instrument is recognized as other comprehensive income, while the ineffective portion of the hedge is recognized immediately as financial income or expense.

The amounts recorded as other comprehensive income are immediately transferred to the statement of income when the hedged transaction affects the statement of income, for example, when the forecasted revenue in foreign currency occurs.

If the occurrence of the forecasted transaction or firm commitment is no longer expected, the amounts previously recognized in other comprehensive income are transferred to the statement of income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as a hedge is revoked, the gains or losses previously recognized remain recorded in other comprehensive income until the forecasted transaction or firm commitment affect the statement of income.

l)       Loans and Receivables: these are financial assets and liabilities with fixed or determinable payments which are not quoted on an active market. Such assets and liabilities are initially recognized at fair value plus any attributable transaction costs. After initial recognition, loans and receivables are measured at amortized cost under the effective interest rate method, less any impairment losses.

10.6. Internal controls adopted for preparing the financial statements – Efficiency and deficiency levels and recommendations in the independent auditor’s report Item 10.6. Executive Board’s comments with respect to the internal controls adopted to ensure the reliable preparation of financial statements:

a. degree of efficiency of such controls, indicating any imperfections and measures adopted to correct them

Management is responsible for establishing and maintaining adequate internal controls over the Company’s financial reporting. In order to evaluate the effectiveness of the internal controls for disclosing financial information in line with the dictates of Section 404 of the Sarbanes-Oxley Act, Management has conducted an assessment, which includes tests using “Internal Control-Integrated Framework” criteria and issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s internal controls system for financial reporting was designed to provide reasonable assurance as to the reliability of the Company’s financial information and for the preparation of financial statements for disclosure purposes in accordance with generally accepted accounting principles.

Due to its inherent limitations, internal controls over financial reporting may not prevent or detect misstatements. In addition, forecasts  of any effectiveness evaluation for future periods is subject to the risk that controls may become inadequate due to changing conditions or because the level of compliance with the policies and procedures may change.

b. deficiencies and recommendations on internal controls in the independent auditor's report

The study and assessment of the accounting system and internal controls of the Company by the independent auditors with respect to the auditing of the Financial Statements was undertaken with the purpose of determining the nature, opportunity and extent of the audit procedures but not for expressing an opinion on the efficacy of these internal controls.

In the light of this study and assessment, effected to the extent and for the abovementioned objective, suggestions have been submitted to the Company for improving internal controls, the following principal deficiencies of control for fiscal year 2014 being observed:

#	Process	Description of control deficiency	Management Comments
1	Fixed Assets	The Company has not documented the specific controls for determining and booking the capitalization of interest on fixed assets in its risks and controls matrix.	Action plan concluded on December 31, 2014. We have undertaken the revision and documentation of all the processes and controls for the deficiencies that have been cited.
2	Biological assets – Animals

Live Animals (Biological Asset – Fair Value): In the flow of the biological assets process, the Company has not documented all the elements for determining the fair value of these assets. For example animal data (“inputs”) and procedures for revision based on the assumptions in the report put out by Deloitte (“outputs”).

3	Indirect Taxes

In the flow of the taxes to be recovered process, the Company has not documented all the elements with respect to determining the provision for the discount on the realization of ICMS sales tax credits.

4	Shareholders, Equity	In the flow of the Shareholders’ Equity process, the Company has not documented all the elements involving shares held as treasury stock such as purchase, sale and accounting impacts.
5	Non-routine and estimation processes

In the flow of certain processes, principally non-routine and estimation processes, the Company has failed to document the controls on SAP (Z transactions) standard and customized transactions and the extraction of data and manipulation of electronic spreadsheets, used in the execution of these processes and as a basis for supporting the values disclosed in the explanatory notes. Thus, these specific controls and risks were not identified and included in the Company’s risks and controls matrix.

6	Routine, non-routine and estimate processes	The Company has not updated the flow charts for these processes for the year 2013. In addition, as a rule, the flow charts were prepared in a summarized format.
7	Biological assets - Forests

In the flow of the process of biological assets (forests), the Company has not documented all the elements for determining the fair value of these assets such as the extraction of data (location, hectares) (“inputs”) and the procedures for revising assumptions and calculations presented in the report issued by Deloitte (“outputs”) prior to account registration.

8	Payment based on shares	In the flow process for Stock Options, the Company has not documented the specific controls for arriving at a fair value for granting and for procedures related to cancelation.
9	Derivatives/Hedge Accounting

In the derivatives process, the Company has not documented all the controls with respect to hedge accounting, such as those executed with respect to hedge effectiveness testing and account classification (result or other overall results).

10	Closing of the Financial Statements	The Company has not documented the process of analysis for impacts arising from new accounting pronouncements.

Based on its assessment, Management has concluded that the deficiencies in controls listed above are related to the improvement in the description of the controls on these processes in our risks and controls matrix. We would point out that the controls have been implemented and are effective. Management is satisfied with the remedial actions implemented during the course of fiscal year 2014. Up to the date of filing of this document, no new deficiencies have been pointed out by our auditors, the deficiencies listed above having all been fully remedied during the year in accordance with the proposed schedule.

10.8. Description of significant items not evidenced in the financial statements of the Company:

a.    assets and liabilities directly or indirectly held by the Company, which are not disclosed in its balance sheet (off-balance sheet items), such as:

i. operating commercial leasing, assets and liabilities;

ii. receivables portfolios written off over which the entity has risks and responsibilities, informing respective liabilities;

iii. agreements for future purchase and sale of products or services

iv. non-finished construction agreements

v. agreements for future financing receipts

b. other items not evidenced in the financial statements

All the operations which could be classified as off-balance sheet were properly disclosed in the Financial Statements, including: leasing and purchase commitments. We have no knowledge of any other operation with these characteristics other than those already disclosed. However, only for informative purposes, the information disclosed in the consolidated financial statements related to these items is as follows:

1)      Marketable securities

December 31, 2014, of the total of marketable securities, R$32.4 million reais (R$82.8 million reais as of December 31, 2013)  were pledged as collateral for futures contract operations in U.S. Dollars and live cattle, traded on the “BM&F”.

2)      Inventories

On December 31, 2014, R$40.0 million reais (R$50.0 million reais as of December 31, 2013) of the balance of inventories as of the parent company and the consolidated was pledged as collateral for rural credit operations.

3)      Property , plant and equipment

On December 31, 2014, the Company had no commitments assumed related to acquisition and/or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are presented below:

Amounts in millions of Reais (1)

		Parent company and Consolidated
		12.31.14	12.31.13
		Book value of the	Book value of the
	Type of collateral	collateral	collateral
Land	Financial/Labor/Tax/Civil	320.9	330.8
Buildings and improvements	Financial/Labor/Tax/Civil	1,670.5	1,824.8
Machinery and equipment	Financial/Labor/Tax	2,053.8	2,054.9
Facilities	Financial/Labor/Tax	640.4	660.0
Furniture	Financial/Labor/Tax/Civil	18.7	19.9
Vehicles	Financial/Tax	10.8	1.6
Others	Financial/Labor/Tax/Civil	76.9	100.3
		4,792.1	4,992.4

(3)       Information extracted from the financial statements of December 31, 2014 and 2013.

The Company is not allowed to assign these assets as security for other transactions or to sell them.

4)      Loans and financing

The guarantees related to loans and financing are as follows:

Amounts in millions of Reais (1)

	Parent company			Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Total of loans and financing	10,030.6	7,675.3	11,589.3	10,181.2
Mortgage guarantees	1,102.7	1,278.4	1,102.7	1,278.4
Related to FINEM-BNDES	594.9	817.3	594.9	817.3
Related to FNE-BNB	293.5	335.4	293.5	335.4
Related to tax incentives and other	214.3	125.6	214.3	125.6
Statutory lien on assets acquired with financing	1.0	26.8	1.0	26.8
Related to FINEM-BNDES	0.6	1.2	0.6	1.2
Related to financial lease	0.4	25.6	0.4	25.6

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Sadia´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on December 21, 2014 totaled R$53.3 million reais (R$61.1 million reais as of December 31, 2013).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized to improve farm conditions and will be paid in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The total of guarantee as of December 31, 2014 amounted to R$280.1 million reais (R$363.7 million reais as of December 31, 2013).

On December 31, 2014, the Company contracted bank guarantees in the amount of R$2,048.3 million reais (R$1,707.2 million reais as of December 31, 2013). The variation occurred during the period is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.90% p.a. (0.90% p.a. as of December 31, 2013).

5)        Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed. The Company enters into other agreements, such as electric energy supplies, packaging supplies and others for manufacturing activities. The amounts of the agreements on the date of these financial statements are set forth below:

Amounts in millions of Reais (1)

Parent company and
Consolidated
12.31.14
2015	3,054.7
2016	697.8
2017	550.4
2018	523.4
2019 onwards	2,197.1
7,023.3

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

In the year ended December 31, 2014, then Company has not held any Built to Suit agreements.

6)      Leasing

The Company is lessee in several contracts, which can be classified as operating or finance lease.

6.1)   Operating lease

The minimum future payments of non-cancellable operating lease, for each of the following years, are presented below:

Amounts in millions of Reais (1)

	Parent company	Consolidated
	12.31.14	12.31.14
2015	169.3	169.4
2016	150.9	152.1
2017	127.6	128.8
2018	110.1	111.4
2019 onwards	226.6	226.6
	784.5	788.2

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

The payments of operating lease agreements recognized as expense in the year ended December 31, 2014 amounted to R$194.1 million reais in the parent company and R$247.7 million reais in the consolidated (R$249.9 million reais in the parent company and R$283.1 million reais in the consolidated as of December 31, 2013).

6.2)   Financial lease

The Company contracts financial leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings.

The Company controls the leased assets which are presented below:

Amounts in million of Reais (1)

			Parent company		Consolidated

	Weighted average
	interest rate
	(p.a.) (2)	12.31.14	12.31.13	12.31.14	12.31.13
Cost
Machinery and equipment		23.7	75.5	32.0	86.5
Software		73.0	22.1	73.0	22.1
Vehicles		28.2	138.9	28.2	138.9
Buildings		128.7	113.7	128.7	113.7
		253.5	350.2	261.8	361.3

Accumulated depreciation
Machinery and equipment	18.45%	(8.3)	(17.8)	(16.6)	(27.0)
Software	20.00%	(48.3)	(8.9)	(48.3)	(8.9)
Vehicles	13.02%	(8.8)	(37.0)	(8.8)	(37.0)
Buildings	15.43%	(20.2)	(9.6)	(20.2)	(9.6)
		(85.7)	(73.3)	(94.0)	(82.5)
		167.8	276.9	167.8	278.8

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

(2)       The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The future minimum payments required are segregated as follows, and were booked as current and non-current liabilities:

Amounts in millions of Reais (1)

			Parent Company
			12.31.14
	Present value of		Minimum future
	minimum payments (2)	Interest	payments (3)
2015	63.7	24.7	88.5
2016	41.8	16.6	58.3
2017	24.5	10.0	34.5
2018	21.7	7.8	29.5
2019 onwards	92.4	60.3	152.7
	244.0	119.5	363.5

			Consolidated
			12.31.14
	Present value of		Minimum future
	minimum payments (2)	Interest	payments (3)
2015	63.8	24.8	88.6
2016	41.8	16.6	58.3
2017	24.5	10.0	34.5
2018	21.7	7.8	29.5
2019 onwards	92.5	60.4	152.8
	244.2	119.5	363.7

(1)       Information extracted from the financial statements of December 31, 2014 and 2013.

(2)       Comprises the amount of R$407 related to financial lease of vehicles which are recorded as loans and financing.

(3)       Comprises the amount of R$407 related to financial lease of vehicles which are recorded as loans and financing.

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments relating to restrictions on dividends, interest payments on shareholders ‘equity or additional debt funding.

10.9. Executive Board’s Comments on each of the items not evidenced in the financial statements mentioned in item 10.8, informing:

a. how said items change or may change income, expenses, the result of operations, the financial expenses or other items of the Company’s financial statements;

b. the nature and purpose of the operation;

c. nature and amount of the liabilities assumed and of the rights generated in favor of the Company as a result of the operation.

The Company’s management does not expect significant effects on described operations in item 10.8 and not evidenced in the financial statement which may change the revenues, expenses, the operational result, financial expenses or other items of Company’s financial information.

For a description of each operation, as well as the amount of the assumed obligations and rights created in favor of the Company as a result of operations no evidenced in the financial statement, see item “10.8” above.

10.10 Directors should indicate and comment on key elements of the issuer's business plan, specifically exploring the following topics

 a) investments, including:

i. Quantitative and qualitative description of investments in progress and expected investments

ii. Investment funding sources

iii. Relevant divestitures in progress and expected divestitures

b) If disclosed, indicate the acquisition of plants, equipment, patents or other assets that may materially affect the issuer's production capacity

c) New products and services, including:

 i. Description of ongoing research already disclosed

 ii. Total amounts spent by the issuer in research to develop new products or services

 iii. Projects in development already disclosed

 iv. Total amounts spent by the issuer in the development of new products or services

                The financial data presented in this section are taken from the consolidated financial statements.

a) investments, including:

i. Quantitative and qualitative description of investments in progress and expected investments

Investments made in recent years:

(excluding investments in  head offices)

	2014	2013	2012
(in millions of R$)
Growth/Expansin capacity	293	646	992
Efficiency/Process Improvement	268	169	285
Operation Support	387	358	622
Total Investments (consolidated)	948	1,396	1,899

2014

During the year, the investments made by the Company totaled R$1.5 billion targeted for growth, support and efficiency. It has also been found that amount, a total of R$517.5 million invested in biological assets. It was not considered in this number, however, R$ 514.4 million targeted for acquisitions and other, and R$67.8 million lease, which would total R$2.0 billion investment in 2014.

On January 16, 2013, BRF SA informed the market that it has completed the acquisition of 49% of the share capital of the Federal Foods, a privately held company headquartered in Abu Dhabi, United Arab Emirates, becoming the owner of 60% the economic rights of the said company. On February 17, 2014, BRF announced signing a binding offer with Al Nowais Investments (holding the remaining stake of the Federal Foods) to, among other things, acquire, through its subsidiary in Austria, additional economic rights issued by Federal Foods, in accordance with the limits set by law and common practice in the UAE, for a total investment of US$27.8 million, on April 9, 2014 BRF concludes this business by the aforementioned investment.

The Federal Foods is a privately held company headquartered in Abu Dhabi, United Arab Emirates, and distributor of Sadia products for over 20 years as well as a series of chilled, frozen products and dry line of other brands and suppliers. Currently, BRF products represent approximately 65% of net revenue of the Federal Foods.

Also in line with BRF's strategic plan to internationalize the Company accessing local markets, strengthening the brands of BRF, distribution and expanding its product portfolio in the Middle East, the Company announced on July 3, 2014 the completion of the acquisition of equity interest of Al Khan Foods, a distributor of products in the Sultanate of Oman. BRF acquired 40% stake in the capital of AKF, based on an enterprise value (enterprise value) totaling US$ 68.5 million.

Al Khan Foods is the leading distributor of frozen food in the Sultanate of Oman, covering a broad scope of retail customers, food services and wholesale. It distributor of Sadia products in the Sultanate of Oman for 25 years, as well as a number of other frozen products of other brands and suppliers.

On October 01, 2014 BRF SA holds the total amount of 29,000,000 of Minerva shares, roughly corresponding to 15.2% of total share capital and voting on it. It should be noted also that the BRF and the VDQ Holdings SA (controlling shareholder of Minerva) signed in 2013 the Shareholders' Agreement, which was suspended and conditioned to the effective completion of the Share Exchange, so this came into force in October 2014.

Through this agreement, BRF made an adjustment in its operating model in the beef market. Without going out of business, desverticalizamos the chain, leaving the management of the slaughter the care of a specialist company in the case Minerva, while reinforcing its presence in the segments of food service and food processed beef. The implementation of the Transaction was subject to the approval of the Administrative Council for Economic Defense (CADE), which it did in August 20, 2014.

Also in 2014 BRF materialized, on November 21, the acquisition of 75% of the distribution of frozen food retail business of Alyasra. The conclusion of this deal was to enterprise value base of US$160 million.

Finally, the large investment of the Company for the year 2014 was the opening of its first factory of processed foods in the Middle East, the region's largest. We invested approximately US$160 million in the construction of the unit, located in KIZAD industrial district of Abu Dhabi, the United Arab Emirates.

The strategic location of the unit will ensure fast and efficient access to strategic markets. The plant, which will produce processed foods (breaded products, hamburgers and pizzas, etc.), began operating with about 350 employees, a figure that could reach 1,400 in 2017, when it reaches production capacity of 70,000 tons/year. As with other plants operated by the Company, the new unit production lines follow strict precepts of food security, one of the attributes most valued by Middle Eastern consumers.

2013

In 2013 investments (CAPEX) totaled R$ 1.5 billion and were directed to growth projects, efficiency and support, including R$501.8 million of investments in biological assets. Moreover, there was also the period, R$164.8 million leasing and R $ 222.5 million of acquisitions and other investments.

The main disbursements were directed to productive capacity increase investments in Videira (SC), Ponta Grossa (PR), Paranaguá (PR), Tatuí (SP) and Uberlandia (MG); construction of new factories: margarine (Victory of the Holy Antão- PE); cheeses (Three May- RS); expansion of slaughterhouses of the industrial units of New Mutum (MT) and Dourados (MS); and factory processed in the Middle East; and investments in automation projects, process improvement, extension lines and support.

Reducing Capex before the guidance provided at the beginning of the year, it was a prioritization of projects, in line with the strategy outlined by the Company, changing only this direction returning it to process improvement through investments in logistics and systems (IT).

On November 01, 2013, the Company entered into an investment agreement with the Minerva SA, one of the leaders in South America in the production and sale of fresh beef, live cattle and its derivatives. This Investment Agreement regulates the terms and conditions of a transaction by which the BRF aportaria their Lowland Great cattle slaughter plants and Mirassol, with capacity to slaughter 2,600 cattle per day, as well as employees involved in the BRF those activities of a company-held shares sold to Minerva.

On January 16, 2013, BRF informed the market that it has completed the acquisition of 49% of the share capital of the Federal Foods, a privately held company headquartered in Abu Dhabi, United Arab Emirates, becoming the owner of 60% of economic rights of that company, under the shareholders' agreement signed between the parties at the time.

2012

Investments in Capex made during the year totaled R$2.5 billion, being 25% higher than in 2011 and were directed to growth projects, efficiency and support. Are considered in this amount of R$494 million of investments in biological assets (matrices), to meet the growth projects.

Among the highlights for 2012 investments, we highlight the creation of two joint ventures: the first with the Rising Star Food Company Limited (China), for the purpose of access to distribution in the Chinese market, local processing, Sadia brand development in China and range of retail channels and food services in Mainland China, Hong Kong and Macau; and the second with Carbery Goup (Brazil), a joint venture for processing of whey protein, a partnership, which includes the 50% for BRF and 50% for Carbery, involving shared investment of US$50 million, Carbery using technology for processing the cheese whey generated in operations.

Among the highlights also emphasize the acquisition of Quickfood (Argentina). There were also investments in factories - new margarine units in Vitória do Santo Antao (PE) and sausage in Lucas do Rio Verde (MT); expansion of the slaughter of poultry in Lucas do Rio Verde (MT), Rio Verde (GO), Two Neighbors (PR), Toledo (PR), Golden (MS) and Nova Mutum (MT) - the adequacy of the Distribution Center Rio de Janeiro (RJ) and the construction of the new Technology Center in Jundiaí (SP).

a) ii. Investment funding sources

The Company has generated funds from operating cash and credit lines with financial institutions in Brazil and abroad.

a) iii. material divestitures in progress and expected divestitures

In 05.12.05.14, BRF signed with Lactalis the contract of sale of its dairy sector, which includes (i) plans of Good Counsel (PE), Carambeí (PR), Ravenna (MG), Concordia (SC) Teutonia (RS), Itumbiara (GO), Terenos (MS), Ijuí (RS), May 3 I (RS), May 3 II (RS) and Santa Rosa (RS), and (ii) the related assets and Bata brands, Elect, Cotochés, Santa Rosa and DoBon) dedicated to this division ("Transaction").

The value of the transaction was set at the amount of US$ 697,756 (equivalent to R$1.8 million) in 05.12.05.14, subject to customary adjustments for working capital and net debt.

BRF SA announced to the market on February 14, 2012, on the formation of the JV between BRF and Dah Chong Hong Company Limited ("DCH"), however, BRF and DCH reported on April 30, 2014 which, by common agreement and friendly character, ended the joint venture. This discontinuation of the operation involved the amount of US$460,000 in payment for the joint venture. Both companies maintain a business partnership, not exclusive to the region with a focus on Hong Kong and Macau markets.

b) If disclosed, indicate the acquisition of plants, equipment, patents or other assets that may materially affect the issuer's production capacity

There was no disclosure of the acquisition of plants, equipment, patents other assets, other than those already described in the above item, which could materially affect the Company's production capacity.

c) new products and services, including:

i. Description of ongoing research already disclosed

In 2014 were launched 123 new products available to consumers, as follows: 59 releases in the domestic market, divided into segments meat segments -– 55- and dairymilk 55 - 04. In the international market, were totaled 36 new products and in the food service market 28 releases.

The research activities, development and innovation (R&D&I) BRF understand the Agricultural Research and Innovation and the Research and Development of Products and Processes. The team of Research and Development of meat products is located in Jundiaí, in São Paulo, where the BRF Innovation Center (BIC) is, and the team of Research and Dairy Development focuses on the city of Carambeí, state of Paraná.

The area of R&D&I agricultural seeks to ensure the international competitiveness of the company by the continuous introduction of new technologies at the right time, ultimately reducing production costs, improving product quality and service requirements of customers and consumers.

BRF has one of the largest experimental structures to search for poultry and pork in the world, with 19 facilities in 4 experimental farms in the state of Santa Catarina, with a total of 1,380 stalls for experimental evaluations of the impact of characteristics in the production chain. The company has 7 bromatological laboratories and 5 agricultural laboratories that support the research activities and the operation.

In addition to the formal structure research structure of the company, the company structured a research process in the production system. This allows us to evaluate all the technologies in actual production conditions, with adequate number of samples, calculate productive and financial impact and set the appropriate time to introduce certain technology. Field research system is a differential of BRF in relation to research centers and other companies in the sector.

In 2014, were registered 170 experiments in the agricultural research system.

c) ii.Total montantes spent by the issuer in research to develop new products or services

We invested R$192 million in 2014, RUS$68.6 million in 2013 and R$ 33.1 million in 2012 in R&D&I activities. In the years 2012 and 2013, considered as R&D&I spent the fixed values expenditures posted to cost centers of managements linked to these activities. In the year 2014, we started to consider how expenditure of R&D&I spent the values as material consumption in experimental research tests and field research of R&D&I projects agriculture, so the increase in value.

Opened in June 20, 2013, BIC received funding from FINEP (Subvention Program - researcher in the company) totaling R$106 million, R$58 million for construction of facilities totaling 13,500 m². The project represents the commitment of BRF to invest in research, development and innovation to create and add value to their products, processes and services. Its structure, designed to be the main reference in technological development in the food sector, includes areas of R&D in meat, pasta, margarine, vegetables and packaging, as well as quality, project management and graphic arts, offering office structure and rooms meetings, pilot plant, sensory environments for testing and evaluation, packaging laboratory, kitchens for customers of food service, library and creativity room.

Still on the association of BRF with FINEP and CNPq (PNPD - National Program for Post Doctoral and RHAE - Training Program of Human Resources in Strategic Areas) and Araucaria Foundation (Postdoctoral Program in the company), BRF promotes, in recent years, the inclusion of teachers and doctors on its staff. By the year 2014 were absorbed 9 researchers, 5 remain in training and are approved 2 more from 2015.

BRF believes that invest in Research, Development and Innovation is a key factor to maintain its competitive advantages, is to optimize its supply chain, improving sustainability and launching innovative products, meeting the expectations and needs of consumers, customers and markets.

c) iii. projetos in development already disclosed

BRF has its own program of breeding pigs, competitive with the programs of international genetics companies. Currently serves, by choice, 65% of the company's production, corresponding to the slaughter of approximately 6 million head. The program has six core farms in the state of Santa Catarina, with a staff of 110 employees, and book farm in Minas Gerais. Aiming to follow the growth of the company, a new core farm is under construction in the state Goiás, which will increase by 27% the program's production capacity. A lot of work is running for the incorporation of genomic evaluation in the selection process. To make this technological leap, the company has established partnerships with six centers of Embrapa (Brazilian Agricultural Research Corporation), universities and research funding agencies (BNDES, FINEP, CNPq) and formed a frame with 9 geneticists, 8 doctors.

The integrated process of Agricultural innovation BRF part interfaces with companies and research centers, characterized by sharing the use of physical structures and staff, for solution of the main demands for development work together, but mostly resulting in feedback new proposals innovation from the own network of technological development. This process of innovation has been recognized externally with the following awards:

•       National Award Teams from EMBRAPA in Category Partnership 2012

•       National Award Teams from EMBRAPA in Category Creativity 2011

•       Innovation Award Management Category, Southeast, granted by FINEP, 2010.

The area of R&D&I of meat and dairy products works to keep the BRF at the forefront of innovation by developing new products and processes, aligned the demands of the market, continuous improvement of existing products and assessment of new technologies. For this, our framework includes senior professionals, working in product development, packaging, sensory analysis and support teams, as project management, innovation management, graphic arts and registration and labeling. Our technical team is composed of technologists and Food Engineers, Chemical Engineers, Chemical, Pharmaceutical and Veterinary.

c) iv. total amounts spent by the issuer in the development of new products or services

BRF continually invests in research, development and innovation to launch new products and also continuously improve its current portfolio, and the Company intends to continue investing in product innovations in all markets in which current. However, it involves trade secrets, this information can not be disclosed in advance.

BRF spent in 2014 US$192 million dollars in research activities, development and innovation. Some examples of product launches in Brazil in 2014: the line of sliced cold in packaging opens and closes-Soltíssimo, the line Easy Chicken Sadia (whole chicken and frozen seasoned cuts in packaging bakes easy) to aerated margarine Qualy AERA, the sausage Tuscany Baked BBQ Chicken Fillet Perdigao and Milanese to Food Services.

BRF held first patent filing with the INPI (National Institute of Industrial Property) in 2014, two deposits of invention patents, 1 utility model 1 and 1 industrial design in 2013 and 3 deposits Patent in 2012.

10.11. Comment on other factors that have significantly affected operating performance and that have not been identified or commented on other items in this section.

All relevant information were identified and discussed in previous sections.

Annex II - Allocation of Net Income

(As Annex 9-1-II of CVM Instruction 481 of December 17, 2009)

1. Net Profite for the fiscal year

The Company's net income on 12.31.2014 was R$2,225,036 thousand.

 2. Total amount per share of dividends, including dividend advances and interest on the company’s capital which have already been declared

In the course of the year 2014 the following values as a distribution of profits to shareholders declared:

2014	(R$ thousand)

Total shares outstanding 12/31/2013 – weighted average per share	870,412,068
Earnings per share	2,46
Dividends per share	0,10
Interest on Equity per share	0,85

3. Percentage of Net Profit for the year that has been distributed

The percentage of net income distributed year was 33.16%.

 4. Total amount and amount per share distributed on the basis of profit from previous years

During the fiscal year 2014 were not distributed dividends based on prior years' profits.

5. State, after deducting dividend advances and interent on company’s capital which have already been declared

There will be proposed to the General Meeting the declaration of dividends or interest on additional capital to already declared.

 b. The form and term of payment of dividends and interest on capital

As mentioned in sub-item "a" of this item, the mandatory dividend for the 2014 financial year has been fully declared by the Board of Directors and paid to shareholders.

For dividends and interest on equity already declared, shareholders may receive the amounts due to them in the following ways:

•                    American holders Shareholders Depositary Receipts (ADRs):

Payment will be made directly to the foreign depositary bank (Bank of New York Mellon) who will forward it to the shareholders.

•                    Shareholders who hold current accounts with Itaú Unibanco SA duly registered:

Payment will be made by direct credit to the respective current accounts.

•                    Shareholders who hold current accounts with other banks that have already indicated the bank / agency / checking account:

Payment will be made through wire DOC or TED, as their values.

•                    Shareholders whose shares are deposited in fiduciary custody of BM & FBOVESPA.

Payment will be made directly to BM & FBOVESPA through the Central Depositary of BM & FBOVESPA (former CBLC), which will forward it to the shareholders, through the depositor Brokerage Firms.

•                    Shareholders holding shares in bearer not yet converted to the book-entry system:

Payment will be made upon delivery of the respective certificates for mandatory conversion.

There will be proposed to the General Meeting the declaration of dividends or interest on additional capital to already declared. Payment dates already occurred, see table in item 6 below.

c. Any restatement and interest on dividends and interest on capital

None.

d. Date of declaration of payment of dividends and interest on equity used to identify shareholders entitled to receive them.

There will be proposed to the General Meeting the declaration of dividends or interest on additional capital to already declared.

6. If dividends on company’s capital have been declared on the basis of profits shown on half-yearly balance sheets or balance sheets for shorter periods

a. Inform the amount of dividends or interest on equity already declared

b. State the date of the respective payments

Year	Gender	Payment Day	Value per Shre (R$)	equivalent value in US$ at the payment date
2014	Interest on capital	08.15.2014	0.41421437	0.183272585
2014	Interest on capital	02.13.2015	0.43441923	0.153250513
2014	Dividends	02.13.2015	0.09972393	0,035179712

7. Provide a comparative table indicating the following amounts per share of each type and class:

a. Net income for the year and the three (3) previous years

b. Dividends and interest on equity paid in three (3) previous years

The data below refer to the consolidated financial statements.

	2014 R$/Thousand	2013 R$/Thousand	2012 R$/Thousand
Net Profit	2,225,036	1,062,430	770,002
Interest on capital distributed	737,765	724,013	274,750
Dividends distributed	86,489	-	45,300

For the calculation of earnings per share, dividing the net income by the amount of outstanding shares, excluding treasury shares on the date the balance sheet.

8. If profits are allocated to the legal reserve

a.    State the amount allocated to the legal reserve

The legal reserve is made on the basis of 5% of net income in accordance with art. 193 of Law 6,404 / 76, amended by Law No. 11,638 / 07, limited to 20% of the share capital. On 31/12.31/.14 the balance appropriated to the legal reserve was R $ 111.252 million, representing 5% of net income, and the balance of legal reserve in the period was R $ 384,619 corresponding to 3.09% of the share capital (2 19% by 12./31./13).

b. Give a detailed description of how the legal reserve is calculated

The legal reserve is established on the basis of 5% of net income in accordance with art. 193 of Law 6,404 / 76, amended by Law No. 11,638 / 07, limited to 20% of the share capital.

9. In case the Company has preferred shares entitled to fixed or minimum dividends

a. Describe the calculation of fixed or minimum dividends

b. Inform whether the income is sufficient for the full payment of fixed or minimum dividends

c. Identify whether any unpaid portion is cumulative

d. Identify the total amount of fixed or minimum dividends to be paid to each class of preferred shares

e. Identify the fixed or minimum dividends to be paid per preferred share of each class

10. In relation to the mandatory dividend

a. Describe the calculation method set forth in the statute

The Company's bylaws determine the distribution of a minimum dividend of 25% of net income, adjusted pursuant to art. 202 of Law 6,404 / 76 to be assigned to all the Company's shares. At least 3 years the Company distributed values above the minimum dividend.

b. Inform whether it is being fully paid

The mandatory dividend was fully paid, pursuant to item 6 above.

c. Inform the amount withheld

There were no retained amounts.

11. In case of retention of mandatory dividend due to the Company's financial situation

a. Inform the amount withheld

b. Describe in detail the financial situation of the company, including covering aspects related to liquidity analysis, working capital and positive cash flows

c. Justify the withholding of dividends

There will be no retention of mandatory dividends.

12. If income is allocated to the contingency reserve

a. Identify the amount allocated to the reserve

b. Identify the probable loss and its cause

c. Explain why the loss was considered probable

d. Justify the reserve

No allocation to a contingency reserve.

13. If income is allocated to revenue reserves to be held

a. Inform the amount allocated to the reserve for unrealized profits

b. Inform the nature of unrealized profits that originated the reserve

No allocation of income to the reserve for unrealized profits.

14. If income is allocated to statutory reserves

a. Describe the statutory clauses that establish the reserve

b. Identify the amount allocated to the reserve

c. Describe how the amount was calculated

The data below refer to the consolidated financial statements.

2014 R$/Thousand	2013 R$/Thousand	2012 R$/Thousand
Retention of income to statutory reserve	1.182.324	121.800	392.541
Retention of income to statutory reserve (Reserve for capital increase)	451.640	121.800	155.077
Retention of income to statutory reserve (Reserve for expansion)	730.684	-	237.464
Retention of the result for tax incentive reserve	140.369	121.180	67.431

Legal reserve: Formed on the basis of 5% of net income in accordance with art. 193 of Law 6,404/76, amended by Law Nº 11,638/07, limited to 20% of the share capital. On 12.31.14 the allocation to the legal reserve was 3.09% of the share capital (2.19% on 12.31.13).

Reservations for capital increase: The reserve for capital increase was recorded based on Article 30, item 3 of the bylaws approved by the shareholders on April 3, 2014, in the amount corresponding to 20% of net income to be allocated presented above, this reserve can not exceed the limit of 20% (twenty percent) of the capital. On 12.31.14 In the balance of this reserve amounted to 10.23% of the share capital (6.60% on 12.31.13).

Expansion reserve: The reserve for expansion was established under Article 30, paragraph 4, of the bylaws approved by the shareholders on April 03, 2014, in the amount that corresponds to the percentage up to 50% of net income for the year to meet expansion plans, limited to 80% of the capital and aims to ensure investments in fixed assets or working capital increases, including through amortization of the Company's debt, independently of retention of income linked to the budget capital, and its balance may be used: (i) absorbing losses whenever necessary; (Ii) the distribution of dividends at any time; (Iii) the redemption, repayment or purchase of shares, authorized by law; and (iv) for incorporation into the capital, including through new stock dividends. 31.12.14 In the balance of this reserve amounted to 15.26% of the share capital (9.40% on 12.31.13). In 2013 there was no constitution of this reserve.

Tax incentive reserve: Established under Article 195-A Law Nº 6,404/76, amended by Law Nº 11,638/07, based on the amount of donations and government grants for investments.

15. If retained earnings provided in capital budget

a. Identify the amount withheld

b. Provide a copy of the capital budget

There will be no retention of profits in the capital budget.

16. If income is allocated to the reserve for tax incentives

a. Inform the amount allocated to the reserve

On 12.31.2014 the total amount allocated to the reserve incentives was R$140.369. The total amount of the Company for the tax incentive reserve is R$385,522.

b. Explain the nature of the allocation

The nature of the allocation in question is from government donations or subsidies for investments (state incentive programs that translate into ICMS credits).

Annex III - Information candidates to the positions of Council members

 Management and Supervisory Board

 (Items 12.6 to 12.10, pursuant to CVM Instruction 480, of December 7, 2009)

Board candidates:

12.6.

Abilio Diniz

78 years, Business Administrator, CPF 001.454.918-20, nominated for Presidency of the Board for election at the OEGM April 8, 2015, to serve until the OEGM of 2017. Mr. Abilio never exercised any office in the BRF. Mr. Diniz was not indicated by a controller. (Independent member).

A graduate in Business Administration from the Fundação Getúlio Vargas (FGV), together with his father, he was responsible for the establishment and development of the Pão de Açúcar Group, a company of which he was Chairman until September 2013. He was one of the founder members of the São Paulo Supermarkets Association (APAS) and participated in the federal government between 1979 and 1989 as a member of the National Monetary Council. Since 2010, he has been ministering a 360º Leadership course in partnership with the FGV for developing young leaders. Currently, Abilio is also president of the Board of Directors of Península Participações, his family’s investment company, and has a seat on the Board of Directors of Carrefour Brasil. (independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8. a.

i. 12.8.a.Main professional experiences over the last 5 years

Company: BRF S.A.
Position: Chairman of Board of Directors
Functions of the office: Chairman of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, the Chairman shall preside at meetings of the Board and General Meetings.

Company's core business: Foods.
Company: Companhia Brasileira de Distribuição
Position: Chairman of Board of Directors

Functions of the office: Chairman of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, the Chairman shall preside at meetings of the Board and General Meetings.

Company's core business: Retail Trade.

Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: diffuse control

- Other: diffuse control

i.        Management positions that are or have in public companies

Company: BRF S.A.
Position: Chairman of Board of Directors
Period: since 2013

Company: Companhia Brasileira de Distribuição
Position: Chairman of Board of Directors
Period: since 2003 till September 2013

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Not applicable; the Board of Directors has no relatives in the BRF.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not applicable; the Board of Directors has no relatives in the BRF.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not applicable; the Board of Directors has no relatives in the BRF.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not aplicable

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a. company controlled directly or indirectly by the issuer

Not aplicable

b. direct or indirect parent of the Issuer

Not aplicable

c. If relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not aplicable

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Luiz Fernando Furlan

67 years old, Chemical Engineer and Business Administrator, CPF 019489978-00, appointed to the Board of Directors for election at the OEGM April 8, 2015, to serve until the OEGM of 2017. He hold a chair of Co-Chairman of the Board of Directors of BRF between 2009 and 2011. He took office as Member of the Board of Directors on April 2013, with a mandate until April, 2015. Additionally holding the Coordinator of the Governance and Sustainability Committee. Mr. Furlan was not indicated by a controller. (Independent member).

Member of the Board of Directors of Telefônica Brasil S.A. (Brazil), Telefónica S.A. (Spain), AGCO Corporation (USA) as well as a member of the Advisory Board of ABERTIS Infraestruturas S.A. (Spain). Prior to this, he was Chairman of the Board of Directors of Sadia S.A. from 1993 to 2002 and from 2008 to 2009, a company where he also held several different executive posts in the period from 1976 to 1993.  He was Co-Chairman of the Board of Directors of BRF S.A. from 2009 to 2011 as well as a member of the Board of AMIL Participações S.A. from 2008 to 2013 and Redecard S.A. from 2007 to 2010. He was Federal Government Minister at the Ministry for Development, Industry and Trade from 2003 to 2007.  Since 2008, he has been President of the Board of the Fundação Amazonas Sustentável (FAS) and since 2013, also a member of the Global Commission for the Conservation of Oceans (Global Ocean Commission – USA) and a Senior Council Member for São Paulo Health Management. Mr. Furlan is a graduate in Chemical Engineering from FEI (the Industrial Engineering Faculty) and in Business Administration from the Universidade de Santana, São Paulo, having also concluded extension and specialization courses in Brazil and overseas. Mr. Furlan qualifies as an independent board member in accordance with Novo Mercado listing regulations.

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Main professional experiences over the last 5 years

Company: BRF S.A.
Position: Member of Board of Directors
Functions of the office: Member of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, it is the counselor attend meetings of the Board.
Main activity of the company: Production and Food Processing.

Company: Telefônica Brasil S.A.
Position: Chairman of Board of Directors
Functions of the office: Chairman of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, the Chairman shall preside at meetings of the Board and General Meetings.
Main activity of the company: Production and Food Processing.

Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: diffuse control

- Other: diffuse control

ii. Management positions that are or have in public companies

Company: BRF SA
Title: Co-Chairman of the Board of Directors
Period: 2009 to 2011 - Co-Chairman of the Board of Directors, since 2011 - Member of the Board of Directors;

Company: Sadia SA
Position: Chairman of Board of Directors
Period: 1988 to 1990 - Director of Investor Relations, 1978 to 1988 - Member of the Board of Directors;

Company: Amil Participações SA
Position: Member of Board of Directors
Period: from April 2009

Company: Redecard S.A.
Position: Member of Board of Directors
Period: 2008 to 2010

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Mr. Eduardo Fontana, Mr. Walter Fontana and Mr. Luiz Fernando Furlan are cousins in 1st grade.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not applicable; the Board of Directors has no relatives in the BRF.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not applicable.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a.sociedade controlled directly or indirectly by the issuer

Not applicable.

b.controlador issuer's direct or indirect

Not applicable.

c.caso relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people.

Not applicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial:

No.

Eduardo Rossi

42, Business Administrator, CPF 162864248-30, indicated as alternate member of the Board of Directors for election at the AGM / E April 8, 2015, to serve until the AGM / EGM 2017. It has no other positions BRF. Additionally has the office of Member of the Senior Advisory Board. Mr. Rossi was not indicated by a controller. (independent member)

Business Administration from Fundação Getúlio Vargas and Master with honors from Columbia University in New York. Founding partner of Aria Consulting LTD, through which performed the following activities: Responsible for financial strategy Ricardo Brennand Group and the controlling family of the same from 2004 to 2010. Besides investments, was responsible for risk management, and long-term planning group. Since April 2010, responsible for the strategic management of the Peninsula and the business of the controlling family. Responsible for the structuring and implementation of global investments, including stakes relevant. Management of real estate assets in the group, tax planning, family governance and corporate. Advises shareholders in major strategic decisions of the group. Member of the board of the NGO Child Safe and Institute Peninsula. (alternate member Independent)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8. a.

i. 12.8.a.Main professional experiences over the last 5 years

Company: Fibria S.A. (formerly Votorantim Pulp and Aracruz Cellulose)
Position: Member of Board of Directors
Functions of the office: Member of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, it is the counselor attend meetings of the board.
Main activity of the company: Forest products.

Company: BRF S.A
Position: Advisory Board
Functions of the office: Member of the Advisory Board. In addition to the duties of the Advisory Council on the Status of Society, where is the advisor attend meetings of the board.
Main activity of the company: Production and Processing Production and Food Processing ..

Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: diffuse control

- Other: diffuse control

ii.      Management positions that are or have in public companies

Company: Perdigão SA
Position: Member of Board of Directors
Period: 1994 to 2007 - Vice Chairman of Finance, Controlling and Investor Relations

Company: Fibria S.A. (formerly Votorantim Pulp and Aracruz Cellulose)
Position: Member of Board of Directors
Period: Since 2008 - Director of Risk Management of Votorantim Participações; Since 2009 - Board of Directors of Aracruz Cellulose SA;

Company: BRF S.A
Title: Advisory Board
Period: Since 2008 - Senior Advisory Board of Perdigão SA

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a.issuer's management

Not applicable; the Board of Directors has no relatives in the BRF.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not applicable; the Board of Directors has no relatives in the BRF.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not applicable; the Board of Directors has no relatives in the BRF.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a. company controlled directly or indirectly by the issuer

Not applicable.

b. direct or indirect parent of the Issuer

Not applicable.

c. If relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not  applicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Marcos Geovanne Tobias da Silva

49, Economist, CPF 263.225.791-34, nominated as a member of the Board of Directors for election at the E/AGM of April 08, 2015 with term of office until the E/AGM of 2017. Additionally he exercises the function as member of the Strategy and Markets Committee of BRF. Mr.da Silva was nominated by the Caixa de Previdência dos Funcionários do Banco do Brasil - Previ. (member)

President of the Neoenergia Group. Participant in a course for Alternative Investments Management for Pension Funds at Wharton University, Pennsylvania. At Banco do Brasil he worked in Finance, Technical Consultancy, Marketing, Communication and IR and in 2009 was elected the best IR professional in Brazil by the IR Awards. He was a member of the Board of Directors of IBRI, President of the Fiscal Council of Coelba, Director of IBEF-DF and Director of INI. Economist with specialization in Marketing and Finance with a Master’s in Administration from IBMEC. (member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Principal professional experience in the last 5 years

Company: Ária Consultoria Ltda.

Position: Founding partner

Inherent functions of the position: Founding partner. Functions established in law and in the corporate bylaws.

Principal activity of the company: Corporate consultancy

Corporations, which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control
- Others: dispersed control

ii. Management positions he exercises or has exercised in publicly held companies

Not aplicable

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not applicable; the Board of Directors has no relatives in the BRF.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issue
Not applicable; the Board of Directors has no relatives in the BRF.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
      Not aplicable

b.controlling company directly or indirectly of the issuer
     Not aplicable

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people
     Not aplicable

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

12.6.

Sérgio Ricardo Miranda Nazaré

49, Economist, CPF 263.225.791-34, CPF 263.225.791-34, nominated as a member of the Board of Directors for election at the E/AGM of April 08, 2015 with term of office until the E/AGM of 2017. Additionally he exercises the function as member of the Strategy and Markets Committee of BRF. Mr. Nazaré was nominated by the Caixa de Previdência dos Funcionários do Banco do Brasil - Previ. (member)

Graduated in Economic Sciences and has a Master’s in Financial Administration, both from UNB. He has an executive MBA in Finance (IBMEC) and an MBA Controller (FIPECAFI). He was Personal Clients Director and Director for Government in the Banco do Brasil. He was statutory Director of Seguros BB, BrasilCap, BrasilVeículos and Grupo Segurador BB MAPHRE. In addition to experience in executive positions, Sérgio Nazaré is a professor at Universidade de Brasília, in the Accounting and Actuarial  Sciences Department. He also has international experience in studies, research and businesses with large groups. He has experience in the areas of administration of fixed assets, planning commercial actions and management of client relationships, funds and government programs, credit operations with the public sector, business strategy and product strategy and management of shareholding participations. Sérgio Nazaré has also been a Board Director and Fiscal Councilor of various companies such as: Randon, Kepler Weber, Celesc, Telemar, Brasilcap, Brasilprev, Previ and Aliança do Brasil. (alternate member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Principal professional experience in the last 5 years

Company: Banco de Brasília

Position: Vice President

Inherent functions of the position: Responsible for the Finance and Financial Control, Credit, Relationship with Investors, Control, Risk, People Management and Administration area.

Principal activity of the company: Financial services

Company: Grupo Segurador BBMapfre S.A

Position: Director for Finance and Administration

Inherent functions of the position: Management of cash, payments, receivables and investments/administration of reserves; administration of fixed assets, Insurance Group purchase agreements

Principal activity of the company: Insurance

Corporations, which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control
- Others: dispersed control

  ii. Management positions he exercises or has exercised in publicly held companies

Company: Banco do Brasil S.A.

Position: Director of Personal Clients

Period: 2011 to 2012

Company: Banco do Brasil S.A.

Position: Director for Government

Period: 2005 to 2010

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not applicable; the Board of Directors has no relatives in the BRF.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not applicable; the Board of Directors has no relatives in the BRF.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
      Not aplicable

b.controlling company directly or indirectly of the issuer
     Not aplicable

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people
     Not aplicable

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

12.6.

Henri Philippe Reichstul

65, Economist, CPF 001.072.248/36, nominated as a member of the Board of Directors for election at the E/AGM of April 08, 2015 with term of office until the E/AGM of 2017. He has never exercised and does not exercise any function at BRF. Mr. Reichstul was not nominated by a controller. (independent member).

Has been involved in the Semco Group since 2006. He has a bachelor’s degree in economics from the Universidade de São Paulo and a postgraduate degree from Hertford College, Oxford. He was CEO of IPEA, Petrobras, Globopar and Brenco. Currently he sits on the board of Peugeot Citroen S. A., Repsol YPF, Foster Wheeler and Gafisa. He is also a member of the Consultative Board of: ABDIB, Coinfra, Lhoist do Brasil Ltda., UTC and GVT; vice president of the Board of Directors of the Foundation for Sustainable Development and  vice president at Hospital Einstein. Ex-member of the boards of Louis Dreyfus Brasil, Ashmore Energy Internacional, BNDES, among others. (independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Principal professional experience in the last 5 years

Company: Semco Partners

Position: Non-executive partner

Inherent functions of the position: Functions established in law and in the corporate  bylaws.

Principal activity of the company: Asset manager.

Corporations, which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control
- Others: dispersed control

ii.      Management positions he exercises or has exercised in publicly held companies:

Company: Consultative Board of AES Brasil

Position: Consultative Director

Period: since 2013

Company: Gafisa S.A.

Position: Board Director

Period: 2011 to 2014

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not applicable; the Board of Directors has no relatives in the BRF.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not applicable; the Board of Directors has no relatives in the BRF.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
      Not aplicable

b.controlling company directly or indirectly of the issuer
     Not aplicable

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people
     Not aplicable

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

12.6.

José Violi Filho

61, Economist, CPF 001.072.248/36, nominated as a member of the Board of Directors for election at the E/AGM of April 08, 2015 with term of office until the E/AGM of 2017. He has never exercised and does not exercise any function at BRF. Mr. Violi was not nominated by a controller. (independent member).

Executive for the Semco group for more than 30 years. During this period  he had different responsibilities in the financial department of the company. He was CEO and CFO of Semco Group and currently is a member of the board for the joint ventures of Semco Partners. (Alternate independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Principal professional experience in the last 5 years

Company: Semco Partners

Position: Partner

Inherent functions of the position: Functions established in law and in the corporate bylaws.

Principal activity of the company: Asset manager.

ii.      Management Positions he exercises or has exercised in publicly held companies:

He has not exercised functions in publicly held companies.

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not applicable; the Board of Directors has no relatives in the BRF.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not applicable; the Board of Directors has no relatives in the BRF.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
      Not aplicable

b.controlling company directly or indirectly of the issuer
     Not aplicable

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people
     Not aplicable

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

12.6.

Luiz Fernando Furlan

67 years old, Chemical Engineer and Business Administrator, CPF 019489978-00, appointed to the Board of Directors for election at the OEGM April 8, 2015, to serve until the OEGM of 2017. He hold a chair of Co-Chairman of the Board of Directors of BRF between 2009 and 2011. He took office as Member of the Board of Directors on April 2013, with a mandate until April, 2015. Additionally holding the Coordinator of the Governance and Sustainability Committee. Mr. Furlan was not indicated by a controller. (Independent member).

Membro do Conselho de Administração da Telefônica Brasil S.A. (Brasil), Telefónica S.A. (Espanha), AGCO Corporation (USA), bem como membro do Conselho Consultivo  da ABERTIS Infraestruturas S.A. (Espanha). Anteriormente, foi Presidente do Conselho de Administração da Sadia S.A. de 1993 a 2002 e de 2008 a 2009, empresa em que ocupou diversos cargos executivos no período de 1976 a 1993.  Foi Co-Presidente do Conselho de Administração da BRF S.A. de 2009 a 2011, bem como membro do Conselho da AMIL Participações S.A. de 2008 a 2013 e Redecard S.A. de 2007 a 2010. Foi Ministro de Estado do Ministério de Desenvolvimento, Indústria e Comércio Exterior do Brasil de 2003 a 2007.  Desde 2008 é Presidente do Conselho de Administração da Fundação Amazonas Sustentável (FAS) e a partir de 2013 também é membro da Comissão Global para Conservação dos Oceanos (Global Ocean Commission – USA) e membro do Conselho Superior de Gestão em Saúde de São Paulo. Graduado em Engenharia Química pela FEI (Faculdade de Engenharia Industrial) e em Administração de Empresas pela Universidade de Santana em São Paulo, com cursos de extensão e especialização no Brasil e no exterior. O Sr. Furlan é qualificado como um membro independente de acordo com as regras do Novo Mercado.

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Main professional experiences over the last 5 years

Company: BRF S.A.

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, it is the counselor attend meetings of the Board.

Main activity of the company: Production and Food Processing.

Company: Telefônica Brasil S.A.

Position: Chairman of Board of Directors

Functions of the office: Chairman of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, the Chairman shall preside at meetings of the Board and General Meetings.

Main activity of the company: Production and Food Processing.

Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: diffuse control

- Other: diffuse control

ii. Management positions that are or have in public companies

Company: BRF SA

Title: Co-Chairman of the Board of Directors

Period: 2009 to 2011 - Co-Chairman of the Board of Directors, since 2011 - Member of the Board of Directors;

Company: Sadia SA

Position: Chairman of Board of Directors

Period: 1988 to 1990 - Director of Investor Relations, 1978 to 1988 - Member of the Board of Directors;

Company: Amil Participações SA

Position: Member of Board of Directors

Period: from April 2009

Company: Redecard S.A.

Position: Member of Board of Directors

Period: 2008 to 2010

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Mr. Eduardo Fontana, Mr. Walter Fontana and Mr. Luiz Fernando Furlan are cousins in 1st grade.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not applicable.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not applicable.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not applicable.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a.sociedade controlled directly or indirectly by the issuer

Not applicable.

b.controlador issuer's direct or indirect

Not applicable.

c.caso relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people.

Not applicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Roberto Faldini

66, Business Administrator, CPF 070206438-68, appointed as an alternate member of the Board of Directors for election at the OEGM April 8, 2015, to serve until the OEGM of 2017. He took office as member of the Board of Directors of BRF on December 17, 2009, with a mandate until 29 April 2011. No other positions held in the BRF. Mr. Faldini was not indicated by a controller. (alternate Independent member).

Business Administrator, graduating from EAESP – Fundação Getulio Vargas - FGV, with specialization in Advanced Management from the Fundação Dom Cabral and the INSEAD Business School, France; in Entrepreneurship from the Babson College; in Corporate Governance. He was Co-founder of the Brazilian Corporate Governance Institute - IBGC and an Associate Member of IBEF–Brazilian Institute of Financial Executives and the IEF–Family Company Institute. He was an Executive Officer, Shareholder and Member of the Board of Directors of Metal Leve S.A. and Chairman of the CVM–Brazilian Securities and Exchange Commission in 1992. (alternate Independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Main professional experiences over the last 5 years

Company: Faldini Holdings, Directors and Investimentos Ltda.

Title: Managing Partner

Functions of the office: Managing Partner. Consultant in Corporate Governance, Family Succession, Mergers and Acquisitions (M & A) and preparation of family businesses to receive and live with new shareholders and institutional investors, including IPO.

Main activity of company: Consultancy.

Company: Vulcabrás S.A.

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, it is the counselor attend meetings of the Board.

Main activity of the company: Footwear and sportswear.

Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: diffuse control

- Other: diffuse control

ii. Management positions that are or have in public companies

Company: Livraria Siciliano S.A.;

Position: Member of Board of Directors

Period: 2001 to 2004

Company: Hospital 9 Julho S.A;

Position: Member of Board of Directors

Period: 2006 to 2007

Company: CPFL - Companhia Paulista SA

Position: Member of Board of Directors

Period: 2006 to 2007

Company: INPAR S.A.

Position: Member of Board of Directors

Period: 2007 to 2009

Company: Sadia SA

Position: Member of Board of Directors

Period: from 2002 to 2005 and from 2008 to 2009

Company: Vulcabrás S.A;

Position: Member of Board of Directors

Period: 2012 to 2013

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Not applicable.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not applicable.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not applicable.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not applicable.

12.10.Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a. company controlled directly or indirectly by the issuer

Not applicable.

b. direct or indirect parent of the Issuer

Not applicable.

c. If relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not applicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Paulo Guilherme Farah Correa

46, Economist, CPF 000.303.317/14, nominated as a member of the Board of Directors for election at the E/AGM of April 08, 2015 with term of office until the E/AGM of 2017. He has never exercised and does not exercise any function at BRF. Mr. Correa was nominated by the Caixa de Previdência dos Funcionários do Banco do Brasil - Previ. (member)

 Economist graduating from Universidade Federal do Rio de Janeiro (UFRJ). He has a Master’s degree from the Western Ontario University, Canada, and from the Instituto de Economia of UFRJ. He held the position of head economist and manager for Innovation and Entrepreneurship for International Trade and Competiveness at the World Bank. He was assistant secretary for Economic Monitoring at the Finance Ministry from 1999 to 2001, consultant for the Interamerican Development Bank for the Infrastructure. Competition and International Trade and a researcher at the Brazilian Development Bank (BNDES)  and the Fundação Centro de Estudos do Comércio Exterior. (member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Principal professional experience in the last 5 years

Company: World Bank – Washington (USA)

Position: Senior and Principal Economist

Inherent functions of the position: Missions in various countries.

Principal activity of the company: Development bank

Company: Federal Government – Finance Ministry

Position: Secretary

Inherent functions of the position: responsible for monitoring prices in the economy, providing input for decisions on public utility tariff readjustments and revisions as well as examining monopolies among companies and containing anticompetitive conduct.

Principal activity of the company: Government

Corporations, which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control
- Others: dispersed control

ii.      Management Positions he exercises or has exercised in publicly held companies:

 He has never exercised positions in publicly held companies.

12.9.Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not applicable; the Board of Directors has no relatives in the BRF.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not applicable; the Board of Directors has no relatives in the BRF.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
      Not aplicable

b.controlling company directly or indirectly of the issuer
     Not aplicable

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people
     Not aplicable

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

12.6.

Arthur Prado Silva

43, Company administrator, CPF 991.897.047/20, nominated as a member of the Board of Directors for election at the E/AGM of April 08, 2015 with term of office until the E/AGM of 2017. He has never exercised and does not exercise any function at BRF. Mr. Silva was nominated by the Caixa de Previdência dos Funcionários do Banco do Brasil - Previ. (member)

Bachelor’s degree in Law, postgraduate in financial control and finance, both from the Universidade Candido Mendes. He also has an MBA in Corporate Finance from Fundação Getúlio Vargas. Mr. Silva has been an Executive Manager at PREVI since 2013, and has experience in working on Boards of Directors and Fiscal Councils of various publicly held companies in Brazil. (member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Principal professional experience in the last 5 years

Company: Caixa de Previdência dos Funcionários do Banco do Brasil - Previ.

Position: Executive Manager

Inherent functions of the position: Functions established in law and in the corporate  bylaws.

Principal activity of the company: Private pension fund

Corporations, which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control
- Others: dispersed control

ii.      Management Positions he exercises or has exercised in publicly held companies:

Company: 521 Participações S.A.

Position: Board Director

Period: since May 2016

Company: Celpe

Position: Board Director

Period: since 2003

Company: Coelba

Position: Board Director

Period: since 2003

Company: Invitel Legacy S.A.

Position: Member of the Board of Directors

Period: since 2008

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer

      Not applicable; the Board of Directors has no relatives in the BRF.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer

       Not applicable; the Board of Directors has no relatives in the BRF.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not applicable; the Board of Directors has no relatives in the BRF.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer

Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
      Not aplicable

b.controlling company directly or indirectly of the issuer

     Not aplicable

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people

    Not aplicable

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

12.6.

Manoel Cordeiro Silva Filho

60, Business Administrator, CPF 253571747-68, appointed as member of the Board of Directors for election at the OEGM April 8, 2015, to serve until the OEGM of 2017. He took office as Member of the Board of Directors on April 2013, with a mandate until April, 2015. Additionally serves as Coordinator of the Finance and Risks Policy Committee and the Strategy and Markets Committee. The Manoel was not indicated by a controller. (Independent member).

Mr. Silva Filho has had 33 years of experience at Companhia Vale do Rio Doce, was an investment and finance officer of VALIA and was a coordinator of the National Investment Committee of Associação Brasileira das Entidades Fechadas de Previdência Complementar, or ABRAPP. Mr. Silva Filho holds a degree in business administration from Faculdade Moraes Júnior, Rio de Janeiro, a post-graduation qualification in economic engineering from Faculdade Estácio de Sá, Rio de Janeiro and an MBA in finance from IBMEC. Mr. Silva Filho was nominated to stand for election to our board of directors by our shareholder VALIA. Mr. Silva Filho qualifies as an independent director under the Brazilian Novo Mercado rules.

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. 12.8.a.Main professional experiences over the last 5 years

Company: BRF S.A.

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, it is the counselor attend meetings of the board.

Main activity of the company: Production and Food Processing.

Company: BR Education

Title: Founding Partner

Functions of the office: Founding Partner. Holds the position of Director Investor Relations and Manager of Educational BR FIP.

Main activity of business: Fund investments.

Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: diffuse control

- Other: diffuse control

ii.      Management positions that are or have in public companies

Company:Vale do Rio Doce SA
Title: Chief Executive
Period: 1990 to 1994 - General Manager in the area of Capital Markets, Investment Analysis Financial Management - VALE SA, from 1994 to 1998 - Chief Financial Officer in a joint venture between Vale and USINOR Sacilor Dunkerk in France, 1999 to 2007 - Chief Financial and Investment of Surplus Value;

Company: BR Investments
Title: Founding Partner
Period: since 2008 - Founding partner of BR Investimentos.

Company: BRF S.A
Position: Member of Board of Directors
Period: since 2007

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Not applicable; the Board of Directors has no relatives in the BRF.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not applicable; the Board of Directors has no relatives in the BRF.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not applicable; the Board of Directors has no relatives in the BRF.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a.sociedade controlled directly or indirectly by the issuer

Not aplicable

b.controlador issuer's direct or indirect

     Not aplicable

c.caso relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not aplicable

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6

Mauricio Rocha Wanderley

60, Economist, CPF 947648408-04, indicated as an alternate member of the Board of Directors for election at the OEGM April 9, 2013, to serve until the OEGM of 2015. It is an alternate member of the Board since April 2013, with a mandate until April, 2015. No other positions held in the BRF. Mr. Mauricio was not indicated by a controller. (alternate member independent).

An economist with an MBA for Executives in Finance IBMEC. 16 years of experience in the area of capital markets, investment analysis, business valuation, business opportunities, evaluating market risk and credit investments. Acts with the Board of Directors of the companies: Grant Metroviária of Rio de Janeiro SA (Metro Rio); Marlin Holdings SA; Rent Equipment Oil Company. (alternate Independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. 12.8.a.Main professional experiences over the last 5 years

Company: Vale do Rio Doce Foundation Social - Valia

Title: Chief Investment and Finance

Functions of the office: Investment and Finance. Investment analysis, business valuation, business opportunities, assessment of market risk and credit investments.

Main activity of the company: Retirement and pension Brazilian

Main activity of the company: Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: Foundation Vale do Rio Doce Social - Valia

- Other: diffuse control

ii.      Management positions that are or have in public companies

Company: Marlin Holdings S.A.

Position: Member of Board of Directors.

Period: since 2008

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Not applicable; the Board of Directors has no relatives in the BRF.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not applicable; the Board of Directors has no relatives in the BRF.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not applicable; the Board of Directors has no relatives in the BRF.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not applicable; the Board of Directors has no relatives in the BRF.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a.sociedade controlled directly or indirectly by the issuer

Not aplicable

b.controlador issuer's direct or indirect

  Not aplicable

c.caso relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not aplicable

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Walter Fontana Walter

60, Economist, CPF 947648408-04, appointed as a member of the Board of Directors for election at the OEGM April 8, 2015, to serve until the OEGM of 2017. He took office as Member of the Board of Directors on April 2013, with a mandate until April 2015. He is a member of the People, Organization and Culture Committee and the Audit Committee of BRF. Mr. Walter was not indicated by a controller. (Independent member).

Bachelor’s and Postgraduate degrees from PUC – Pontifícia Universidade Católica, São Paulo and a specialization course in Marketing Administration from Fundação Getúlio Vargas. Member of the Advisory Board of the newspaper O Estado de São Paulo from 1999 to 2013, currently Chairman of the Board of Directors. Board Member of ALGAR – Algar S.A. Empreendimentos e Participações (since 2005), Member of the Board of Martins Comércio e Serviços de Distribuição S/A (since 2013). He was a member of the Board of Directors of WTorre Empreendimentos Imobiliários S.A. At Sadia, he was Commercial Director – Domestic Market from 1983 to 1988, Commercial Executive Vice President from 1988 to 1994, Chief Executive Officer from 1994 to 2005 and Chairman of the Board of Directors from 2005 to 2008. Mr. Fontana Filho qualifies as an independent director under Novo Mercado listing regulations. (Independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. 12.8.a.Main professional experiences over the last 5 years

Company: BRF S.A

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. Altribuições Board established by law and the Company Statute, it is the counselor attend meetings of the board.

Main activity of the company: Production and Food Processing.

Company: Realty WTorre S.A

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. In addition to the duties of the Board of Directors established by law and the Company Statute, it is the counselor attend meetings of the board.

Main activity of the company: Realty.

Company: Algar S.A

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. Duties of the Board of Directors established by law and the Statute of the Company rests with the counselor attend meetings of the board.

Main activity of the company: Realty.

Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: diffuse control

- Other: diffuse control

ii.      Management positions that are or have in public companies

Company: BRF S.A

Position: Member of Board of Directors

Period: Since 2009

Company: Sadia SA

Position: Chairman of the Board of Directors Member

Period: 1994 to 2005 - Chief Executive Officer, from 2005 to 2008 - Chairman of the Board of Directors.

Company: Algar S.A

Position: Member of Board of Directors

Period: Since 2005 - Member of the Board

Company: Realty WTorre S.A

Position: Member of Board of Directors

Period: Since 2007 - Member of the Board of Directors

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Mr. Eduardo Fontana D Avila and Mr. Luiz Fernando Furlan are cousins in 1st degree.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not aplicable

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not aplicable

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not aplicable

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a.sociedade controlled directly or indirectly by the issuer

Not aplicable

b.controlador issuer's direct or indirect

Not aplicable.

c.caso relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not aplicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Eduardo Fontana D Avila

60, Civil Engineer, CPF 947648328-87, appointed as an alternate member of the Board of Directors for election at the OEGM April 8, 2015, to serve until the OEGM of 2017. No other positions held in the BRF. Mr. Eduardo was not indicated by a controller. (alternate member independent).

Civil Engineer, graduated at Mackenzie University and Postgraduate in Business Administration at Fundação Getúlio Vargas. Vice President of Board of Directors of Sadia S.A. Develop his carrier at Sadia, since February of 1977, always directed for production activities. Mr. D Ávila is member of Board of Diretor of Cremer S.A. (Alternate Independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Main professional experiences over the last 5 years

Company: Sadia SA

Position: Vice-Chairman of the Board of Directors

Functions of the office: Deputy Chairman of the Board of Directors. Duties of the Board of Directors established by law and the Statute of the Company rests with the counselor attend meetings of the board.

Main activity of the company: Production and Food Processing.

Company: Cremer SA

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. Duties of the Board of Directors established by law and the Statute of the Company rests with the counselor attend meetings of the board.

Main activity of the company: Products facing health care in the areas of first aid, surgery, treatment and hygiene for professional use.

Main activity of the company: Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: diffuse control

- Other: diffuse control

ii.      Management positions that are or have in public companies

Company: Sadia SA

Title: Vice Chairman Member of the Board of Directors

Period: until 2004 - Commercial Director; 2005 to 2008 - Vice Chairman Member of the Board of Directors.

Company: Cremer SA

Position: Member of Board of Directors

Period: Since 2012

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Mr. Eduardo Fontana, Mr. Walter Fontana and Mr. Luiz Fernando Furlan are cousins in 1st grade.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not aplicable.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not aplicable.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not aplicable.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a.sociedade controlled directly or indirectly by the issuer

Not aplicable.

b.controlador issuer's direct or indirect

Not aplicable.

c.caso relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not aplicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

José Carlos Reis de Magalhães Neto

36, Business Administrator, CPF 286951128-02, appointed as a member of the Board of Directors for election at the OEGM April 8, 2015, to serve until the OEGM of 2017. He took office as Member of the Board of Directors on April 29, 2011, with a mandate until April 9, 2013. He is the Coordinator Strategy and Markets Committee and member People, Organization and Culture Committee. Mr. Jose Carlos was nominated by Tarpon Investimentos. (member).

Mr. Magalhães Neto is a graduate in Business Administration from the Fundação Getúlio Vargas. He is a founder member and Chairman of the Board of Directors of Tarpon Investimentos S.A. He also sits on the Board of Omega Energia Renováveis. Mr. Magalhães Net was nominated to stand for election to our Board of Directors by TARPON. (member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Main professional experiences over the last 5 years

Company: Tarpon Investimentos SA

Title: Chief Investment Officer and Chairman of the Board of Directors

Functions of the office: Chief Investment Officer and Chairman of the Board of Directors. In addition to the duties of Director and Chairman of the Board of Directors established by law and the Company Statute, it is the counselor attend meetings of the board.

Company's core business: investment fund.

Company: Marisa SA

Position: Member of Board of Directors

Functions of the office: Board of Directors. In addition to the duties of Vice Chairman of the Board of Directors established by law and the Company Statute, it is the counselor attend meetings of the board.

Main activity of the company: Shop specializing in women's fashion and women's underwear.

Company: Acqua Rosa Morena and Clothing Industry and Trade SA

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. Assignments Member of the Board of Directors established by law and the Statute of the Company rests with the counselor attend meetings of the board.

Main activity of the company: Industria e Comercio SA Clothing

Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: Tarpon Investimentos SA

- Other: diffuse control

ii.      Management positions that are or have in public companies

Company: Tarpon Investimentos SA

Position: Member of Board of Directors

Period: since 2002

Company: Marisa SA

Position: Member of Board of Directors

Period: since 2010

Company: BRF S.A

Position: Member of Board of Directors

Period: since 2009

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Not aplicable.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not aplicable.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not aplicable.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not aplicable.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a. controlled society directly or indirectly by the issuer

Not aplicable.

b. issuer's direct or indirect

Not aplicable.

c.caso relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not aplicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Fernando Shayer

40, Lawyer and Economist, CPF 066182178-14, appointed as an alternate member of the Board of Directors for election at the OEGM April 8, 2015, to serve until the OEGM of 2017. Mr. Fernando never pursued a position at BRF. Mr. Shayer was indicated by Tarpon Investimentos. (Alternate member).

Economics from the University of São Paulo (USP) and in Law from the Pontifical Catholic University of São Paulo (PUC), as well as a Master of Laws (LL.M) from Columbia University in New York. Mr. Fernando is responsible for deal structuring and monitoring of investee companies, also doing part of the Investment Committee at Tarpon. Previously, he was a partner at the law firm Machado, Meyer, and Sendacz Opice Lawyers. It was an international lawyer in Skadden, Arps, Slate, Meagher and Flom LLP in New York, and Banco CCF in Brazil. Exerts adviser in business administration Omega Renewable Energy SA, the Company and Acqua Rosa Morena Clothing Industry and Trade SA (alternate member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Main professional experiences over the last 5 years

Company: Tarpon Investimentos SA

Position: Member of Board of Directors

Functions of the office: Member of Board of Directors. Duties of Director and Chairman of the Board of Directors established by law and the Company Statute, it is the counselor attend meetings of the board.

Company's core business: investment fund.

Company: Renewable Energy Omega SA

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. Assignments Member of the Board of Directors established by law and the Statute of the Company rests with the counselor attend meetings of the board.

Main activity of the company: Electricity generation from renewable sources

Company: Acqua Rosa Morena and Clothing Industry and Trade SA

Position: Member of Board of Directors

Functions of the office: Member of the Board of Directors. Assignments Member of the Board of Directors established by law and the Statute of the Company rests with the counselor attend meetings of the board.

Main activity of the company: Industria e Comercio SA Clothing

Companies in the group of shareholders with direct or indirect interest equal to or exceeding 5% of the same class or kind of securities:

- Controlling: diffuse control

- Other: diffuse control

ii.      Management positions that are or have in public companies

Company: Tarpon Investimentos SA

Position: Member of Board of Directors

Period: since 2002

Company: Renewable Energy Omega SA

Position: Member of Board of Directors

Period: 2011 - 2013

Company: Acqua Rosa Morena and Clothing Industry and Trade SA

Position: Member of Board of Directors

Period: 2011 - 2013

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Not aplicable.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not aplicable.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not aplicable.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not aplicable.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a. controlled society directly or indirectly by the issuer

Not aplicable.

b. issuer's direct or indirect

 Not aplicable.

c.  If relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not aplicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Vicente Falconi Campos

69, Engineer, CPF 000.232.216-15, appointed to the Board of Directors election at the OEGM on April 8, 2015, with a term of office until OEGM 2017. He took office as Board Member administration in May 2014, with a term of office until April 2015. It has no other positions in the BRF. Mr. Falconi was not indicated by a controller. (member)

Mr. Falconi Campos is founder and Chairman of the Board of Directors of FALCONI - Consultores de Resultados, the largest management consulting company in Brazil. He is a consultant of the Brazilian Federal Government and various State Governments and Municipal beyond the largest Brazilian companies such as AmBev, Gerdau, Vale, AMIL (United Health), PETROBRAS, B2W, among others. He graduated in Engineering in 1963 from the Federal University of Minas Gerais (UFMG) and has the qualifications of M.Sc. and Ph. D. in Engineering from the Colorado School of Mines, USA. He is Professor Emeritus of UFMG. Awarded the Medal of the Order of Rio Branco for services rendered to the nation. Chosen by the American Society for Quality Control as one of the "21 voices of the XXI Century". (member)

12.7

Os membros dos comitês estatutários serão eleitos em reunião do conselho de administração a ser realizada após a assembleia geral ordinária a ser definida.

12.8. a.

i.     Principal professional experience in the last 5 years

Company: BRF SA

Position: Chairman of the Board of Directors

Functions of the office: Chairman of the Board of Directors. In addition to the Board of Directors' duties according to the law and the Company's Bylaws, the President shall preside at meetings of the Board and General Meetings.

Main activity of the company: Food

Company: Falconi Results Consultants

Position: Founding Partner

Functions of the office: Board of Directors' Responsibilities established by law and the Company's Bylaws.

Company's principal activity: Consulting

Corporations, which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control

- Others: dispersed control

ii.      Management Positions he exercises or has exercised in publicly held companies:

Company: BRF SA

Position: Board of Directors Member

Period: from 2014

Company: Ambev SA

Position: Board of Directors Member

Period: since 1997

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not aplicable.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not aplicable.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not aplicable.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Not aplicable.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a. company controlled directly or indirectly by the issuer

In 10.06.14 approved the contraction of Falconi Consulting for the project: Guidelines for Management, which aims to support the Company in the process of adding value and achieving goals. The project investment is R$13.8 million.

 On 07.31.14 approved the hiring of Managerial Performance Institute for indicators of improvement opportunity to check the international market, the amount of R$479,500 thousand.

b. direct or indirect parent company

Yes. Mr. Falconi current Board Member and nominated for another term on the Board, is President - Founding Partner at Management Development Institute SA

c. If relevant, supplier, customer, debtor or creditor of the Company, its subsidiaries or parent companies or subsidiaries of any of these people

The Supplier is not relevant to the BRF business

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity:

No.

12.6.

Mateus Afonso Bandeira

45, Engineer, CPF 572.483.970-91, appointed as alternate member to the Board of Directors election at the OEGM on April 8, 2015, with a term of office until OEGM 2017. Does not hold and never held positions at BRF. It has no other positions in the BRF. Mr. Bandeira was not indicated by a controller. (member)

Mateus holds a degree in Computer Science from Catholic University of Pelotas, post-graduate degree in Corporate Finance from the Getúlio Vargas Foundation (FGV) and IT Management from the Federal University of Rio Grande do Sul (UFRGS). A master's degree in Business Administration (MBA) by Wharton - University of Pennsylvania, USA. Before assuming the presidency of FALCONI, Mr. Matthew Flag was CEO of Banrisul - RS State Bank - and served for nearly 20 years in the public sector, having accumulated experience in the Finance Ministry, the Senate and Government of Rio Grande do South, where he was Secretary of State for Planning and Management and undersecretary of State Treasury.

12.7

Os membros dos comitês estatutários serão eleitos em reunião do conselho de administração a ser realizada após a assembleia geral ordinária a ser definida.

12.8. a.

i.     Principal professional experience in the last 5 years

Company: Falconi Results Consultants

Position: Founding Partner

Functions of the office: Board of Directors' Responsibilities established by law and the Company's Bylaws.

Company's principal activity: Consulting

Corporations, which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control

- Others: dispersed control

ii.      Management Positions he exercises or has exercised in publicly held companies:

Company: PDG Realty S.A.

Position: Board of Directors Member

Period: since 2014

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Nothing to Declare.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Nothing to Declare.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Nothing to Declare.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Nothing to Declare.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
     Not Aplicable.

b.controlling company directly or indirectly of the issuer
    Not Aplicable.

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people
    Not Aplicable.

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity:

No.

Fiscal Council

Resumes of candidates for Fiscal Council - Members and alternates:

Fiscal Council Candidates - Members and alternates:

12.6.

Attilio Guaspari

68 years, engineer, security number 610.204.868/72, appointed as member of the Fiscal Council for election at the OEGM April 8, 2015, to serve until the OEGM of 2016. Do not hold other positions in BRF. Mr. Attilio was not indicated by a controller. (independent member)

An Engineer with a Master’s Degree in Management Sciences. He was Supervisor of the Financial Area and Head of the Audit Department of the National Social and Economic Development Bank - BNDES, as well as Financial-Administrative Director of Embrafilme. Since 1986, he has sat on various boards of directors such as Brasil Ferrovias S.A., FAPES, Indústrias Verolme-Ishibrás and Projeto Jarí. Currently, he is a member of the Fiscal Council of BRF and the Audit Committee of the BNDES. (Independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. 12.8.a.Main professional experiences over the last 5 years

Company: BRF S.A.

Designation: Member of the Fiscal Council of the BRF S.A. since April 2005.

Functions of the office:  Responsibilities established in Brazilian legislation.

Main activity of business: Production and Food Processing.

Companies in the group of shareholders with a direct or indirect, less than 5% of the same class or kind of securities:

- Controlling: diffused control

- Others: diffused control

iii.                Management positions who are or have in public companies

Company: BNDES – Banco Nacional do Desenvolvimento Econômico e Social

Designation: Member of the Audit Committee.

Company: Proman

Designation:  Member of the Board of Directors, as Chief Executive Officer and as member since 2006.

Company: Brasil Ferrovias S.A.

Designation:  Member of the Board of Directors of the holding of the railroads Ferronorte, Ferroban and Novoeste from 2003 to 2006. Coordinator of the Audit Committee from 2005 to 2006.

Company: Verolme-Ishibrás S.A.

Designation:  Member of the Board of Directors

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Not aplicable.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not aplicable.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not aplicable.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not aplicable.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a. controlled society directly or indirectly by the issuer

Not aplicable.

b. issuer's direct or indirect

 Not aplicable.

c.caso relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not aplicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Susana Hanna Stiphan Jabra

57 years, economist, security number 037.148.408-18, appointed as an alternate member of the Supervisory Board, the vote in the OEGM April 8, 2015, to serve until the OEGM 2016. He took office as member of the Supervisory Board in Aug / E April 3, 2014, with a mandate to the AGM / EGM 2015. Does not hold other positions in the BRF. Mrs. Susana was not indicated by a controller. (independent member).

Economist with graduate specialization in Financial Administration, Susana has worked for more than 30 years at large mid-sized companies, having participated in important operations in the capital markets. She worked as an economist at Banco Itaú S.A., was Planning and Control Manager at Agência Estado Ltda., Executive Manager of Participation and a member of the PETROS Social Responsibility Committee. She was an effective member of the Board of Directors at CPFL Energia, at Companhia Paulista de Força e Luz, at Companhia Piratininga de Força e Luz, at CPFL Geração de Energia S.A., at Telenorte Celular Participações and at Bonaire Participações S.A. She is currently a member of the Supervisory Board at BRF and JSL Logística. (Independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. 12.8.a.Main professional experiences over the last 5 years

Company: Fras-Le SA

Position: Board of Directors

Functions of the office: Board of Directors' Responsibilities set forth by Brazilian law.

Main activity of the company: Auto Parts.

Company: CPFL Energy SA

Position: Board of Directors

Functions of the office: Board of Directors' Responsibilities set forth by Brazilian law.

Main activity of the company: supply and transmission of power and light.

Company: CPFL Energy SA

Position: Audit Committee

Functions of the office: Role of the Audit Committee established in Brazilian legislation and the Audit Committee established in the Sarbanes-Oxley Act.

Main activity of the company: supply and transmission of power and light.

Company: JSL SA

Position: Audit Committee

Functions of the office: Role of the Audit Committee established in Brazilian legislation and the Audit Committee established in the Sarbanes-Oxley Act.

Main activity of the company: Integrated logistics solutions.

ii.      12.8.a.Main professional experiences over the last 5 years

Company: Fras-Le SA

Position: Member of the Board of Directors

Period: 2011-2012;

Company: Bonaire Participações SA

Position: Member of the Board of Directors

Period: 2009-2012

Company: FERBASA - Ferro Alloys of Brazil SA

Position: Member of the Supervisory Board

Period: 2010-2012

Company: BRF SA

Position: Member of the Supervisory Board

Period: Since 2012

Company: JSL SA

Position: Member of the Supervisory Board

Period: Since 2012

Companies in the group of shareholders with a direct or indirect, less than 5% of the same class or kind of securities:

- Controlling: diffused control

- Others: diffused control

12.9. Inform the existence of marital relationship, marriage or kinship between second degree:

a. issuer's management

Not aplicable.

b. (I) Directors of the Issuer and (ii) managers of, directly or indirectly, the issuer

Not aplicable.

c. (I) directors of the issuer or its direct or indirect subsidiaries and (ii) direct or indirect parent of the Issuer

Not aplicable.

d. (I) Directors of the Issuer and (ii) directors of the companies direct or indirect parent of the Issuer

Not aplicable.

12.10. Report relations of subordination, rendering services or control maintained over the past 3 years, between the issuer and administrators:

a. controlled society directly or indirectly by the issuer

Not aplicable.

b. issuer's direct or indirect

 Not aplicable.

c.  If relevant, supplier, customer, debtor or creditor of the issuer, its subsidiary or parent companies or subsidiaries of any of these people

Not aplicable.

Any criminal conviction, any conviction in CVM administrative proceedings and penalties imposed, any final conviction, the judicial or administrative levels that have suspended or disqualified to practice an occupation or commercial: No.

12.6.

Marcus Vinicius Dias Severini

57, Bachelor’s degree in Accounting Sciences and Engineer, CPF 632.856.067/20, nominated as a Fiscal Council Member in the election at the E/AGM of April 08, 2015, with a term of office until the E/AGM of 2016. He has never exercised and does not exercise any other positions at BRF. Mr. Severini was nominated by Fundação Vale do Rio Doce de Seguridade Social - Valia. (independent member).

Graduate in Accounting Sciences and in Electrical Engineering, with a postgraduate qualification in Engineering Economics. Severini is Director of the Financial Control Department of Vale, which he joined in October 1994. From December 1981 to 1994, he held various positions at Arthur Andersen S/C leaving the organization when he held the posts of Audit Manager and Accounting Consultant. He has also held the position as effective member or alternate member on the Fiscal Council of various companies and is   president of the Deliberative Council of Fundação Vale de Seguridade Social – VALIA. (independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Principal professional experience  over the last 5 years

Company: Vale S.A.

Position: Director of Financial Control

Functions inherent to the position: Internal controls and SOX, development of manuals of procedures and for implementing concepts of Self Risk Assessment in the accounting area.

Principal Activity of the Company: Mining

Corporations which are part of the shareholding group, directly or indirectly, equal or  more than 5% of a same class or type of securities:

- Controlling Group: dispersed control
- Others: dispersed control

ii. Management Positions he exercises or has exercised in publicly held companies:

Company: Vale S.A.

Position: Director of Financial Control

Period: since 1994

Company: Usiminas S.A.

Position: Fiscal Council Member.

Period:  2011

Company: Fósfertil S.A.

Position: Fiscal Council Member

Period: 2010

Company: Companhia Siderúrgica de Tubarão - CST

Position: Fiscal Council Member

Period: 2012

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not aplicable.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not aplicable.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not aplicable.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Not aplicable.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
      Not aplicable.

b.controlling company directly or indirectly of the issuer
     Not aplicable.

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people
     Not aplicable.

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

12.6.

Marcos Tadeu Siqueira

60, Company Management, CPF 945.554.198/04, nominated as alternate member on the Fiscal Council for the E/AGM of April 8, 2015, with a mandate until the E/AGM of 2016. He has never exercised and does no exercise other positions at BRF. Mr. Siqueira was nominated by the Caixa da Previdência dos Funcionários do Banco do Brasil - Previ. (independent member).

Graduate in Company Management from Instituto Champagnat de Estudos Superiores with an MBA in Administration from UFRJ COPPEAD. Mr. Siqueira is certified by IBGC – Brazilian Institute for Corporate Governance to act as a Director. He is a full member of the Fiscal Council of ALL – América Latina Logística and was a member of the Board of Directors of Forjas Taurus. He is currently Operations Director of SESI - Serviço Social da Indústria and a member of Collegiate bodies on the CNI – National Confederation of Industry. (Alternate member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Principal professional experience over the last 5 years

Company: ALL – América Latina Logística S.A.

Position: Fiscal Council Member

Functions inherent to the Position: Duties of the Fiscal Council as established in the Brazilian legislation.

Principal Activity of the Company: Mining

Company: Forjas Taurus S.A.

Position: Board of Directors

Functions inherent to the Position: Duties of the Fiscal Council as established in the Brazilian legislation..

Principal Activity of the Company: Mining

Corporations which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control
- Others: dispersed control

ii.      Management Positions he exercises or has exercised in publicly held companies:

Company: ALL – América Latina Logística S.A.

Position: Fiscal Council Member

Period: since 2012

Company: Forjas Taurus S.A.

Position: Board Director

Period:  May 2013 to July 2014

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not aplicable.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not aplicable.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not aplicable.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Not aplicable.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
      Not aplicable.

b.controlling company directly or indirectly of the issuer
     Not aplicable.

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people
     Not aplicable.

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

12.6.

Reginaldo Ferreira Alexandre

55, engineer, CPF 003.662.408/03, nominated as a member of the Fiscal Council for election in he E/AGM of April 08, 2015, with a term of office to run until the E/AGM of 2016. Has never held and does not hold other positions at BRF. Mr. Reginaldo was not nominated by the controlling shareholder. (independent member).

Economist, with fifteen years of experience in the area of investment analysis as analyst, organizer and director of research teams, having held positions successively at Citibank, Unibanco, BBA (currently Itaú-BBA) and Itaú Corretora de Valores. He has also worked as a corporate credit analyst (Citibank) and as a consultant in the areas of strategy (Accenture) and corporate finance (Deloitte). Today he works at ProxyCon Consultoria Companyrial, a company dedicated to advisory and service activities in the capital markets, finance and corporate governance areas.  (independent member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8. a.

i. Principal professional  experience during the last 5 years

Company: Petrobras S.A.

Position: Full Member of the Fiscal Council

Functions inherent to the position:  Duties of the Fiscal Council as established in the Brazilian legislation.

Principal Activity of the Company: Oil and derivatives.

Company: Paraná Banco S.A.

Position: Full Member of the Fiscal Council

Functions inherent to the position: Duties of the Fiscal Council as established in the Brazilian legislation.

Principal Activity of the Company: Financial Services

Company: Aliansce Shopping Centers S.A.

Position: Full Member of the Fiscal Council

Functions inherent to the position: Duties of the Fiscal Council as established in the Brazilian legislation.

Principal Activity of the Company: Commercial and Services

Company: Iochpe Maxion S.A.

Position: Full Member of the Fiscal Council

Functions inherent to the position: Duties of the Fiscal Council as established in the Brazilian legislation.

Principal Activity of the Company: Capital Goods

Corporations which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control
- Others: dispersed control

ii. Management Positions he exercises or has exercised in publicly held companies:

Company: Petrobras S.A.

Position: Effective Member of the Fiscal Council

Period: elected in April 2013 and reelected in 2014

Company: Paraná Banco S.A.

Position: Member of the Fiscal Council.

Period: elected in April 2011 and reelected in April 2012, 2013 and 2014.

Company: Aliansce Shopping Centers S.A.

Position: Member of the Fiscal Council

Period: elected in April 2014

Company: Iochpe Maxion

Position: Member of the Fiscal Council

Periodo: elected in April 2013 and reelected in April 2014

Company: Cremer S.A.

Position: Fiscal Council Member

Period: president of the Fiscal Council; elected in April 2011 e reelected in April 2012

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not aplicable.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not aplicable.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not aplicable.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controlling corporations of the issuer
      Not aplicable.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly, by the issuer
      Not aplicable.

b.controlling company directly or indirectly of the issuer
     Not aplicable.

c.if relevant, supplier, client, debtor or creditor of the issuer, of  its controlled company or controlling or subsidiary companies of any of these people
     Not aplicable.

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

12.6.

Walter Mendes de Oliveira Filho

60, Economist, CPF 68659652800, nominated as alternate member of the Fiscal Council for election at the E/AGM of April 8, 2015, with term of office to the E/AGM of 2016. He has never exercised and does not exercise other positions at BRF. Mr. Oliveira Filho was not nominated by a controller. (independent member).

Economist, graduate from the Faculdade de Economia, Administração e Contabilidade of the Universidade de São Paulo (FEA-USP) with a postgraduate qualification in Economics from PUC-SP. President of AMEC since April 2009. He has been a member of the executive board of the association since its creation in June 2006. He was been a senior manager for Equities at Itaú Unibanco Banco Múltiplo S/A from 2003, responsible for buy-side research and equity fund management. He has worked in the capital and financial markets since 1978, during which he has had spells at Unibanco as an investment analyst and head of investment research and at Schroder Investment Management, where he was responsible for the office in Brazil and as head of investment for Latin America in London. Mendes was member of the Executive Board of Apimec-SP (Associação dos Analistas e Profissionais de Investimento do Mercado de Capitais) for the 2004/2006 period. (independent alternate member)

12.7.

The members of statutory committees shall be elected at a meeting of the board to be held after the annual general meeting to be set.

12.8.a.

i. Principal professional experience over the past 5 years

Company: Banco Itaú Unibanco S/A
Position: Senior Manager Equity Income
Functions inherent to the position: Responsible for the  management of Equity Funds and Portfolios distributed to Institutional, Private Bank, Personnalité, Retail and Foreign clients. Important highlights during this period were the reorganization of the Research and Management process, the launch of an ample unique family of funds and the internationalization of the area

Principal Activity of the Company: Financial Services

Company: Cultinvest Asset Management Ltda.
Position: Partner and Asset Manager.
Functions inherent to the Position: Cultinvest, created in 2010, manages Equity Funds, Fixed Income and  Wines.
Principal Activity of the Company: Investment Fund.

Company: CAF – Comitê de Aquisições e Fusões
Position: Executive Director
Functions inherent to the position: Responsible for Technical Work, Administration and Liaison with the market for the self-regulatory entity created and maintained by the following entities: BM&FBovespa, ANBIMA, AMEC and IBGC.
Principal Activity of the Company: Self-regulating entity for the Capital Markets.

 Corporations which are part of the shareholding group, directly or indirectly, equal or more than 5% of a same class or type of securities:

- Controlling Group: dispersed control
- Others: dispersed control

ii. Management Positions he exercises or has exercised in publicly held companies:

Company: Banco Itaú Unibanco S/A.

Position: Senior Manager for Equity Income

Period: 2000 to 2010;

12.9. Inform the existence of a conjugal relationship, common law marriage or family relationship up to second degree between:

a. members of the management of the issuer
      Not aplicable.

b. (i) members of management of the issuer and (ii) members of the management of controlled companies, directly or indirectly, of the issuer
       Not aplicable.

c. (i) members of management of the issuer or of its controlled companies, directly or indirectly and (ii) controlling companies directly or indirectly of the issuer

       Not aplicable.

d. (i) members of management of the issuer and (ii) the members of management of the directly and indirectly controllin corporations of the issuer
      Not aplicable.

12.10. Inform as to the relations of subordination, service rendering or control maintained in the last 3 fiscal years between members of management of the issuer and:

a.corporation controlled, directly or indirectly by the issuer
      Not aplicable.

b.controlling company directly or indirectly of the issuer
     Not aplicable.

c.if relevant, supplier, client, debtor or creditor of the issuer, its controlled company or controlling or subsidiary companies of any of these people
     Not aplicable.

Any criminal sentence; any sentence in an administrative process of the CVM and the penalties imposed; any sentence without right of appeal in the judicial or administrative spheres, which has suspended or disqualified him from practicing any professional or commercial activity: No.

Annex IV - Remuneration of Directors

 (Items 13.1 to 13:16, pursuant to CVM Instruction 480, of December 7, 2009)

13. OFFICERS’ COMPENSATION

13.1. Describe the compensation policy or practice of the Board, the statutory and non-statutory executive board, the fiscal committee, the statutory committees and the audit, risk, financial and compensation committees, addressing the following aspects:

a. Objectives of the compensation policy or practice

The Company's remuneration policy for its officers, including members of the Board of Directors and statutory and non-statutory directors, and members of the Fiscal Council, is aligned to market practices and management and corporate governance system in order to attract and retain professionals who hold qualifications, competence and line profile the characteristics and needs of the business. The remuneration is established based on market research and the Company's strategic alignment. For details on the methodology had adopted, see part (b) (iii) below.

The statutory board has variable compensation tied to performance targets and indicators to be achieved in the year. That method promotes the sharing of strategic planning and results in a consistent, transparent and geared to the interests of the organization, executives and shareholders themselves.

b. Compensation Breakdown:

i.                    description of compensation elements and their purpose

a)                  Board of Directors:

All members of the Board of Directors receive fixed compensation, which is established in accordance with legislation and industry standards, plus reimbursement of all subsistence expenses and transportation linked to the fulfillment of the duties for which they were elected. The President receives different values of the other members in order to function performed by the same.

b)                 Fiscal Committee:

All members of the Supervisory Board receive fixed remuneration in addition to reimbursement of all living expenses and transportation linked to the fulfillment of the duties for which they were elected. The remuneration is fixed in its general meeting approving his election and can not be lower, for each member in office, ten percent of which on average is assigned to Statutory Board, benefits and profit sharing not considered, according to Law 6,406/76.

c)                  Executive Board

The members of the Statutory Board receive fixed and variable compensation. The remuneration policy is formulated in accordance with market practice and that the variable remuneration is linked to the achievement of pre-set targets and approved at the beginning of each financial year which are called "short-term incentives."

Additionally, on March 31, 2010, our shareholders approved and April 24, 2012 and April 09, 2013 and April 04, 2014 changed a long-term stock option plan that includes the executive officers of BRF ("Plan of BRF"), covering newly issued shares or treasury BRF. For details about the BRF Plan, see their full content in the link.

BRF´s Plan aims to attract, retain and motivate executives to generate value for the company as well as being an important alignment mechanism to the interests of our shareholders.

Such remuneration policy encourages the search results by the Board and recognizes the scope and exceeded pre-defined goals, generating drivers and attention to indicators that are critical to the strategy and company results, and finally also corresponds to the interests of shareholders.

BRF SA has a Personnel Committee, Organization and Culture analyzing the fixed remuneration and variable strategy to be adopted, sending its recommendations and adjustments, to be later submitted for consideration, deliberation and approval of the Board of Directors.

d)                 Committees

Participants of the permanent advisory committees are members of the Board of Directors and Statutory Board, and do not receive additional compensation for being participants in these committees.

ii.                  what is the proportion of each element in the total compensation

The Board of Directors, Tax and Advisory Board, the fixed remuneration corresponds to 100% of total compensation, as described above.

Regarding the Statutory Board, the fixed remuneration corresponds, on average, 48% of the total remuneration and the variable remuneration is, on average, 52% of the total compensation if the set goals are achieved.

The percentage of variable compensation may be buoyant and variations due to linking and direct linkage to the risks and results planned by the Company.

iii.                Calculation and restatement methodology for each compensation element

The remuneration of directors and members of the Supervisory Board is regularly compared with market practices (large companies selection, mostly consumer goods, which have structured policies and best practices in human capital management, with good conditions employment at all organizational levels and having a balanced remuneration composition) through salary surveys conducted by specialized consultants, beyond the period of inflation monitoring, evaluating the need for adjustment to the remuneration components, as needed.

The remuneration of members of boards of directors, audit committee and the board office is defined in assembly, taking into account the factors mentioned in the previous paragraph.

iv.                Reasons that justify the Compensation Breakdown

The policy of the BRF, distribute equitably the fixed remuneration components to ensure alignment with market practices and governance system. Variable remuneration aims to reach and overcome corporate and individual goals, which leads to the sharing of risks and results.

c. key performance indicators used to determine each compensation element

To determine the values of the variable compensation of the executive officers is considered their performance by pre-establishment of individual and collective goals, such as EBITDA and GV BRF (Value Creation).

d. how compensation is built to reflect the behavior of performance indicators

As for the fixed remuneration follows the criteria already mentioned above. The variable remuneration, or Short Term Incentive (Annual), this element is fully linked to the Company's performance indicators (Global Targets) and performance indicators Individual (Individual Goals). However, for the program participant to live up to receive the potential value or part (proportional) the overall results of EBITDA and GV BRF (Value Creation) to reach a minimum pre-established by the Board of Directors value, under penalty of not payment of any amount under this heading.

e. how the compensation policy or practice fits the issuer’s short- , medium- and long-term interests

The practice adopted by the company for the various components of remuneration is aligned with the interests of short, medium and long term to the extent that when defining the components of remuneration seeks to align the interests of the company and the executive. The fixed remuneration is set in accordance with market practices, as described above, aiming at professional restraint and avoid interest thereof by another company that best remunerate. The variable remuneration, which represents a significant portion of total compensation is linked to performance indicators achievable within a year aiming, likewise, pay according to the market, but mainly the growth of the company since the established goals if achieved design the company to a level of growth and profitability required by shareholders.

Was approved by the Shareholders 'General Meeting of 03.31.2010 and modified Shareholders' General Meeting of 04.24.2012, 09.04.2013 and 03.04.2014, the Plan of Stock Option to BRF executives SA For details on this plan, see his full content the link.

It was also approved by the General Meeting of Shareholders 03.04.2014 the Stock Option Plan (Performance Stock Options). For details on this plan, see his full content of the link.

These plans are designed to strengthen the company's shareholder's expectation of creating the vision and the long-term commitment in the executive, promoting knowledge, skills and behavior necessary for the longevity of the business as well as increase the level of attraction and retention of its top executives.

f. compensation supported by subsidiaries, controlled companies or controlling shareholders, direct or indirect

No portion of compensation supported by subsidiaries or direct or indirect members of the board of directors, fiscal and statutory board.

g. compensation or benefits hitched to a specific corporate event, such as sale of the Company’s controlling stake

There is no compensation or benefit linked to the occurrence of certain corporate events, such as the sale of the Company's control.

13.2. As regards the compensation of the Board, Statutory Board and Fiscal Committee posted to the books over the past 3 fiscal years and that forecast for the current fiscal year:

YEAR: 2014	Board of	Audit	Statutary Board	Total
	Directors	Commitee
number of members	11,67	3,00	7,58	22,25
compensation (in R$)
i - Annual Fix Compensations
salary or pro-labor	6.405.366,697	461.174,160	19.090.003,190	25.956.544,05
direct and indirect benetis	1.836,910	0,000	1.255.888,640	1.257.725,55
participation on committeess	348.032,863	0,000	0,000	348.032,86
other	1.350.679,910	92.234,880	4.951.179,480	6.394.094,27
ii - Variable Compensation
bonus	0	0	0	-
participation on results	0	0	13.561.000,00	13.561.000,00
participations on meetings	0	0	0	-
comission	0	0	0	-
iii - Post-job benefits	0	0	168.291,45	168.291,45
iv - Cessation of exercise of position	4.392.541,58	-	24.018.344,59	28.410.886,17
v – Based on shares	0	0	8614614,676	8.614.614,68
TOTAL	12.498.457,96	553.409,04	71.659.322,03	84.711.189,03

YEAR: 2015	Board of	Audit	Statutary Board	Total
	Directors	Commitee
number of members	13,00	3,00	8,00	24,00
compensation (in R$)
i - Annual Fix Compensations
salary or pro-labor	4.508.328,370	527.483,610	14.440.482,277	19.476.294,26
direct and indirect benetis	0,000	0,000	796.225,115	796.225,11
participation on committeess	0,000	0,000	0,000	-
other	1.127.082,097	105.496,722	5.066.395,990	6.298.974,81
ii - Variable Compensation
bonus	0	0	0	-
participation on results	0	0	23662000	23.662.000,00
participations on meetings	0	0	0	-
comission	0	0	0	-
iii - Post-job benefits	0	0	0	-
iv - Cessation of exercise of position	4.688.979,79	-	25.911.316,63	30.600.296,42
v – Based on shares	0	0	-	-
TOTAL	10.324.390,26	632.980,33	69.876.420,01	80.833.790,60

¹ values reported in the "Other" refers to social security contributions:

Charges	Lien BRF (%)
Sat	2.00
INSS Company	20.00
SENA Adicional	0.20
Third prties	5.80
FGTS*	8.00
Total	36.00

* Effect on fees to the Statutory Board.

13.3.  As regards the variable compensation of the Board, Statutory Board and Fiscal Committee over the past 3 fiscal years and that forecast for the current fiscal year:

YEAR: 2012	Board of	Audit	Statutary Board	Total
	Directors	Commitee
Number of members	10,00	3,00	10,67	23,67
Regarding bonus
i - Minimum value forecasted on the
remuneration plan	NA	NA	NA	NA
ii - Maximum value forescated on the	NA	NA	NA	NA
remuneration plan
iii- Forecasted value on the remuneration plan,	NA	NA	NA	NA
if established targets and reached
iv- Effective value reconized on the results of
exercise	NA	NA	NA	NA
Regarding participation on the results
i - Minimum value forecasted on the
remuneration plan	NA	NA	-	-
ii - Maximum value forescated on the	NA	NA	19.267.566,00	19.267.566,00
remuneration plan
iii- Forecasted value on the remuneration plan,	NA	NA	9.633.783,00	9.633.783,00
if established targets and reached
iv- Effective value reconized on the results of
exercise	NA	NA	15.254.421,88	15.254.421,88

YEAR: 2013	Board of	Audit	Statutary Board	Total
	Directors	Commitee
Number of members	10,92	3,00	9,50	23,42
Regarding bonus
i - Minimum value forecasted on the	NA	NA	NA	NA
remuneration plan
ii - Maximum value forescated on the	NA	NA	NA	NA
remuneration plan
iii- Forecasted value on the remuneration plan,	NA	NA	NA	NA
if established targets and reached
iv- Effective value reconized on the results of
exercise	NA	NA	NA	NA
Regarding participation on the results
i - Minimum value forecasted on the	NA	NA	5.182.337,22	5.182.337,22
remuneration plan
ii - Maximum value forescated on the
remuneration plan	NA	NA	17.274.457,40	17.274.457,40
iii- Forecasted value on the remuneration plan,	NA	NA	8.637.228,70	8.637.228,70
if established targets and reached
iv- Effective value reconized on the results of
exercise	NA	NA	7.565.081,00	7.565.081,00

YEAR: 2014	Board of	Audit	Statutary Board	Total
	Directors	Commitee
Number of members	11,67	3,00	7,58	22,00
Regarding bonus
i - Minimum value forecasted on the
remuneration plan	NA	NA	NA	NA
ii - Maximum value forescated on the	NA	NA	NA	NA
remuneration plan
iii- Forecasted value on the remuneration plan,
if established targets and reached	NA	NA	NA	NA
iv- Effective value reconized on the results of
exercise	NA	NA	NA	NA
Regarding participation on the results
i - Minimum value forecasted on the	NA	NA	8.136.600,00	8.136.600,00
remuneration plan
ii - Maximum value forescated on the
remuneration plan	NA	NA	27.122.000,00	27.122.000,00
iii- Forecasted value on the remuneration plan,	NA	NA	13.561.000,00	13.561.000,00
if established targets and reached
iv- Effective value reconized on the results of
exercise	NA	NA	13.561.000,00	13.561.000,00

YEAR: 2015	Board of	Audit	Statutary Board	Total
	Directors	Commitee
Number of members	13,00	3,00	8,00	24,00
Regarding bonus
i - Minimum value forecasted on the	NA	NA	NA	NA
remuneration plan
ii - Maximum value forescated on the	NA	NA	NA	NA
remuneration plan
iii- Forecasted value on the remuneration plan,
if established targets and reached	NA	NA	NA	NA
iv- Effective value reconized on the results of
exercise	NA	NA	NA	NA
Regarding participation on the results
i - Minimum value forecasted on the	NA	NA	23.662.000,00	23.662.000,00
remuneration plan
ii - Maximum value forescated on the
remuneration plan	NA	NA	23.662.000,00	23.662.000,00
iii- Forecasted value on the remuneration plan,	NA	NA	23.662.000,00	23.662.000,00
if established targets and reached
iv- Effective value reconized on the results of
exercise	NA	NA	-	-

13.4. As regards the share-based compensation plan of the Board and statutory board in effect over the previous fiscal year and forecast for the current fiscal year:

First, it is important to emphasize that, as existing case law in Brazil, the Company believes that its plans to Share Purchase Option not have compensatory nature. Subject to and for information purposes only, will be included along that item 13.4, the provisions of the plan.

a.                  Overall terms and conditions

The Stock Option Plan of BRF SA, approved by the General Shareholders Meeting held on 31/03/2010 and amended on 24/04/2012, 04/09/2013 and 04/03/2014, consists of 2 instruments, "Plan of Stock Option" and "Plan of Share Purchase Additional Option" with the public eligible Statutory Directors or not and others, the SA and / or its subsidiaries.

The first instrument is based on the concept of stock options (stock options), which is granted by the company to the executive a right (not an obligation) to buy company shares at prices (exercise price) and terms predefined.

The second instrument, optional to the executive, is the grant of Stock Options in accordance with the ratio of the amount spent by the participant eligible to purchase the Company's Shares on the stock exchange market in which the Company trades its shares and the value net of profit sharing received by the Company or the Subsidiary Beneficiary, as applicable, in the year of acquisition.

Approval of the list of participants and the number of Options to be granted will be determined by the Board annually and will be linked to achieving predefined results for the Company and the appreciation of the Company. The involvement of the executive in a grant cycle does not guarantee their participation in subsequent grants.

To determine the number of Stock Options in first instrument "Plan of Stock Option" is used the concept of calculation that achieved an expected appreciation of the Company's issued share within the stipulated grace period (vesting) the gain resulting from the option is equal to the target level of the Executive award. In this concept, the Participant only reaches its potential gain if the expectations of shareholders in terms of business valuation is reached.

In the second instrument "Plan of Additional Shares Option" the number of Options to be granted to each participant will be the result of the proportion of the amount paid by the participant eligible to purchase the Company's shares on the stock exchange market, buying through the notes brokerage, in which the company trades its shares and the net value of participation in hiring bonus results and / or other amounts (not including cash) received by the Company or the Subsidiary Beneficiary, as applicable, in the year of acquisition, as follows form:

•                    To Beneficiaries who shell out a higher proportional amount not exceeding 50% of the net value of participation in results, will be granted options equivalent to 4 times the number of Parity Shares.

•                    To Beneficiaries who shell out a higher amount proportional or equal to 25% but less than 50% of the net value of participation in results, will be granted options equal to 2, since the number of Parity Shares.

•                    To Beneficiaries that disburse a proportionate amount less than 25% of the net value of participation in results, will be granted options equivalent to 1 veze the number of Parity Shares.

Plan participants shall conclude with the Company individual contracts Grant of Option to Purchase Shares, through which the participant acquires the right to option the company's shares, a right personal and not transferable.

The plan administration the Board of Directors of the company, within the applicable legal requirements and maximum dilution limits authorized in Shareholders Meeting. Will be given the same if you use the Personnel Committee, Organization and Culture to assist them in this activity.

b.                  Key objectives of the plan

The Plan of BRF, aims to: (a) attract, retain and motivate participants; (b) create value for the shareholders of the Company; and (c) encourage business entrepreneur's vision.

c.                   how the plan contributes to these objectives

BRF SA, to establish a differentiated and competitive investment opportunity for executives of BRF SA, expects to align the actions of participants in this long-term option plan to the vision of the shareholders and investors of the Company, affecting the long-term variable remuneration executive to the continuation of business and thereby promoting sustainable and committed attitude of the participants in this plan.

d.                  how the plan fits the issuer’s compensation policy

The Stock Option Plan intends to complement the remuneration package of its executives, reinforcing the level of attraction and retention of its top executives, as described in item 13.1.

e.            how the plan aligns officers’ and issuer’s interest in the short, medium and long terms.

The Plan Options Option strengthens the expectation of the shareholder and the company's investor to create the vision and the long-term commitment in the executive, promoting knowledge, skills and behaviors necessary to the continuation of business.

The exercise of the Options granted to both instruments can only occur from one (1) year from the grant date representing a maximum 1/3 of the options each year, and may do so for a period of up to 5 years, making the beneficiaries are committed to the continued appreciation of the company's shares in the short, medium and long term.

f.             maximum number of shares included

The maximum number of shares covered that may be subject to stock option grants, considered on a consolidated basis of all the Company's plans, is equivalent to 2.5% of the total number of shares issued by BRF SA, corresponding to 21,811. 831 shares on the date of this reference document.

g.         maximum number of options to be distributed

The maximum number of options to be granted will not exceed the maximum amount of shares that can be covered object of stock option grants, considered on a consolidated basis of all the Company's plans, equivalent to 2.5% of the total number of shares of issued by BRF SA, corresponding to 21,811,831 shares on the date of this reference document .

h.            share acquisition terms

For the acquisition of Shares, as the contract grants the Beneficiary shall respect the grace period (Vesting) according to the described in the letter "J" this form. Respected the grace period and having the Beneficiary's interest in exercise, it must do so by an express written notice.

Not checked any legal impediments, the Board of Directors at the annual meeting of the month immediately following receipt of the Exercise Notice, promote their increase of the share capital of the Company, within the authorized capital limit; or perform all acts necessary to authorize the private trading of the Shares held in treasury in order to give to the Participant regarding the actions to Mature Options exercised.

The Company will practice all acts necessary in order the registration of the Shares subscribed or purchased by the Participant with the financial institution responsible for the bookkeeping of the Shares.

Shares purchased or subscribed shall be entitled to dividends and other income as if they had been acquired on the same date, the BMF & Bovespa.

The option exercise, conducted under the terms of this item, will be formalized by the signing of the Subscription Agreement; Agreement of Purchase and Sale of Shares; or any other document that may be determined by the Board of Directors and / or the financial institution responsible for the Shares, which shall contain, necessarily, the following information: (a) the number of Shares acquired or subscribed; (B) the Exercise Price; and (c) the method of payment.

Payment can be made by the Beneficiary within 5 (five) working days after registration of the Shares on your behalf, and made available to the beneficiary using the net balance of taxes of trading of the Shares acquired by exercising the options for payment of the Price Exercise.

 i.            criteria to set the acquisition or strike price

The Exercise Price of the Stock Options will be determined by the Board of Directors and will be equal to the average of the closing price of the Shares in the 20 trading days prior to signing of the Grant Agreement, this rule valid for 2 plans: "Plan option to Purchase Shares "and" Plan of Share Purchase Additional Option ".

The Exercise Price shall be adjusted monthly based on the IPCA, or any other index chosen by the Board of Directors, from the date of Grant to the month prior to sending the Notice of Exercise of Options by the Beneficiary.

j.             criteria to set the option term

The setting of the exercise period took into account market practices and the criterion of reasonableness in terms of time necessary for the management actions beneficiaries may impact the business in terms of growth and appreciation of the shares, thus established in the proposal of two (2) levels:

The options granted under the Stock Option Plan may be exercised by the Participants, subject to the minimum vesting periods set forth below:

(a)          Up to one third (1/3) of all Options may be exercised after one (1) year of the signing of the Grant Agreement;

(b)          By two thirds (2/3) of all Options may be exercised after two (2) years from the signing of the Grant Agreement; and

(c)          All of the options may be exercised after three (3) years from the signing of the Grant Agreement.

Passed the time limits set forth above, which may be extended at the sole discretion of the Board of Directors in the Grant Agreement, the exercisable options will be considered Mature Options, and thus the beneficiary acquired the right to exercise them in its sole discretion , subject to the maximum period of validity of the established options.

The Options granted under the Additional Share Purchase Option Plan may be exercised by the beneficiaries, the following provisions apply:

(a)          Up to 1/3 of the total options may be exercised after one (1) year of the signing of the Agreement of Additional Shares Option;

(b)          Up to 2/3 of the total options may be exercised after two (2) years from the signing of the Agreement of Additional Shares Option; and

(c)          All of the options may be exercised after three (3) years of the signing of the Additional Stock Purchase Option Agreement.

k.            settlement

To meet the options, the Board of Directors may, under the Act and specific regulations (notably CVM Instruction. 390/03 and Law 6.404 / 76, as amended), proceed with the issuance of new shares within the limits of authorized capital or negotiate privately Shares held in treasury.

l.             restrictions on Share transfers

The shares acquired or subscribed in accordance with the rules of the plans "Plan of Stock Option" and "Plan of Share Purchase Additional Option" and individual grants contracts are not subject to any restriction period and the beneficiary negotiate freely at any time.

m.        criteria and events that can lead to suspension, changes or dismissal of the plan

In the event of corporate restructuring, whether by merger, consolidation or transformation of the Company, or in the output hypothesis of the Novo Mercado segment of the Company, the Management Board shall act as the effects of corporate restructuring for the Options granted to the event date.

 And, in case of changing the number of shares, either by grouping, split or bonus shares, the options and the exercise price adjustment may also be at the discretion of the Board of Directors, in order to avoid any distortions and damage to the Company and / or the Beneficiaries.

n.            effect  of officers’ departure from the issuer’s entities on their rights under the stock compensation plan

According to the proposed plan "Plan of Stock Option" and "Plan of Share Purchase Additional Option" the rules for the departure by disconnections of the company are:

1.            In the event of termination or voluntary initiative of the Company without cause, the Mature Options shall have its validity period anticipated and must be exercised within a maximum of thirty (30) days of shutdown notification; and not ripe yet Options will be canceled.

2.            In the event of termination of the Company's initiative be for cause, all options granted to the Beneficiary, including but not limited to the Mature Options will be canceled after the shutdown notification.

3.            Options canceled as provided in items 1 and 2 above shall not entail any right of indemnity to the Beneficiary.

4.            Grant Agreements or the Additional Shares Option Contracts will be terminated from the date of the Beneficiary's shutdown, and such termination shall not entail any right of indemnity to the Beneficiary.

5.            Do not apply the above provisions in the event of statutory directors not re-elected to their respective positions, provided they still remain on the staff of the Company and / or its Subsidiaries, in which event the Concession Contracts or Option Contracts of Additional Shares, as applicable, will remain in effect with the same terms and conditions.

For cases of retirement for length of service or permanent disability of the beneficiary, the Mature Options may be exercised within the period of validity laid down in the Grant Agreement or the Additional Shares Purchase Option Agreement, as applicable; and not yet mature options will automatically be considered Mature options immediately exercisable within within the expiry date sixty (60 days) months from the date of departure companhia.No Beneficiary's death case, the options will be transferred to the heirs and / or legatees of the Beneficiary, and the Mature Options may be exercised within a further period of validity of twelve (12) months from the Beneficiary's death date; and options not yet exercisable will be considered immediately Mature Options, and may be exercised within the validity period of twelve (12) months from the Beneficiary's death date.

Stock Option Plan (Performance Stock Options)

a.    general terms and conditions

The Stock Option Plan (Performance Stock Options) BRF SA, approved by the General Shareholders Meeting held on 04.03.2014 has the public eligible Statutory Directors or not and others, the SA and / or its subsidiaries .

The instrument is based on the concept of stock option (Performance Stock Options), which is granted by the company to the executive a right (not an obligation) to buy company shares at prices (exercise price), deadlines and predefined conditions by achieving goals.

Approval of the list of participants and the number of Options to be granted will be determined by the Board annually and will be linked to achieving predefined results for the Company, the valuation of the Company and the determination of corporate goals. The involvement of the executive in a grant cycle does not guarantee their participation in subsequent grants.

To determine the number of Stock Options is used the concept of calculation that achieved an expected appreciation of the Company's issued share within the stipulated grace period (vesting) and the attainment of corporate goals, the gain resulting from the option is equal to the level of the target to the Executive award. In this concept, the Participant only reaches its potential gain if the expectations of shareholders in terms of business valuation is reached.

b.    Major Plan Objectives

The Plan aims to allow the Beneficiaries, subject to certain conditions, to acquire shares of the Company, in order to: (a) stimulating the expansion, success and the achievement of social objectives of the Company; (b) aligning the interests of shareholders of the Company to the Beneficiaries; and (c) allow the Company or other companies under its control to attract and retain (s) linked the Beneficiaries.

c. How the plan contributes to these objectives

The Company, to establish a differentiated and competitive investment opportunity for its executives, in order to align the actions of the Beneficiaries of the Plan to the vision of the shareholders and investors of the Company and thereby promoting sustainable and committed attitude of the beneficiaries of the Plan.

d. how the plan is included in the issuer's compensation policy

The issuer believes that its Stock Option Plan does not have compensatory nature.

The Plan aims to increase the level of attraction and retention of key executives of the Company, as described in item 13.1.

e. how the plan aligns the interests of management and the Company in the short, medium and long term.

The Plan seeks to strengthen the expectation of shareholders and the Company's investor to create the vision and the long-term commitment in the executive, and the commitment of business to generate value and sustainable results for the Company in the short

f. maximum number of shares covered

The maximum number of shares covered that may be subject to stock option grants, considered on a consolidated basis of all the Company's plans, is equivalent to 0.5% of the total number of shares issued by BRF SA, corresponding to 4,362. 366 shares on the date of this reference document.

g. maximum number of options to be granted

The maximum number of options to be granted will not exceed the maximum amount of shares that can be covered object of stock option grants, considered on a consolidated basis of all the Company's plans, equivalent to 0.5% of the total number of shares of issued by BRF SA, corresponding to 4,362,366 shares on the date of this reference document.

h. of shares conditions

The Board of Directors annually or at the frequency it deems appropriate, shall determine the exercise price of each option and the payment conditions, establishing terms and conditions of exercise of each option and impose any other conditions related to the options.

Each stock option entitles the beneficiary to acquire one (1) share of the Company, subject to the terms and conditions set forth in the Option Agreement.

The granting of stock options under the Plan is carried out by the conclusion of stock option agreements between the Company and the Beneficiaries ("Option Agreement"), which shall, without prejudice to other conditions determined by the Board Administration: (a) the amount of the grant object options; (B) the Company's performance goals and other terms and conditions for acquiring the right to exercise the options; (C) the deadline for exercising the options; and (d) the Exercise Price and payment terms.

The Board of Directors, may make the exercise of option to certain conditions, as well as impose blackout periods for trading (lock-up) part of the Shares and other restrictions on the transfer of shares acquired through the exercise of options, and can also book for the Company repurchase options and / or preemptive rights in case of transfer by the Beneficiary of those shares.

The Option Agreements shall be concluded individually with each Beneficiary, and the Board of Directors, establish different terms and conditions for each Option Agreement, without application of any rule of equality or analogy between the Beneficiaries, even if they are in similar situations or identical.

The Beneficiary who wishes to exercise their Options shall notify the Company in writing of its intention to do so and indicate the number of options that you wish to pursue, in accordance with the notice template to be disclosed by the Board of Directors.

i. criteria for setting the acquisition or exercise price

The exercise price of the purchase options granted under the Plan will be determined by the Board of Directors on the grant date, provided that it will never be less than the average price of the Company's shares on the BM & FBOVESPA SA - Securities, Commodities and Futures, weighted by trading volume, in twenty (20) last trading sessions prior grant date, adjusted for inflation according to the given index by the Board of Directors.

j. criteria for setting the exercise period

Without prejudice to other terms and conditions set forth in the respective Stock Option Agreements, the options become exercisable after a vesting period of at least eighteen (18) months and a maximum of 24 (twenty four) months from the Date of Grant, as may be set by the Board of Directors.

The options will be exercisable until the last business day of the calendar year in which to complete the 4th anniversary of the Grant Date. Unexercised options within the stipulated terms and conditions shall be considered automatically terminated, without any compensation.

The Plan shall become effective on the date of its approval by the Company's General Meeting and shall remain in force for an indefinite period and may be terminated at any time by decision of the General Assembly. The Plan shall end not affect the effectiveness of the options still in force granted based on it.

k. form of settlement

The options shall be settled by delivery of the Company's shares. In order to satisfy the exercise of stock options under the Plan, the Company may, at the discretion of the Board of Directors, issue new shares within the limit of the authorized capital or dispose of treasury shares.

 l. restrictions on transfer of shares

The Board of Directors, may make the exercise of option to certain conditions, as well as impose blackout periods for trading (lock-up) part of the Shares and other restrictions on the transfer of shares acquired through the exercise of options, and can also book for the Company repurchase options and / or preemptive rights in case of transfer by the Beneficiary of those shares.

m. criteria and events that, when checked, will cause the suspension, modification or termination of the plan

Suspension: The Board of Directors may decide to suspend the right to exercise the options, whenever situations that, under the law or regulations, restrict or prevent the trading of shares by the Beneficiaries.

Change: The Board of Directors, in the interest of the Company and its shareholders, may revise the terms of the Plan, provided it does not change its basic principles. Any significant legal change regarding the regulation of corporations, public companies, in labor legislation and / or tax effects of a plan of options, may cause the full review of the Plan.

Extinction: The Plan may be terminated at any time by the General Meeting of Shareholders of the Company.

n. Administrator out of the effects of the issuer on their rights provided for in the compensation plan based on shares

If at any time the Beneficiary:

(a)          leaves the Company as a result of being fired for cause or removal from office for violating the duties and administrator assignments, all Options exercisable or not yet exercisable in accordance with the respective Option Agreement on the date its shutdown shall be automatically canceled by operation of law, without prior warning or notice, and without any right to compensation;

(b)          leaves the Company as a result of being fired without cause or removal from office without violation of the duties and administrator assignments, or will the beneficiary himself, resigning from his job or resigning his position as manager: (i) Options not exercised in accordance with the respective Option Agreement, on the date of Termination, will become exercisable in proportion to the vesting period of time in which the beneficiary has worked for the Company, provided that they meet the specified requirements the Option Agreement, and may be exercised within [30] ([thirty]) days from the date of completion of grace, after which will be automatically canceled by operation of law, regardless of prior notice or notification, and without the right to indemnification; and (ii) Options exercisable according to the respective Option Agreement, on the date of Termination, may be exercised, within the thirty (30) days from the date of Termination, after which they will be automatically extinguished, as of right, without prior warning or notice, and without any right to compensation;

13.5. Inform the number of shares or quotas directly or indirectly held in Brazil or abroad, and other securities convertible into shares or quotas issued by the issuer, its direct or indirect parent companies, subsidiaries or companies under common control, for board members of administration, the executive board or the supervisory board, grouped by body, on the closing date of the last fiscal year.

Total of Ordinary Shares
Board of Directors	35,117,782
Diretors	56,226
Fiscal Council	2

* Base of January 31, 2015

13.6. Regarding share-based compensation recognized in the books over the past three fiscal years and that forecast for the current fiscal year payable to the board and the statutory board.

YEAR: 2012	Board of Directors	Fiscal Council		Statutory Board
b. number of members	10	3,00	8,00	11,00	10,67
c. related to the options still non-exercisable			Grant 2010	Grant 2011	Grant 2012
i - date of grant	NA	NA	3/5/2010	2/5/2011	2/5/2012
ii - amount of granted options	NA	NA	555.000	1.129.140	1.032.710
			2011 - 1/3 of options	2012 - 1/3 of options	2013 - 1/3 of options
iii- term so that the options become exercisable	NA	NA	2012 - 2/3 of options	2013 - 2/3 of options	2014 - 2/3 of options
			2013 - 3/3 of options	2014 - 3/3 of options	2015 - 3/3 of options
iv- term of restriction on transfer of shares	NA	NA	NA	NA	NA
v- Weighted average exercise price of each of
the following groups of options:
• open at the beginning of fiscal year	NA	NA	25,90	32,01	-
• lost during the fiscal year	NA	NA	-	32,84	35,40
• exercised during the fiscal year	NA	NA	26,89	33,22	-
• expired during the fiscal year	NA	NA	-	-	-
d. fair value of options at the grant date	NA	NA	R$ 7,77	R$ 11,36	R$ 7,82
e. potential dilution in the event of exercise of all			0,06% of the total	0,13% of the total	0,12% of the total
options granted	NA	NA	shares of the Company	shares of the Company	shares of the Company

YEAR: 2013	Board of Directors	Fiscal Council	Statutory Board
b. number of members	11,00	3,00	8,00	11,00	10,67	10,00
c. related to the options still non-exercisable			Grant 2010	Grant 2011	Grant 2012	Grant 2013
i - date of grant	NA	NA	40301	02/05/2011	02/05/2012	02/05/2013
ii - amount of granted options	NA	NA	555.000	1.129.140	1.032.710	698.510
			2011 - 1/3 of options	2012 - 1/3 of options	2013 - 1/3 of options	2014 - 1/3 of options
iii- term so that the options become exercisable	NA	NA	2012 - 2/3 of options	2013 - 2/3 of options	2014 - 2/3 of options	2015 - 2/3 of options
			2013 - 3/3 of options	2014 - 3/3 of options	2015 - 3/3 of options	2016 - 3/3 of options
iv- term of restriction on transfer of shares	NA	NA	NA	NA	NA	NA
v- Weighted average exercise price of each of
the following groups of options:
• open at the beginning of fiscal year	NA	NA	27,50	33,98	36,84	-
• lost during the fiscal year	NA	NA	-	34,84	37,56	47,28
• exercised during the fiscal year	NA	NA	28,12	34,49	37,45	-
• expired during the fiscal year	NA	NA	-	-	-	-
d. fair value of options at the grant date	NA	NA	7,77	R$ 11,36	R$7,82	R$11,88
e. potential dilution in the event of exercise of all			0,06% of the total	0,13% of the total	0,12% of the total	0,08% of the total
options granted	NA	NA	shares of the Company	shares of the Company	shares of the Company	shares of the Company

YEAR: 2014	Board of Directors	Fiscal Council	Statutory Board
b. number of members	11,67	3,00	8,00	11,00	10,67	10,00	6,00	7,00
c. related to the options still non-exercisable			Grant 2010	Grant 2011	Grant 2012	Grant 2013	Grant 2014	Grant 2014 II
i - date of grant	NA	NA	03/05/2010	02/05/2011	02/05/2012	02/05/2013	04/04/2014	18/12/2014
ii - amount of granted options	NA	NA	555.000,00	1.129.140,00	1.032.710,00	855.184,00	511.744,00	2.226.270,00
			2011 - 1/3 of options	2012 - 1/3 of options	2013 - 1/3 of options	2014 - 1/3 of options	2015 - 1/3 of options	2015 - 1/3 of options
iii- term so that the options become exercisable	NA	NA	2012 - 2/3 of options	2013 - 2/3 of options	2014 - 2/3 of options	2015 - 2/3 of options	2016 - 2/3 of options	2016 - 2/3 of options
			2013 - 3/3 of options	2014 - 3/3 of options	2015 - 3/3 of options	2016 - 3/3 of options	2017 - 3/3 of options	2017 - 3/3 of options
iv- term of restriction on transfer of shares	NA	NA	NA	NA	NA	NA	NA	NA
v- Weighted average exercise price of each of
the following groups of options:
• open at the beginning of fiscal year	NA	NA	29,03	35,87	38,67	46,86	-	-
• lost during the fiscal year	NA	NA	-	35,87	38,67	46,86	45,66	-
• exercised during the fiscal year	NA	NA	29,28	36,50	38,86	49,02	-	-
• expired during the fiscal year	NA	NA	-	-	-	-	-	-
d. fair value of options at the grant date	NA	NA	R$7,77	R$ 11,36	R$ 7,82	R$11,88	R$12,56	R$ 14,58
e. potential dilution in the event of exercise of all options granted	NA	NA	0,06% of the total shares of the Company	0,13% of the total shares of the Company	0,12% of the total shares of the Company	0,10% of the total shares of the Company	0,06% of the total shares of the Company	0,26% of the total shares of the Company

Note: There is no grant planned for the year 2015

13.7. Regarding the Board’s and the statutory board’s outstanding options at the end of the last fiscal year.

2014	Board of Directors	Statutory Board
Year of award		2010	2011	2012	2013	2014	2014 II
b. number of members	-	1,00	4,00	2,00	2,00	6,00	7,00
c. related to the options still non-exercisable
i - quantity	-	-	-	47.295,00	129.148,00	511.744,00	2.226.270,00
					64.892 in 05/02/2015	170.581 in 05/03/2015	742.090 in 05/03/2015
ii - date that it will become exercisable	-	-	-	05/02/2015		170.581 in 05/03/2016	742.090 in 05/03/2016
					64.892 in 05/02/2016	170.581 in 05/03/2017	742.090 in 05/03/2017
iii- deadline for the exercise option	-	05/02/2015	05/01/2016	05/01/2017	05/01/2018	05/01/2019	12/18/2019
iv- transfer of shares restriction time	-	NA	NA	NA	NA.	NA	NA
v- weighted average price of the exercise²	-	29,92	36,97	39,85	50,17	45,13	63,49
vi-options fair value in the last day of the fiscal
year³	-	R$ 7,77	R$ 11,36	R$ 7,82	R$ 11,88	R$12,56	R$ 14,58
d. related to the exercisable options¹
i - quantity	-	39.333,00	174.928,00	94.589,00	64.892,00	-	-
ii - deadline for the exercise option	-	05/02/2015	05/01/2016	05/01/2017	05/01/2018	05/01/2019	12/18/2019
iii- transfer of shares restriction time	-	NA	NA	NA	NA	NA	NA
iv- weighted average price of the exercise	-	29,92	36,97	39,85	50,17	45,13	63,49
v- options fair value in the last day of fiscal	-	7,77	11,36	7,82	11,88	12,56	14,58
year³
vi- total options fair value in the last day of the
fiscal year	-	R$305.617,41	R$1.987.182,08	R$ 739.685,98	R$770.916,96	R$ -	R$ -
¹ As Regulation of the Stock Option Plan, options may be only exercised within 30 days following the disclosure of annual results or after the
² Preço médio ponderado do último exercício social
³ Fair value of options defined on the grant date.

13.8. Regarding options exercised and shares delivered to the Board and the statutory board under the share-based compensation scheme over the past 3 fiscal years. (In R$)

Options Exercised - Year Ended 12/31/2012	Board of Directors	Statutory Board
Number of members	0	7
Options Exercised
Number of shares	NA	297.700
Weighted average price of the year	NA	R$ 29,42
total value of the difference between the exercise value	NA
and market value of shares related to options exercise		3.349.426
Shares Delivered
Number of shares	NA	NA
Weighted average price of the year	NA	NA
total value of the difference between the exercise value	NA	NA
and market value of shares related to options exercise

Options Exercised - Year Ended 12/31/2013	Board of Directors	Statutory Board
Number of members	0	7,00
Options Exercised
Number of shares	NA	301.267
Weighted average price of the year	NA	R$ 33,10
total value of the difference between the exercise value	NA
and market value of shares related to options exercise		4.437.773
Shares Delivered
Number of shares	NA	NA
Weighted average price of the year	NA	NA
total value of the difference between the exercise value
and market value of shares related to options exercise	NA	NA

Options Exercised - Year Ended 12/31/2014	Board of Directors	Statutory Board
Number of members	0	6,00
Options Exercised
Number of shares	NA	1.209.712,00
Weighted average price of the year	NA	36,68
total value of the difference between the exercise value	NA
and market value of shares related to options exercise		16.492.317,86
Shares Delivered
Number of shares	NA	NA
Weighted average price of the year	NA	NA
total value of the difference between the exercise value
and market value of shares related to options exercise	NA	NA

13.9. Summary description of the information that understanding the data presented in items 13.6 through 13.8 requires, such as an explanation of the pricing method used for shares and options.

a. pricing model

The Black-Scholes-Merton model was used to price the Options under the Stock Option Plan of BRF S.A.

b. data and assumptions used in the pricing model, including average weighted price of the shares, strike price, expected volatility , option term, expected dividends and risk-free rate of return.

Whereas the figures for grants cycle these are options granted to the date of this form, the following assumptions for the pricing of target options of the Plan of BRF Shares Option were used:

Share Price: the closing price in the trading session prior to the date of distribution (BMF&BOVESPA - ticker BRFS3);

Strike price: Results from the average closing price (BMF&BOVESPA – ticker BRFS3) of the last 20 trading sessions prior to the date of distribution of the options, restated by the IPCA;

Option term: The Options distributed under the terms of the Stock Option Plan may be exercised by Participants observing the minimum vesting period designated below: (a) Up to one-third ( 1/3) of the Options total may be exercised after one (01) year from execution of the Distribution Contract; (b) ) Up to two-thirds (2/3) of the Options total may be exercised after two (2) years from execution of the Distribution Contract; (c)  All the Options may be exercised after three 3years from execution of the Distribution Contract; and (d) The maximum term is five years after distribution for exercising the options;

Risk-free Rate of Return: The risk-free rate of return of choice is the NTN-B (Brazilian Treasury Note) available on the date of pricing and holding the same maturity as the options;

Dividends rate: the Company’s dividend distribution track record over the past 4 years was taken into account; and

Volatility of nominal shares issued by the Company: BRF used the track record of the Company’s nominal shares to set the volatility rate.

c. method used and assumptions adopted to incorporate the expected effects of early strike.

According to the pricing methodology of the options at hand (Black-Scholes-Merton) and the features of BRF’s Stock Option Plan no assumptions were used to incorporate the effects of early strikes.

d.  how to determine the expected volatility.

BRF uses the track record of the Company’s nominal shares to set the volatility rate.

e.  any other option characteristic that has been included in the assessment of fair value.

No other characteristic of the option was incorporated into the measurement of fair value than those mentioned in item 13.9 above.

13.10. Regarding the active pension plans granted to board members and statutory officers, provide the following information in table format:

	Board of Directors	Statutory Board
b. number of members	N/A	2	2
		Brasil Foods Pension Plan II	Benefit Plan of Foundation
c. Plan name	N/A	(closed to new members)	"Atilio Francisco Xavier
Fontana"
d. amount of directors that comprises conditions
for retirment ¹	N/A	02	00
		- reaching the age of 55 years	- Fulfill the term of 10 years of
		old;	contribution to the plan
		- 3 years of credited service	-joy the retirement benefit by
e. conditions for early retirement	N/A	(participating on the plan);	time of contribution granted by
		- termination of employment	Welfare Regime Official
		with the sponsor	- termination of employement
with the sponsor
f. updated value of accumulated contributions in			³
the pension plan until the end of last fiscal year	N/A	R$ 1.312.171,82
less the portion relating to contributions made
directly by administrators²
g. cumulative total value of contributions made
during the last social year, less the portion relating	N/A	R$ 189.959,98	R$ 0,00
to contributions made directly by administrators
		There is no provision for	There is no provision for
h. if there is the possibility of redemption and	N/A	redemption, except on the	redemption, except on the
what conditions		termination of employment	termination of employment
¹ Fulfills the conditions, however, it is necessary to assure the termination of employment
² Total value of contributions forms sponsor (since joining the plan) plus profitability
³ The FAF Benefit Plan is structured as defined benefit, which is characterized by mutualism. Thus, the contributions made to the plan by both the sponsor and the participants

13.11. In table format, provide the following information on the board, statutory board and fiscal committee over the past 3 years:

YEAR: 2012	Board of	Fiscal Council	Estatutory
	Directors		Executives
b. number of members	10,00	3,00	10,67
c. value of the highest personal income	594.402,84	178.077,24	5.349.669,17
d. value of the lowest personal income	297.234,60	118.731,00	1.439.130,10
e. average value of individual
compensation	326.951,42	138.403,14	3.481.976,16

YEAR: 2013	Board of	Fiscal Council	Estatutory
	Directors		Executives
b. number of members	10,92	3,00	9,50
c. value of the highest personal income	2.973.191,39	213.692,69	5.933.663,65
d. value of the lowest personal income	821.451,07	142.477,20	2.741.490,48
e. average value of individual
compensation	639.360,18	167.736,85	3.815.097,44
¹ For all organs, the member with the highest personal income held the position for 12 months
² For the lowest personal income, we excluded members who have served for less than 12 months

YEAR: 2014	Board of	Fiscal Council	Estatutory
	Directors		Executives
b. number of members	11,67	3,00	7,58
c. value of the highest personal income	3.240.904,20	233.261,45	5.771.733,33
d. value of the lowest personal income	1.056.000,00	155.510,28	3.094.400,65
e. average value of individual
compensation	1.071.296,40	184.469,68	9.449.580,93
¹ For all organs, the member with the highest personal income held the position for 12 months
² For the lowest personal income, we excluded members who have served for less than 12 months

13.12. Describe agreements, insurance policies or other instruments that make up mechanisms of compensation or indemnification for officers in the event of severance or retirement, indicating the financial consequences to the issuer.

There are no instruments that make up mechanisms of compensation or indemnification for officers in the event of severance or retirement.

13.13. regarding the past 3 fiscal years, indicate the percentages of total compensation of each entity posted to the issuer’s books in reference to the members of the board, statutory board or fiscal committee that are related to controlling shareholders, direct or indirect, as established in the accounting standards pertinent to the topic.

On 12.31.2012, 13.31.2013 and 12.31.2014 in, there was no percentage of total compensation of each body recognized in that they are related parties to the controllers, director or indirect, considering that the Company's control is diffuse and, therefore has no direct or indirect controlling.

13.14. regarding the past 3 fiscal years, indicate the amounts posted to issuer’s books as compensation to board , statutory board or fiscal committee members, grouped by entity, for any reason other than performance of their corporate function, such as for instance, commissions and advisory or consultancy services rendered.

There is no amount posted to issuer’s books as compensation to board members, statutory officers or fiscal committee members, for any reason other than performance of their corporate function, such as for instance, commissions and advisory or consultancy services rendered.

13.15. Regarding the past 3 fiscal years, indicate the amounts appearing in the books of controlling shareholders, direct or indirect, companies under shared control and companies controlled by the issuer, as compensation to the issuers’ board , statutory board or fiscal committee members, grouped by entity, specifying the reasons why those amounts were paid to these individuals.

There are no amounts appearing in the books of controlling shareholders, direct or indirect, companies under shared control and companies controlled by the issuer, as compensation to the issuers’ board, statutory board or fiscal committee members.

13.16. Provide other information that the issuer deems it relevant

All relevant information was included in the preceding items.

Annex VI – Stock Option Grant Plan

(As Annex 13 of CVM Instruction 481 of December 17, 2009)

1.   Provide copy of the proposed plan

Here attached to this copy of the proposed Stock Option Grant Plan, to be submitted for approval by the Annual and Extraordinary General Meeting to be held on April 8, 2015 (the "Plan").

2.   Inform main features of the proposed plan, identifying:

a.           Potential beneficiaries

May be elected as beneficiaries of stock option grants the directors, statutory or not, and other people occupying positions at the Company, or other companies under its control, all proposed members made subject to approval by the Board of the Company ("Beneficiaries").

b.           Maximum number of options to be granted

The maximum number of stocks subject to the Plan Shall not Exceed 2% (two percent) of the common stocks, with the par value, the total stocks capital Representing of the Company, Corresponding on this date to 17,449,465 (seventeen million four hundred and forty -nine thousand, four hundred sixty-five) common stocks, registered, with the par value Issued by the Company, provided the total number of  Issued stocks or Likely to be Issued under the Plan is always Within the Company's authorized capital limit.

c.            Maximum number of stocks covered by the plan

See item 2.b. above

d.           Terms of purchase

The Board of Directors annually or at the frequency it deems appropriate, shall determine the exercise price of each option and the payment conditions, establishing terms and conditions of exercise of each option and impose any other conditions related to these options, provided that he will never be lower than the average Company's share quotation at the BM & FBOVESPA, weighted by trading volume, in twenty (20) last trading sessions prior grant date, restated by IPCA, or another index to be determined the Board of Directors.

Each stock option entitles the beneficiary to acquire one (1) stock of the Company, subject to the terms and conditions set forth in the Option Agreement.

The granting of stock options under the Plan is carried out by the conclusion of stock option agreements between the Company and the Beneficiaries ("Option Agreement"), which shall, without prejudice to other conditions determined by the Board Administration: (a) the amount of the grant object options; (B) the Company's performance goals and other terms and conditions for acquiring the right to exercise the options; (C) the deadline for exercising the options; and (d) the Exercise Price and payment terms.

The Board of Directors, may make the exercise of option to certain conditions and restrictions on the transfer of shares acquired through the exercise of options, and may also reserve for the Company repurchase options and / or preemptive rights in case of sale by Beneficiary of those shares.

Notwithstanding the foregoing, during the period of one (1) year from the exercise date of the option, the Beneficiaries may not sell, assign and / or offer for sale of shares acquired through the exercise of options. If the Beneficiary does not have the resources to fund the exercise of the options shall be transmitted to sell the necessary shares to pay the exercise of options plus costs and taxes. The number of shares subject to sale restriction will be calculated according to the terms and conditions set forth in the Plan.

The Option Agreements shall be concluded individually with each Beneficiary, and the Board of Directors, establish different terms and conditions for each Option Agreement, without application of any rule of equality or analogy between the Beneficiaries, even if they are in similar situations or identical.

The Beneficiary who wishes to exercise their Options shall notify the Company in writing of its intention to do so and indicate the number of options that you wish to pursue, in accordance with the communication model to be timely disclosed by the Board of Directors.

e.            Detailed criteria for setting the exercise price

The exercise price of the purchase options granted under the Plan will be determined by the Board of Directors on the grant date, provided that it will never be less than the average price of the Company's stocks on the BM & FBOVESPA SA - Securities, Commodities and Futures, weighted by trading volume, in twenty (20) last trading sessions prior grant date, restated by the variation of the Consumer Price Index Broad, released by the Brazilian Institute of Geography and Statistics (IPCA) or another index to be determined by the Board of Directors.

f.            Criteria for determining the time of exercise

Without prejudice to other terms and conditions set forth in the respective Stock Option Agreements, the options become exercisable to the extent that their beneficiaries remain continuously related as an administrator or employee of the Company or other companies under its control, the period between the date the options were granted and the dates specified below, as follows:

(a)          1/4 (one quarter) of the options may be exercised from the first (1st) anniversary of the grant date;

(b)          1/4 (one quarter) of the options may be exercised from the second (2nd) anniversary of the grant date;

(c)          1/4 (one quarter) of the options may be exercised from the third (3rd) anniversary of the grant date; and

(d)          1/4 (one quarter) of the options may be exercised from the first (4th) anniversary of the grant date;

The options will be exercisable until the last business day of the calendar year in which to complete the sixth (6th) anniversary of the grant date. Options not exercised within the stipulated terms and conditions shall be considered automatically terminated, without any compensation.

The Plan shall become effective on the date of its approval by the Company's General Shareholder Meeting and shall remain in force for an indefinite period and may be terminated at any time by decision of the General Assembly. The Plan shall end not affect the effectiveness of the options still in force granted based on it, nor the validity of any repurchase options and / or preemptive rights in case of transfer by the Beneficiary of those stocks and seal the sale mentioned in item 2.d above.

g.           Form of options settlement

The options shall be settled by delivery of the Company's stocks. In order to satisfy the exercise of stock options under the Plan, the Company may, at the discretion of the Board of Directors, issue new shares within the limit of the authorized capital or dispose of treasury shares.

h.           Criteria and events that, when checked, will cause the suspension, modification or termination of the plan

Suspension: The Board of Directors may determine the suspension of the right to exercise the options, whenever situations that, under the law or regulations, restrict or prevent the trading of stocks by the Beneficiaries

Change: The Board of Directors, in the interest of the Company and its shareholders, may revise the terms of the Plan, provided it does not change its basic principles. Any significant legal change regarding the regulation of corporations, public companies, in labor legislation and / or tax effects of a plan of options, may cause the full review of the Plan.

Extinction: The Plan may be terminated at any time by the General Meeting of Shareholders of the Company.

3.            Justify the proposed plan, explaining:

a.                 The main objectives of the plan

The Plan aims to allow the Beneficiaries, subject to certain conditions, to acquire stocks of the Company, in order to: (a) stimulating the expansion, success and the achievement of social objectives of the Company; (b) aligning the interests of shareholders of the Company to the Beneficiaries; and (c) allow the Company or other companies under its control to attract and retain (s) linked the Beneficiaries and encourage the creation of value; and (d) stock risks and gains and equally between shareholders and the Beneficiaries.

b.                 The way the plan contributes to these goals

The Company, to establish a differentiated and competitive investment opportunity for its executives, expected to align the actions of the Beneficiaries of the Plan to the vision of the shareholders and investors of the Company, conditioning gain long-term executive to the continuation of business and, therefore, promoting sustainable and committed attitude of the beneficiaries of the Plan.

c.                  How the plane falls into the remuneration policy of the company

The Plan is not intended to supplement the executives compensation package, but increase the level of attraction and retention of its key executives.

d.                 How the Plan aligns to the interests of beneficiaries and the company's on short, medium and long term

The implementation of the Plan strengthens the expectation of the shareholder and the company's investor to create the vision and the long-term commitment in the executive, promoting knowledge, skills and behaviors necessary to the continuation of business.

4.            Estimating the costs of the company under the plan, according to accounting rules that address this issue

To calculate the estimated expenses of the Plan, we use the Black & Scholes model for valuation. Model this, considering the following variables for the calculation:

1)      Share price on the grant date;
2) Exercise Price of Share Option;
3) Grace Period (Vesting) for Exercise of Share Option;
4) Risk-free rate;
5) Dividend rate of the Shares;
6) Volatility of Action.

In this way the value established for the Plan, the grant date until the maturity of the option exercise period (06 years after grant) is BRL 83,165,000.00 (eighty-three million, one hundred and sixty-five thousand reals).

STOCK OPTION GRANT PLAN OF BRF S.A. (Approved by the Ordinary and Extraordinary General Shareholders Meeting held on April 8, 2015)

STOCK OPTION GRANT PLAN

The current Stock Option Plan is governed by the following provisions and the applicable legislation.

1.            Definitions

1.1.        The terms below, when used here with initials in capital letters shall have the meanings assigned to them below, unless expressly provided otherwise:

“Stock” means ordinary, nominative, book entry stocks without Compy’s nominal issue amount granted to the Beneficiaries;

“Beneficiaries” means the Eligibles elected by the Board of Directors, pursuant to paragraph 4.2 (b) below, and in favor of which the Company grant one or more Stock Options under this Plan;

“BM&FBOVESPA” means the BM&FBOVESPA S.A. - Stock Exchange, Commodities and Futures;

"Committee" means the committee established to advise the Board of Directors of the Plan, pursuant to item 4.1 below;

"Company" means the BRF SA publicly-held company, headquartered in Jorge Tzachel Street, 475, Bairro Fazenda, CEP: 88301-600, City of Itajaí, Santa Catarina State, CNPJ / MF under No. 01838 .723 / 0001-27;

"Board of Directors" means the Company's Board of Directors;

"Stock Option Agreement" means the particular instrument of stock options granting agreement between the Company and the Beneficiary, through which the Company grants options to the Beneficiary;

"Grant Date" except as otherwise expressly provided in this Plan or in the Stock Option Agreement, means, in respect of options granted to each of the beneficiaries, the signing date of the Stock Option Agreement by which such options are granted;

"Termination" means the termination of the legal relationship administrator or employee between the Beneficiary and the Company or company controlled, for any reason, including without limitation resignation, removal, replacement or termination of office without re-election to the position of manager, application for resignation or dismissal, with or without cause, termination of contract of service, retirement, permanent disability and death. For clarity, it is established that any shutdown of the office of director or employee of the Beneficiary, or other companies under its control, followed by election and investiture or hiring such Beneficiary to another post of director, statutory or otherwise, does not characterize Termination, for purposes of this Plan;

“IPCA” means Price Index on Broad Consumer, published by the Brazilian Institute of Geography and Statistics;

“Stocks” means stock Options stocks granted by the Company to the Beneficiaries, under this Plan;

"Eligible Persons" means people who can be chosen as beneficiaries under item 3.1 below;

“Plan” means the present Stock Options Grant Plan;

“Strike Price” means the price to be paid by the Beneficiary to the Company in payment of the Stocks to acquire through the exercise of their options, as determined in section 7.1 below; and

"Prohibition of Trading" means the prohibition on sale or offer for sale of Stocks, as set out in item 5.4.1 below.

2.            Plan Objectives

2.1.        The Plan aims to allow the Eligible Persons, subject to certain conditions, to acquire Stocks, in order to: (a) stimulating the expansion, success and the achievement of social objectives of the Company; (b) aligning the interests of shareholders of the Company to the Eligible Persons; (c) allow the Company or other companies under its control to attract and retain (s) linked the Eligible Persons and encourage the creation of value; and (d) share risks and gains equally between shareholders and Eligible Persons.

3.            Eligible Persons

3.1.        May be elected by the Board of Directors as Beneficiaries of stock options under the Plan, the directors, statutory or otherwise, and people occupying other positions in the Company or other companies under its control, in accordance with item 4.2 (b) below.

3.2.        Members of the Board of Directors may not be elected as beneficiaries of stock options. Nevertheless, members of the Board of Directors who are also members of the board may, acting as directors, receive grants of Company stock options.

4.            Plan Administration

4.1.        The Plan will be administered by the Board of Directors, which may, the relevant legal provisions observed, constitute a Committee specially created to advise it in the administration of the Plan.

4.2.        In compliance with the general conditions of the Plan and the guidelines established by the Company's General Shareholders Meeting, the Board of Directors shall have broad powers to take all necessary and appropriate measures for the administration of the Plan, including:

(a)          the creation and application of general rules for the granting of stock options under the Plan, and the doubts solution of interpretation of the Plan;

(b)          the election of the Beneficiaries among the Eligible Persons, and the authorization to grant stock options in their favor, establishing all the conditions of the Stock Options to be granted as well as the modification of such conditions when necessary or appropriate;

(c)          the issuance of new Stocks within the limit of the authorized capital or the authorization for the sale of treasury Stocks to satisfy the exercise of options granted under the Plan; and

(d)          approve the Stock Option Agreements to be entered into between the Company and each Beneficiary, subject to the provisions of the Plan.

4.3.                 In exercising its authority, the board of directors will be subject only to the limits of the law and the regulations of the securities and exchange commission and the terms of the plan, it being understood that the board of directors may treat differently administrators and employees or other companies under its control that are in a similar situation and is not bound by any rule of equality or analogy to extend to all beneficiaries the conditions that it deems applicable only to one or some, in its sole discretion. The board of directors may also establish special treatment for exceptional cases for the effectiveness of each option right, provided that the rights already granted are not affected to the beneficiaries or the basic principles of the plan. Such exceptional circumstance shall not constitute a precedent for other beneficiaries.

4.4.                 The deliberations of the board of directors are binding for the company in respect of all matters relating to the plan.

5.            Stock Options Grant

5.1.        Annually, or whenever it deems appropriate, the Board of Directors will approve the granting of stock options, choosing the Beneficiaries in favor of whom will be granted stock options under the Plan, setting the exercise price of the stock options and the payment conditions, establishing the terms and conditions of exercise of the Options and imposing any other conditions related to such stock options.

5.2.        Each Stock Option will entitle the beneficiary to acquire one (1) Stock, subject to the terms and conditions set forth in the Stock Option Agreement.

5.3.        The Stock Options grants under the Plan is carried out by entering into Stock Option Agreements between the Company and the Beneficiaries, which shall, without prejudice to other conditions determined by the Board of Directors: (a) the amount of the grant object stock options ; (b) the Company's performance goals and other terms and conditions for acquiring the right to exercise the stock options; (c) the deadline for exercising the stock options; and (d) the Exercise Price and payment terms.

5.4.        The Board of Directors, may make the exercise of stock option to certain conditions and restrictions on the transfer of shares acquired through the exercise of stock options, and may also reserve for the Company repurchase stock options and / or preemptive rights in case of sale by beneficiary of those Stocks.

5.4.1.     Without prejudice to item 5.4 above, for a period of one (1) year of their exercise date stock option, the Beneficiaries may not sell, assign and / or offer to sell the Stocks acquired through the exercise of stock options. If the Beneficiary does not have the resources to fund the exercise of the Options shall be transmitted to sell the necessary Stocks to pay the exercise of the costs and taxes of the stock options. The number of Stocks subject to sale restriction will be calculated according to the formula below:

N = Q - V1

Where:

N = number of Stocks subject to the Prohibition of Trading

Q = number of Stocks available for exercise

V = amount of any necessary actions to fund the exercise of the stock options plus costs and taxes on the sale.

V = Ep x Q / { Sp - [ IT x (Sp – Ep) ] }

Where:

Ep = Exercise Price of stock options;

Sp = Sell Price of stock options;

C = costs of the stocks sale transaction as a percentage of the total sales value;

IT = income tax rate on selling stocks.

5.5.        The Stock Option Agreements shall be concluded individually with each Beneficiary, and the Board of Directors to establish differentiated terms and conditions for each Stock Option Agreement, without application of any rule of equality or analogy between the Beneficiaries, even if they are in similar or identical situations.

5.6.        The Plan is legal transaction consideration of exclusively mercantile nature and does not create any obligation of labor or social security nature between the Company and the Beneficiaries, whether directors, statutory or otherwise, and people occupying other positions in the Company or other companies under its control.

5.7.        This Plan and related Stock Option Agreements (i) do not create any rights other than those expressly provided for in its own terms, (ii) do not give stability or guarantee employment or stay in the condition of administrator or employee, (iii) or harm the right of the Company or other companies under its control, at any time and as appropriate, terminate the employment contract or to terminate the mandate or the relationship with the Beneficiary, (iv) do not guarantee the right to re-election or reappointment functions in the Company or other companies under its control.

5.8.        The Stock Options granted under the Plan, as well as their exercise by the Beneficiaries, have no connection or are linked to the legal relationship between the parties, their remuneration, fixed or variable, or any profit sharing, not even the implementation of their employment contracts.

5.9.        Nevertheless anything to the contrary in the Plan or in the Option Agreement, the Stock options granted under the Plan shall be extinguished automatically, stopping all its full effects right in the following cases:

(a)          upon their full exercise;

(b)          after the expiration of the Stock Option;

(c)          by of the Stock Option Agreement termination;

(d)          by decision of the General Shareholders Meeting, under item 10.1 below;

(e)          if the Company is dissolved, liquidated or declared bankrupt; or

(f)           the Beneficiary's severance of cases, subject to the provisions of section 9.2 of this Plan.

6.            Stocks Subject to the Plan

6.1.        Subject to the adjustments provided for in section 11.2 below, the total number of Stocks that may be acquired under the Plan shall not exceed 2% (two percent) of the common stocks, with no par value, representing the total share capital of the Company , corresponding on this date to 17,449,465 (seventeen million four hundred and forty-nine thousand, four hundred sixty-five) common stocks, registered, with no par value issued by the Company, provided that the total number of issued Stocks or to be issued under the Plan is always within the Company's authorized capital limit. If any stock option is terminated or canceled without having been fully exercised, the Stocks related to such stock options become available will again for future grants of stock options.

6.2.        In order to satisfy the exercise of Stock options granted under the Plan, the Company may, at the discretion of the Board of Directors, issue new Stocks within the authorized capital limit or sell shares held in treasury.

6.3.        Shareholders will not have preemptive rights in the granting or exercise of Stock options under the Plan, as provided for in Article 171, Paragraph 3, of Law 6,404 / 76.

6.4.        The Shares acquired as a result of the exercise of stock options under the Plan will maintain all the rights of their species, except for the prohibition periods trading of Stocks as provided by law and applicable regulations, the provisions of item 5.4.1 above, as well as possible as otherwise determined by the Board of Directors.

7.            Exercise Price

7.1.        The exercise price of the granted under the Plan stock options will be determined by the Board of Directors on the Grant Date, provided that it will never be lower than the average Company's Stocks quotation at the BM & FBOVESPA, weighted by trading volume, in twenty (20) recent trading sessions prior Granting Date, restated by IPCA, or other content that may be determined by the Board of Directors.

7.2.        The Exercise Price shall be paid by the Beneficiaries as determined by the Board of Directors.

8.            Exercise of Stock Options

8.1.        Without prejudice to other terms and conditions set forth in the respective Stock Option Agreements, the stock options become exercisable to the extent that their beneficiaries remain continuously connected as an administrator or employee of the Company or other companies under its control, the period between the date Grant and the dates specified below, as follows:

(a)          1/4 (a fourth) of Stock Options may be exercised from the first (1st) anniversary of the Grant Date;

(b)          1/4 (a fourth) of Stock Options may be exercised from the second (2nd) anniversary of the Grant Date;

(c)          1/4 (a fourth) of Stock Options may be exercised from the third (1st) anniversary of the Grant Date; and

(d)          1/4 (a fourth) of Stock Options may be exercised from the fourth (4th) anniversary of the Grant Date.

8.1.1.     The stock options will be exercisable until the last business day of the calendar year in which to complete the sixth (6th) anniversary of the Grant Date. Stock Options not exercised within the stipulated terms and conditions shall be considered automatically terminated, without any compensation.

8.2.        The Beneficiary who wishes to exercise their Stock Options shall notify the Company in writing of its intention to do so and indicate the number of stock options that you wish to pursue, in accordance with the communication model to be timely disclosed by the Board of Directors.

8.3.        The Board of Directors may decide to suspend the right to exercise the stock options, whenever situations that, under the law or regulations, restrict or prevent the trading of Stocks by the Beneficiaries.

8.4.        No Beneficiary shall have any rights and shareholder of the Company privileges until their Stock Options are duly exercised and their Stocks acquired or subscribed under the Plan and respective Stock Option Agreement. No action will be delivered to the Beneficiary through the exercise of the Stock Option unless all legal and regulatory requirements have been fully complied with.

9.            Hypothesis of Termination and its Effects

9.1.        In the Beneficiary's severance of cases, the rights granted to him in accordance with the Plan may be terminated or modified, as set forth in item 9.2 below.

9.2.        If, at any time, the Beneficiary:

(a)          is dismissed from the Company as a result of being (i) dismissal with cause, as provided in the Consolidation of Labor Laws; or (ii) removal from office for violating the duties and administrator assignments, such as those provided for in art. 153 to 157 of Law 6,404 / 76 and its subsequent amendments; or (iii) Beneficiary's negligence in the performance of duties arising from his officer; or (iv) criminal conviction related to felonies; or (v) the practice, by the Beneficiary, of dishonest or fraudulent acts against the Company or against companies under its control; or (vi) any act or omission resulting from fraud or Beneficiary's fault and that is prejudicial to the business, image, or financial condition, its shareholders, or any companies under its control; or (vii) significant violation of the act governing the exercise of statutory company officer signed by the Beneficiary with the Company and / or the companies under its control or any amendments to such an agreement or contract; or (viii) failure of the Company's Bylaws and / or companies under its control and other corporate provisions applicable to the Beneficiary, as administrator, all options exercisable or not yet exercisable in accordance with the respective Stock Option Agreement, on the date of Termination, shall be automatically canceled by operation of law, without prior warning or notice, and without any right to compensation;

(b)          is dismissed from the Company as a result of being fired without cause or removal from office without violation of the duties and administrator assignments, or will the beneficiary himself, resigning from his job or resigning his office of director: (i) the outstanding exercisable Stock Options according to the respective Stock Option Agreement, on the date of Termination, shall be automatically canceled by operation of law, without prior warning or notice, and without any right to compensation; and (ii) exercisable Stock Options according to the respective Stock Option Agreement, on the date of Termination, may be exercised, within the thirty (30) days from the date of Termination, after which they will be automatically extinguished, as of right, without prior warning or notice, and without any right to compensation;

(c)          leaves the Company due to retirement or permanent disability: (i) the stock options not yet exercisable in accordance with the respective Stock Option Agreement, on the date of dismissal, they shall be automatically terminated, and (ii) exercisable Stock Options in accordance with respective Stock Option Agreement, on the date of Termination, may be exercised within 60 (sixty) days from the shutdown date, after which the same shall be automatically canceled by operation of law, regardless of prior notice or notification, and without any right to compensation; and

(d)          leaves the Company due to death: (i) the outstanding exercisable Stock Options according to the respective Stock Option Agreement on the date of its dismissal, automatically become exercisable and may be exercised by the Beneficiary's legal successors within six (6) months from the date of Termination, after which will be automatically canceled by operation of law, without prior warning or notice, and without any right to compensation; and (ii) exercisable Stock Options according to the respective Stock Option Agreement on the date of death may be exercised by the Beneficiary's legal successors, within six (6) months from the date shutdown after that they will be automatically canceled by operation of law, without prior warning or notice, and without any right to compensation.

9.3.        Nevertheless provisions of item 9.2 above, the Board of Directors may, at its sole discretion, whenever it deems that social interests are better served by such a measure, fails to observe the rules stipulated in item 9.2, giving particular the differential treatment beneficiary, provided they do not bring harm to the beneficiary.

10.          Effective Term of the Plan

10.1.      The Plan shall become effective on the date of its approval by the Company's General Shareholders Meeting and shall remain in force for an indefinite period and may be terminated at any time by decision of the General Shareholders Meeting. The Plan shall end not affect the effectiveness of the stock options still in force granted based on it, nor the validity of any repurchase stock options and / or preemptive rights in case of transfer by the Beneficiary of those Stocks and the Prohibition of Sale in terms of items 5.4 and 5.4.1 above.

11.          General Provisions

11.1.      The Stock Options grants under the Plan shall not prevent the Company from engaging in corporate restructuring operations, such as transformation, merger, spin-off and merger of shares. The Board of Directors and the companies involved in such operations may, at its discretion, decide on the effects of the operation to the Stock options granted to the event date.

11.2.      If the number, type and class of existing Stocks on the date of approval of the Plan be changed as a result of bonuses, splits, reverse splits or conversion of shares of a type or class into another or conversion into shares of other securities issued by the Company , the Board of Directors, to make the corresponding adjustment in the number, type and class of shares covered by the Stock options granted and their respective exercise price, in order to maintain the balance of relations between the parties, avoiding distortions in the implementation of the Plan.

11.3.      No provision of the Plan or Stock Option granted under the Plan shall grant to any Beneficiary the right to remain as administrator and / or employee of the Company, nor interfere in any way the right of the Company, at any time and subject to legal conditions and contract, terminate the employee's employment contract and / or discontinue the trustee's mandate.

11.4.      Each Beneficiary shall expressly adhere to the terms of the Plan, by written declaration, without any exception, as defined by the Board of Directors.

11.5.      The Board of Directors, in the interest of the Company and its shareholders, may revise the terms of the Plan, provided it does not change its basic principles.

11.6.      Any significant legal change regarding the regulation of corporations, public companies, in labor legislation and / or tax effects of a plan of options, may cause the full review of the Plan.

11.7.      The Stock Options granted under this Plan are personal and not transferable, the Beneficiary may not, under any circumstances, assign, transfer or otherwise dispose of any third party the stock options, or the rights and obligations inherent to them.

11.8.      The cases shall be governed by the Board of Directors, asked when he deems it appropriate, the General Shareholders Meeting. Any Stock Option granted under the Plan is subject to all the terms and conditions set forth herein, terms and conditions shall prevail in case of inconsistency regarding the provisions of any agreement or document mentioned in this Plan.

Anexo VI – Restricted Stocks Plan

(As Annex 13 of CVM Instruction 481 of December 17, 2009)

1.            Provide copy of the proposed plan

Here attached to this copy of the proposed Restricted Stock Plan of the Company, to be submitted for approval by the Annual and Extraordinary General Shareholders Meeting to be held on April 8, 2015 (the "Plan").

2.            Inform main features of the proposed plan, identifying:

a.           Potential beneficiaries

May be elected as beneficiaries of grants of restricted stock the directors, statutory or not, and other persons performing positions at the Company, or other companies under its control, all proposed members made subject to approval by the Board of Directors ("Beneficiaries").

b.           Maximum number of options to be granted

The Plan involves the granting of stocks and not of stock options.

c.            Maximum number of stocks covered by the plan

The maximum number of stocks that may be granted under the Plan shall not exceed 0.5% (half percent) of the common stocks, with no par value, representing the total stock capital of the Company, corresponding on this date, the 4,362,366 (four million, three hundred sixty-two thousand, three hundred sixty-six) common shares, registered, with no par value issued by the Company.

d.           Terms of purchase

The Board of Directors will determine the granting of restricted stocks to investment by the beneficiary in the acquisition of the Company's stocks with the use of their variable compensation under the terms and conditions set forth in the Plan.

The rights of beneficiaries in relation to the restricted stocks will only be fully acquired is checked, all of the following conditions:

(i)                 Beneficiaries remain continuously connected as an administrator or employee of the Company for the period between the grant date and the third (3rd) anniversary of the grant date; and

(ii)                Company achieve the “Total Share Return” - TSR (indicator of total return to shareholders, calculated from the price of the Company's shares on the last business day of each fiscal year, plus the dividends per share paid by the Company since the date of grant, with the premise that dividends will be reinvested the Company itself, and such indicator obtained through consultation to information from Bloomberg news agency or, failing that, for an equivalent) to be set by the Board of Directors in their grant agreements, which must be determined at the end of each anniversary of the grant date during the period between the grant date and the third (3rd) anniversary of the grant date.

Additionally, the Board of Directors may make the acquisition of rights related to restricted stocks to certain conditions, and impose restrictions on transfer, and may also reserve for the Company repurchase options and / or preemptive rights in case of sale by such Beneficiary same restricted stock.

While the restricted stock rights are not fully acquired under the terms and conditions set out above, the Beneficiary may not engage, sell, assign, sell or transfer, directly or indirectly, the Company's stocks acquired with their variable compensation.

e.            Detailed criteria for setting the exercise price

The plan provides for the grant of stocks and not of stock options. The stocks will be granted on payment of variable remuneration to which they are entitled Beneficiaries, and there is therefore, exercise price.

f.            Criteria for determining the time of exercise

See item 2 (d).

g.           Form of options settlement

                Not applicable

h.           Criteria and events that, when checked, will cause the suspension, modification or termination of the plan

Change: Any significant legal change regarding the laws and regulations of corporations, public companies, in labor legislation and / or tax effects of a grant plan actions, may cause the full review of the Plan.

Extinction: The Plan may be terminated at any time by decision of the Company's General Shareholders Meeting.

3.            Justify the proposed plan, explaining:

e.                  The main objectives of the plan

The Plan aims to grant restricted stock to eligible persons as beneficiaries, with a view to: (a) stimulating the expansion, success and the achievement of social objectives of the Company; (b) aligning the interests of shareholders of the Company to eligible persons; and (c) allow the Company or the companies under its control to attract and retain tied eligible persons.

f.                   The way the plan contributes to these goals

The Company, to establish a differentiated and competitive investment opportunity for its executives, expected to align the actions of participants in this long-term stocks plan to the vision of the shareholders and investors of the Company, conditioning gain long-term executive to the continuation of business and thereby promoting sustainable and committed attitude of the participants in this plan.

g.                 How the plane falls into the remuneration policy of the company

The Plan intends to complement the compensation of its executives package, enhancing the level of alignment and retention of its key executives.

h.                 How the Plan aligns to the interests of beneficiaries and the company's on short, medium and long term

The implementation of the Plan strengthens the expectation of the shareholder and the company's investor to create the vision and the long-term commitment in the executive, promoting knowledge, skills and behaviors necessary to the continuation of business.

4.            Estimating the costs of the company under the plan, according to accounting rules that address this issue

To calculate the estimated expenses of the Plan, was considered:

 1) Stock price on the grant date;

 2) Labor charges and FGTS

Thus, the value determined for the plan is BRL 52,899,000.00 (fifty-two million, eight hundred and ninety-nine thousand reais).